As filed with the Securities and Exchange Commission on September 15, 2023

Registration No. 333-273545

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

To

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEPTUNE WELLNESS SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Quebec	2836	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

545 Promenade du Centropolis

Suite 100

Laval, Quebec, Canada H7T 0A3

(450) 687-2262

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

28 Liberty Street

New York, NY 10005

(212) 894-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communication sent to agent for service, should be sent to

François Paradis, Esq. Osler, Hoskin & Harcourt LLP 1000 De La Gauchetière Street West Suite 2100 Montréal, Québec, H3B 4W5 Canada (514) 904-8100	John S. Wirt, Esq. Christopher Piazza, Esq. Neptune Wellness Solutions Inc. 545 Promenade du Centropolis, Suite 100 Laval, Quebec, H7T 0A3 Canada (450) 687-2262	Thomas M. Rose, Esq. Shona Smith, Esq. Troutman Pepper Hamilton Sanders LLP 401 9th Street, NW, Suite 1000 Washington, DC 20004 United States (757) 687-7715	Daniel A. Bagliebter, Esq. Ivan K. Blumenthal, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 919 Third Avenue New York, NY 10022 (212) 935-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated September 15, 2023.

PRELIMINARY PROSPECTUS

Neptune Wellness Solutions Inc.

Up to 1,170,568 Common Shares

Up to 1,170,568 Pre-Funded Warrants to Purchase up to 1,170,568 Common Shares

Up to 1,170,568 Common Warrants to Purchase up to 1,170,568 Common Shares

Up to 2,341,136 Common Shares Underlying the Common Warrants and Pre-Funded Warrants

We are offering on a “reasonable best efforts basis” up to 1,170,568 of our common shares, no par value per share (“Common Shares”), together with warrants (“Common Warrants”) to purchase up to 1,170,568 common shares pursuant to this prospectus at an assumed public offering price of $5.98 per Common Share and accompanying Common Warrant, which was the closing price of our common shares on The Nasdaq Capital Market of the Nasdaq Stock Market LLC (“Nasdaq”) on September 13, 2023. Each Common Share, or a pre-funded warrant in lieu thereof, is being sold together with a Common Warrant to purchase one Common Share. Each Common Warrant is exercisable to purchase one Common Share at an assumed exercise price of $5.98 and will be exercisable upon issuance and will expire five years from the date of issuance.

We are also offering to certain purchasers whose purchase of Common Shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Shares immediately following the consummation of this offering or if the purchaser shall otherwise elect, the opportunity to purchase, if any such purchaser so chooses, pre-funded warrants (“Pre-Funded Warrants” and, collectively with the Common Warrants, the “Warrants”), in lieu of Common Shares that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Shares or as such purchaser shall otherwise elect. Each Pre-Funded Warrant will be exercisable for one Common Share. The purchase price of each Pre-Funded Warrant and the accompanying Common Warrant will be equal to the price at which one Common Share and the accompanying Common Warrant are sold to the public in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant will be $0.0001 per Common Share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Warrant we sell, the number of Common Shares we are offering will be decreased on a one-for-one basis. Because we will issue one Common Warrant for each Common Share and for each Pre-Funded Warrant sold in this offering, the number of Common Warrants sold in this offering will not change as a result of a change in the mix of the Common Shares and Pre-Funded Warrants sold. The Common Shares and Common Warrants will be separately issued, but the Common Shares and Common Warrants will be issued and sold together to purchasers as common units (“Common Units”), and the Pre-Funded Warrants and Common Warrants will be separately issued, but the Pre-Funded Warrants and Common Warrants will be issued and sold together to purchasers as pre-funded units (“Pre-Funded Units”).

This offering will terminate on October 15, 2023, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. The combined public offering price per Common Share (or Pre-Funded Warrant) and Common Warrants will be fixed for the duration of this offering.

This prospectus also relates to the offering of the Common Shares issuable upon exercise of the Common Warrants and the Pre-Funded Warrants.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

We have engaged A.G.P./Alliance Global Partners (the “Placement Agent”) to act as our exclusive Placement Agent in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The Placement Agent is not purchasing or selling any of the securities we are offering and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. We have agreed to pay to the Placement Agent the fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement. We will bear all costs associated with the offering. See “Plan of Distribution” on page 83 of this prospectus for more information regarding these arrangements.

Our Common Shares are listed on Nasdaq under the symbol “NEPT”. On September 13, 2023, the last reported sale price of our Common Shares was $5.98 per share on the Nasdaq. The combined public offering price per Common Shares (or Pre-Funded Warrant) and accompanying Common Warrants will be determined between us and investors based on market conditions at the time of pricing, and may be at a discount to the current market price of our common shares. Therefore, the recent market price used throughout this prospectus may not be indicative of the actual offering price. There is no established public trading market for the Pre-Funded Warrants or Common Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the Pre-Funded Warrants or Common Warrants on any national securities exchange.

Except as otherwise indicated, information in this prospectus reflects a one for forty (1-for-40) reverse split of our common shares, which we refer to as the “Share Consolidation,” as approved by our Board of Directors, which became effective on September 6, 2023. Certain of the information contained in the historical documents incorporated by reference in this prospectus present information on our common shares and other securities on a pre-Share Consolidation basis. See “Share Consolidation Summary Data” on page 16 of this prospectus for additional information. Trading of our common shares on Nasdaq on a post-consolidated basis commenced on September 8, 2023.

Our business and investing in our securities involve a high degree of risk. See “Risk Factors” beginning on page 18 of this prospectus and in the other documents that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per	Per Pre-
	Common	Funded
	Share and	Warrant and
	Common Warrant	Common Warrant	Total
Public offering price	$	$	$
Placement Agent’s fees(1)	$	$	$
Net proceeds to us, before expenses(1)	$	$	$

(1)	We have agreed to pay the Placement Agent a total cash fee equal to 5.5% of the gross proceeds of the offering. We will also reimburse the Placement Agent for non-accountable expenses in the amount of $50,000 and for legal and out-of-pocket expenses in the amount of $100,000. See “Plan of Distribution”.

The Placement Agent expects to deliver the securities to the purchasers in the offering on or about                , 2023, subject to satisfaction of certain conditions.

Sole Placement Agent

A.G.P.

The date of this prospectus is     , 2023.

MARKET AND OTHER INDUSTRY DATA

Certain market and industry data included in this prospectus, including the size of certain markets and our size or position within these markets, including our products, are based on estimates of our management and third-party reports. Management estimates have been derived from our management’s knowledge and experience in the markets in which we operate, as well as information obtained from surveys, reports by market research firms, our customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which we operate, which, in each case, we believe are reliable.

We are responsible for all of the disclosure in this prospectus and while we believe the data from these sources to be accurate and complete, we have not independently verified data from these sources or obtained third-party verification of market share data and this information may not be reliable. In addition, these sources may use different definitions of the relevant markets. Data regarding our industry is intended to provide general guidance but is inherently imprecise.

Assumptions and estimates of our future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors-Risks Relating to our Business and Industry.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

TRADEMARKS AND COPYRIGHTS

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the services that we offer. This prospectus may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this prospectus are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks, service marks and trade names are the property of their respective owners.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) to register the securities offered hereby under the Securities Act of 1933, as amended (the “Securities Act”). We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

Neither we, nor the Placement Agent, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Placement Agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Placement Agent will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any post-effective amendment or any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective amendment and the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Unless otherwise indicated, all references to “$” or “US$” in this registration statement refer to U.S. dollars, and all references to “C$” refer to Canadian dollars.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Neptune,” “we,” “us,” “our,” and similar terms refer to Neptune Wellness Solutions Inc. and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference certain information and statements that may constitute forward-looking information within the meaning of Canadian securities laws and forward-looking statements within the meaning of U.S. federal securities laws, both of which we refer to as forward-looking statements, including, without limitation, statements relating to certain expectations, projections, new or improved product introductions, market expansion efforts, and other information related to our business strategy and future plans. Forward-looking statements can, but may not always, be identified by the use of words such as “seek”, “anticipate”, “plan”, “continue”, “estimate”, “expect”, “may”, “will”, “project”, “predict”, “potential”, “targeting”, “intend”, “could”, “might”, “would”, “should”, “believe”, “objective”, “ongoing”, “assumes”, “goal”, “likely” and similar references to future periods or the negatives of these words and expressions and by the fact that these statements do not relate strictly to historical or current matters. The statements we make regarding the following matters are forward-looking by their nature and are based on certain of the assumptions noted below. Forward-looking statements in this prospectus may include, but are not limited to, statements about expectations regarding being subject to taxation in both Canada and the United States; our ability to obtain additional financing in the future and continue as a going concern; uncertainties related to general economic, political, business, industry, and market conditions, including the ongoing COVID-19 pandemic and military conflict between Russia and Ukraine, inflationary pressures, and geopolitical conflicts, the anticipated benefits from the divestiture of our cannabis business, our estimates regarding expenses, future revenues, capital requirements and needs for additional financing; our expectations regarding potential pursuit of strategic acquisitions, joint venture or partnerships, our ability to retain members of our management team and our employees; competition existing today or that will likely arise in the future; and our ability to satisfy the continued listing requirements of the Nasdaq or any other exchange on which our securities may trade on.

These forward-looking statements are based on management’s current expectations and are subject to a number of risks, uncertainties, and assumptions, including market and economic conditions, the effect of the COVID-19 pandemic, business prospects or opportunities, future plans and strategies, projections, technological developments, anticipated events and trends and regulatory changes that affect us, our customers and our industries. Although the Company and management believe that the expectations reflected in such forward-looking statements are reasonable and based on reasonable assumptions and estimates, there can be no assurance that these assumptions or estimates are accurate or that any of these expectations will prove accurate. Forward-looking statements are inherently subject to significant business, economic and competitive risks, uncertainties and contingencies that could cause actual events to differ materially from those expressed or implied in such statement.

Undue reliance should not be placed on forward-looking statements. Actual results and developments are likely to differ, and may differ materially, from those anticipated by the Company and expressed or implied by the forward-looking statements contained or incorporated by reference in this prospectus. Such statements are based on a number of assumptions and risks that may prove to be incorrect, including, without limitation, assumptions about:

●	our ability to successfully manage our liquidity and expenses, and continue as a going concern;
●	the anticipated benefits of the divestiture of our cannabis business;
●	our ability to maintain customer relationships and demand for our products;
●	the impact of current and future substantial litigation, investigations and proceedings;
●	the overall business and economic conditions;
●	the potential financial opportunity of our addressable markets;
●	the competitive environment;
●	the protection of our current and future intellectual property rights;
●	our ability to recruit and retain the services of our key personnel;
●	our ability to develop commercially viable products;

●	our ability to pursue new business opportunities;
●	our ability to obtain financing on reasonable terms or at all;
●	our ability to integrate our acquisitions and generate synergies; and
●	the impact of new laws and regulations in Canada, the United States or any other jurisdiction in which we currently do or intend to do business.

Certain forward-looking statements contained herein and incorporated by reference concerning the Company’s business and operations are based on estimates prepared by the Company using data from publicly available governmental sources as well as from market research and industry analysis and on assumptions based on data and knowledge of the industry in which the Company operates which the Company believes to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. While the Company is not aware of any misstatement regarding any industry or government data presented herein, the industry in which the Company operates involves risks and uncertainties and is subject to change based on various factors. Many factors could cause our actual results, level of activity, performance, achievements, future events or developments to differ materially from those expressed or implied by forward-looking statements, including, without limitation, the factors discussed under “Risk Factors” beginning on page 18, in our Annual Report on Form 10-K for the year ended March 31, 2023 and in our Quarterly Report on Form 10-Q for the three months ended June 30, 2023, as amended. In particular, you should consider the following risks that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements:

●	our inability to achieve the anticipated benefits of the divestiture of our cannabis business;
●	our inability to continue as a going concern;
●	geopolitical events, such as terrorism, war or other military conflict, including increased uncertainty regarding the ongoing hostility between Russia and the Ukraine and the related impact on macroeconomic conditions as a result of such conflict;
●	changes in our industry;
●	increased competition within the industries that we operate, particularly the nutraceutical, beauty & personal care and organic foods and beverages industries;
●	changes in laws and/or government regulations affecting our business, including tax laws;
●	the political environments in the U.S. and Canada;
●	the COVID-19 pandemic and the efforts to mitigate its effects;
●	systems failures or cybersecurity incidents;
●	exposure to current and future claims and litigation, including product liability claims;
●	exposure to currency fluctuations and restrictions as well as credit risks;
●	potential significant increases in tax liabilities;
●	product liability claims;
●	our inability to attract or retain key personnel or additional employees required for the development and future success of our business;
●	our inability to protect our intellectual property rights;
●	changes in intellectual property laws;
●	our inability to obtain adequate insurance coverage;
●	our reliance on sales to a limited number of customers;
●	our failure to maintain any regulatory approvals, licenses and/or permits required for operating our business;
●	adverse actions by governmental bodies that regulate our products, business or operations;
●	our inability to maintain our liquidity position and manage expenses; and
●	our failure to comply with, or remedy deficiencies with, the listing standards of Nasdaq or other securities exchanges on which our Common Shares are listed and trade.

There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those expressly or impliedly expected or estimated in such statements. Shareholders and investors should not place undue reliance on forward-looking statements as the plans, intentions or expectations upon which they are based might not occur. Although the Company cautions that the foregoing list of risk factors, as well as those risk factors presented under the heading “Risk Factors” and elsewhere in this prospectus, are not exhaustive, shareholders and investors should carefully consider them and the uncertainties they represent and the risks they entail. The forward-looking statements contained in this prospectus are expressly qualified in their entirety by this cautionary statement. Unless otherwise indicated, forward-looking statements in this prospectus describe our expectations as of the date of this prospectus and, accordingly, are subject to change after such date. We do not undertake to update or revise any forward-looking statements for any reason, except as required by applicable securities laws.

RISK FACTORS SUMMARY

Investing in our securities involves risks. You should carefully consider the risks described under the heading “Risk Factors” beginning on page 18 before deciding to invest in our securities. If any of these risks actually occurs, our business, financial condition and results of operations would likely be materially adversely affected. In such case, the trading price of our securities would likely decline, and you may lose all or part of your investment. Set forth below is a summary of the principal risks we face:

Risks Relating to our Business and Industry

●	We are exposed to risks associated with the divestiture of our cannabis business.
●	The terms of our indebtedness restrict our current and future operations, particularly our ability to respond to changes or to take certain actions.
●	If we do not manage our supply chain effectively or if there are disruptions in our supply chain, our business and results of operations may be adversely affected.
●	Our future results of operations may be adversely affected by input cost inflation.
●	Our future results of operations may be adversely affected by the availability of natural and organic ingredients.
●	We may not be successful in achieving savings and efficiencies from cost reduction initiatives and related strategic initiatives.
●	COVID-19 has and will continue to impact our operations and could have a material adverse effect on our business, results of operations and financial condition.
●	Increasing awareness of health and wellness are driving changes in the consumer products industry, and if we are unable to react in a timely and cost-effective manner, our results of operations and future growth may be adversely affected.
●	Markets for our products and services are highly competitive, and we may be unable to compete effectively.
●	We may be unable to manage our growth effectively.
●	We depend on a few significant customers for a substantial portion of our revenue. If we fail to retain or expand our customer relationships or significant customers reduce their purchases, our revenue could decline significantly.
●	Significant interruptions in our access to certain supply chains, for key inputs such as raw materials, electricity, water, and other utilities may impair our operations.
●	Our future success depends on the sales of our consumer products and turnkey solutions products.
●	Our activities rely on certain third-party suppliers, contract manufacturers and distributors, and such reliance may adversely affect us if the third parties are unable or unwilling to fulfill their obligations.
●	Our products may be subject to recalls for a variety of reasons, which could require us to expend significant management and capital resources.
●	We may not meet timelines for project development.
●	Product contamination or tampering or issues or concerns with respect to product quality, safety and integrity could adversely affect our business, reputation, financial condition or results of operations.
●	We may have difficulty obtaining insurance to cover its operational risks and, even where available, may not be sufficient to cover losses we may incur.

Risks Relating to Our Accounting and Financial Activities

●	Although our consolidated financial statements have been prepared on a going concern basis, our management believe that our recurring losses and negative cash flows from operations and other factors have raised substantial doubt about our ability to continue as a going concern.
●	We have recorded significant long-lived asset impairment charges and may be required to record additional charges to future earnings if our long-lived assets become impaired.

Risks Relating to Our Liquidity

●	We are actively managing our liquidity and expenses, including by extending payables due and reducing investment in our businesses, and it is not certain that we will be ultimately successful in developing our business and remaining a going concern.
●	As a result of our failure to timely file our Annual Report on Form 10-K for the year ended March 31, 2023, we are currently ineligible to file new short form registration statements on Form S-3, which may impair our ability to raise capital on terms favorable to us, in a timely manner or at all.
●	We may have difficulty accessing public and private capital and banking services, which could negatively impact its ability to finance its operations.

●	The issuance and sale of common shares upon exercise of outstanding warrants may cause substantial dilution to existing shareholders and may also depress the market price of our common shares. Certain outstanding warrants to purchase shares of our common stock have cashless exercise rights.

Legal and Regulatory Risks Relating to Our Business

●	We identified material weaknesses in our internal control over financial reporting. This may adversely affect the accuracy and reliability of our financial statements and, if we fail to maintain effective internal control over financial reporting, it could impact our reputation, business, and the price of our common shares, as well as lead to a loss of investor confidence in us.
●	As a non-accelerated filer, we are not required to comply with the auditor attestation requirements of the Sarbanes-Oxley Act.
●	The Company may be classified as a “passive foreign investment company” for U.S. federal income tax purposes, which would subject U.S. investors that hold the Company’s Common Shares to potentially significant adverse U.S. federal income tax consequences.
●	We are subject to laws and regulations and guidelines, changes in which could increase our costs and individually or in the aggregate adversely affect our business.
●	We are subject to risks inherent to the nutraceutical industry.
●	We are subject to anti-money laundering laws and regulations in multiple jurisdictions.
●	Our inability to maintain our regulatory approvals and permits or failure to comply with applicable regulations could adversely affect our business and financial results.
●	We are currently, and may in the future be, subject to substantial litigation, investigations and proceedings that could cause us to incur significant legal expenses and result in harm to our business.

Risks Relating to Our Human Resources

●	We may be unable to attract or retain key personnel, and we may be unable to attract, develop and retain additional employees required for our development and future success.
●	We face exposure to fraudulent or illegal activity by officers, directors, employees, contractors, consultants and agents, which may subject us to investigations and legal actions.

Risks Relating to Our Information Technology

●	We must successfully maintain and/or upgrade our information technology systems, and our failure to do so could have a material adverse effect on our business, financial condition or results of operations.
●	We may be exposed to risks and costs associated with security breaches, data loss, credit card fraud and identity theft that could cause us to incur unexpected expenses and loss of revenue as well as other risks.

Risks Relating to Our Intellectual Property

●	Our commercial success depends, in part, on our intellectual property rights and a failure by us to protect our intellectual property may have a material adverse effect on our ability to develop and commercialize our products.

Risks Relating to This Offering and Ownership of Our Common Shares

●	We do not currently intend to pay any cash dividends on our Common Shares in the foreseeable future.
●	We have broad discretion in the use of proceeds from the offering.
●	If there is insufficient liquidity in our Common Shares, it could adversely affect your ability to sell your shares.
●	There is currently no established public trading market for the Warrants.
●	U.S. investors may be unable to enforce certain judgments against us in Canada.
●	Certain Canadian laws could delay or deter a change of control.
●	Our failure to meet the continued listing requirements of Nasdaq could result in a de-listing of our Common Shares.
●	Our shareholders may be subject to dilution resulting from this offering and future offerings of Common Shares by us.
●	Our constating documents permit us to issue an unlimited amount of additional Common Shares or Preferred Shares, which may prevent a third-party takeover or cause our shareholders to experience dilution in the future.

●	Because the Company is a “smaller reporting company,” we may take advantage of certain scaled disclosures available to us, resulting in holders of our securities receiving less Company information than they would receive from a public company that is not a smaller reporting company.
●	Any acquisitions, strategic investments, divestures, mergers, or joint ventures we make may require the issuance of a significant amount of equity or debt securities and may not be successful.
●	We have reported negative cash flows from operating activities and may do so in future periods.
●	We will not be able to maintain our operations without additional funding.
●	We are subject to foreign currency fluctuations, which could adversely affect our financial results.
●	This is a reasonable best-efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.
●	Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

General Risk Factors

●	Catastrophic events outside of our control, including pandemics, may harm our results of operations or damage our facilities.
●	The market price of the Company’s Common Shares may be highly volatile.

PROSPECTUS SUMMARY

The following summary highlights selected information included in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider or that may be important to you in making an investment decision. You should carefully read the entire prospectus before making an investment in our common shares. You should carefully read this entire prospectus, including the information under, “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements included elsewhere in this prospectus.

Overview

We are a modern consumer packaged goods (“CPG”) company driven by a singular purpose: to transform the everyday for a healthier tomorrow. Neptune is a diversified health and wellness company with multiple brand units. With a mission to redefine health and wellness, Neptune is focused on building a broad portfolio of high quality, affordable consumer products in response to long-term secular trends and market demand for natural, plant-based, sustainable and purpose-driven lifestyle brands. The Company utilizes a highly flexible, cost-efficient manufacturing and supply chain infrastructure that can be scaled up and down or into adjacent product categories to identify new innovation opportunities, quickly adapt to consumer preferences and demand, and bring new products to market through its mass retail partners and e-commerce channels. Leveraging decades of expertise in extraction and product formulation, Neptune is a provider of turnkey product development and supply chain solutions to business customers across several health and wellness verticals, including nutraceuticals and white label consumer packaged goods. Neptune has expanded its operations since June 2020 into brand units in order to better address its markets. The main brand units are Nutraceuticals and Organic Foods & Beverages. All amounts in this prospectus are in US dollars, unless otherwise noted.

Our Business Strategy

Neptune’s vision is to change consumer habits through the creation and distribution of environmentally friendly, ethical and innovative consumer product goods. Our mission is to redefine health and wellness and help humanity thrive by providing sustainable consumer focused solutions. Despite the decline in global economic activity since the outbreak of the COVID-19 virus, Neptune has taken transformative, and successful, actions to increase its sales, distribution and reach in both the business-to-business (“B2B”) and business-to-consumer (“B2C”) models in the CPG market. Neptune has a dual go-to market B2B and B2C strategy focused on expanding its global distribution reach. We believe the strategy sets Neptune apart from its competition and has started to yield consistent, long-term revenue opportunities for the Company.

The Company’s strategy is focused on the health and wellness sector with an emphasis on select CPG verticals, including Nutraceuticals and Organic Foods & Beverages. Neptune’s current brand portfolio across these verticals include Sprout®, Neptune Wellness™, Forest Remedies®, and MaxSimil®. On September 15, 2023, the Company’s Board of Directors approved proceeding with a spinout to Neptune shareholders of a majority of its equity interest in Sprout. See “Recent Developments.”

Neptune’s future will be focused on brand creation, accelerating organic growth with emphasis on increased efficiency and margin expansion.

Our Products and Markets

Our Nutraceutical products and Organic Foods and Beverages are manufactured by third party manufacturers. In order to meet demand for our products, we have developed relationships with selected contract manufacturers. For Biodroga we mainly buy all the raw materials we supply to our third-party manufacturers. Our largest co-manufacturers for Biodroga makes approximately 35% of our annual production requirements. For Sprout, 90% of raw materials are purchased by third-party manufacturers based on our specifications. The largest Sprout co-manufacturer makes about 40% of our annual requirements. We believe that we are not dependent on any single contract manufacturer and that, if necessary, our current selected contract manufacturers could be replaced with minimal disruption to our operations.

Our quality control staff requires full disclosure of quality procedures and certifications on the part of our suppliers and we periodically conduct on-site audits of their facilities. For strategic reasons, certain of our key raw materials are sourced from single suppliers. However, in the event that we were unable to source an ingredient from a current supplier, we believe that we could generally obtain the same ingredient or an equivalent from an alternative supplier, with minimal disruption to our operations.

Canadian Cannabis Products - Extracts and Formulations

On October 16, 2022, Neptune entered into an asset sale and purchase agreement (the “ASPA”) with a third-party, for its Canadian cannabis business including the Sherbrooke facility. The aggregate purchase price of the assets sold, net of liabilities assumed, amounted to $3.8 million ($5.15 million CAD). The ASPA closed on November 9, 2022. Some assets were excluded from the ASPA and were written down accordingly. On November 10, 2022, the Company filed a notice of cessation of cannabis activities with Health Canada and requested that its cannabis processing and research licenses be revoked. As of November 11, 2022, all cannabis was removed from the Sherbrooke facility and the Company no longer possesses or conducts any activities with cannabis.

Nutraceuticals

Neptune offers a variety of specialty ingredients, including our licensed specialty ingredient MaxSimil®, a technology that helps increase digestion and absorption of fat-soluble and nutritional ingredients. Additionally, the Company sources a variety of other marine oils, seed oils and specialty ingredients that are available for sale as raw material or transformed into finished products. The Company has recently launched a new line of Vitamin Sprays and Pumps for both children and adults. Neptune is focused on expanding its exclusive Omega-3 delivery technology MaxSimil® while improving growth and profitability in its Nutraceuticals vertical through its brand Biodroga.

Neptune’s core strength is product innovation with a focus on specialty ingredients offered in bulk soft gels and liquid delivery systems. The Company continues to expand its delivery system capabilities with projects for pumps, sprays and roll-ons. All of Neptune’s Nutraceutical products are available under distributors’ private labels, primarily sold in the Canadian and U.S. nutraceutical markets. Neptune, through its nutraceuticals products business, also formulates, develops and provides customers with turnkey nutrition solutions.

The Company sells wellness products to the Nutraceutical market through its Forest Remedies brand. Forest Remedies offers plant-based supplements, including first-of-its kind multi-omega gummies and soft gels with packaging that is 100% plastic-free. Neptune announced, on March 10, 2022, the launch of its Forest Remedies Multi Omega 3-6-9 line of supplements.

Organic Foods and Beverages

In February 2021, Neptune acquired a controlling interest in Sprout Foods, Inc., an organic plant-based baby food and toddler snack company. Sprout is an integral piece of Neptune’s health and wellness portfolio and represents a key brand within the Organic Foods and Beverages vertical. Since completing the Sprout acquisition, the Company has begun expansion efforts in Sprout’s distribution across substantially all of Target’s U.S. retail stores. The Company also announced, on July 27, 2021, the initial launch of Sprout products into Canada, in Metro grocery stores in the province of Ontario. Neptune further expects to launch Sprout products in North America throughout the remainder of the fiscal year. The Company expects the Neptune/Sprout combination to result in significant incremental revenue growth, with several near and long-term revenue synergy opportunities identified within Neptune’s existing relationships and current sales channels. As described above, Neptune also announced on June 9, 2021, an exclusive multi-year licensing agreement between Sprout and CoComelon, the #1 children’s entertainment and educational show in the world with more than 110 million subscribers worldwide. This co-branded product line is now available on Walmart.com and in 900 Walmart stores and has been very well-received. With this launch, Sprout Organics now sells into the top organic baby food retailers in the U.S., accounting for approximately 90 percent of the overall market.

On May 2, 2023, Neptune announced that four of its most popular Sprout Organics x CoComelon co-branded, organic toddler pouches have been picked up by Target and are now available in select Target Stores across the United States, and Target.com. The Sprout Organics x CoComelon line includes 15 SKU’s that are made up of toddler pouches, Wafflez snacks, and plant-based snack bars, each leveraging CoComelon’s brand as the #1 Kids YouTube Channel in the world. In addition to the CoComelon partnership, Sprout Organics SKU’s consist of organic toddler pouches, toddler meals, toddler snacks and the newly launched Big Kid Mealz; Sprouts first product out of the baby aisle.

On September 15, 2023, the Company’s Board of Directors approved proceeding with a spinout to Neptune shareholders of a majority of its equity interest in Sprout Organics. Upon completion of the spinout, which would follow the previously announced exchange by Neptune of existing Sprout debt for Sprout equity, pursuant to the term sheet entered into with Morgan Stanley, it is anticipated that Neptune would spin out a majority of its equity interest in Sprout to current Neptune shareholders, and Neptune would keep a retained interest of approximately 10-15%. The Company believes there are many benefits in proceeding with the contemplated spinout transaction, including reducing Neptune’s operating costs and cash requirements and generally reducing Neptune’s debt exposure, such that Neptune’s overall financial position and cash flows would be improved.

The completion of the proposed spinout transaction and contemplated distribution of Sprout shares to Neptune shareholders are subject to a number of conditions, including the completion of legal and tax structuring analyses, completion of financial analysis, determination of the structure of Sprout, determination of final details of the transaction, settlement of the board and management team for Sprout, required regulatory approvals, any required shareholder approval, and the listing of the Sprout shares on a stock exchange. There is no certainty that the foregoing conditions will be satisfied or that the spinout transaction will be completed on the terms proposed or at all. The Board of Neptune may determine to not proceed with the transaction should there be a change in market conditions or investor interest or should another opportunity arise that would be deemed to better enhance value to Neptune stakeholders.

The Sprout shares to be distributed in the spinout have not been registered under the Securities Act or any U.S. state securities laws, and may not be distributed to Neptune shareholders unless registered under the Securities Act and all applicable state securities laws or unless exempt from or not subject to such registration requirements.

In the last year, Sprout has made the following major distribution gains and sales milestones:

Distribution: Now available in 90% of the organic baby food market, Sprout x CoComelon being a key driver of sales velocity.

Target SKU Count: 4 Sprout x CoComelon SKUs launched in select Target stores nationwide and Target.com.

Added Distribution: In the last year, Sprout has established substantial distribution gains with leading retailers, and Target has contributed to that growth.

CoComelon Co-Brand: Yes Yes Veggie product is now Sprout’s #1 highest selling pouch in the latest 26 weeks in Total US xAOC*.

Geographic Presence: Now available in all 50 states, as well as in Canada.

*Sales velocity: Sales dollars per total point of distribution; Nielsen AOD; Total US x AOC Latest 26 weeks W/E 3-25-23

Competition

The nutraceutical and organic foods and beverages industries are highly competitive. There are many companies, public and private universities, and research organizations actively engaged in the research and development of products that may be similar to our products. It is probable that the number of companies seeking to develop products similar to our products will increase. Many of these and other existing or potential competitors have substantially greater financial, technical and human resources than we do and may be better equipped to develop, manufacture and market products.

We seek to differentiate our products and marketing from our competitors based on product quality, customer service, marketing support, pricing and innovation, and believe that our strategy enables us to effectively compete in the marketplace. For additional information regarding the competitive nature of our businesses, see “Risks Related to Our Business” under the heading “Risk Factors”.

Recent Developments

Liquidity and Going Concern We are actively managing our liquidity and expenses, including by extending payables due and reducing investment in our businesses. There is substantial doubt about our ability to continue as a going concern. As of September 13, 2023, we had approximately $0.4 million in cash and cash equivalents. We believe our current cash position will be sufficient to operate our business for less than one month under our current business plan. In addition, we are pursuing several cash generating transactions as well as planning for further expense reductions. There can be no assurance that any cash generating transaction will be completed or that our expense reductions measures will be sufficient to allow as to continue operating our business. We need substantial additional funding to continue operating our business. If we are unable to continue as a going concern, we may have to liquidate our assets, and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements. We may have to liquidate our assets in the very near term if additional funding is not received in the upcoming weeks. Our management has concluded that substantial doubt exists about our ability to continue as a going concern for one year from the issuance date of our latest financial statements, which substantial doubt continues to exist. The net proceeds from this offering are not expected to remove that substantial doubt and as such, there will remain substantial doubt about our ability to continue as a going concern after this offering. If we were to receive net proceeds of $6.1 million from this offering, we believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will meet our cash needs for approximately two months. If we receive fewer net proceeds, then our cash needs will be met for a shorter duration. The net proceeds from this offering will not significantly improve the

Company’s working capital. The Company’s trade and other payables will continue to significantly exceed its cash balance. After receipt of the net proceeds from this offering the Company will still be required to actively manage its liquidity and expenses and payments of payables will continue to not be made as the amounts become due. We will require additional funding beyond this offering.

On April 17, 2023, the Company entered into an agreement that fixed the purchase price for the exercise of the Call Option to acquire the remaining 49.9% minority share of Sprout, pursuant to the Call Option agreement entered into with the minority stockholders of Sprout. If the Call Option had been exercised prior to June 15, 2023, the purchase price would have been $13.0 million, consisting of at least $10.5 million in cash with the remainder payable in Common Shares. No acquisition was completed by June 15, 2023. The original Call Option remains outstanding until December 31, 2023.

On April 27, 2023, the Company announced that Sprout extended the maturity of its existing $13 million secured promissory note with Morgan Stanley Expansion Capital (“MSEC”). The note maturity has been extended from February 1, 2024 to December 31, 2024, which will bear interest at the rate of 15.0% per annum through and including December 31, 2023, payable in kind, and 10.0% per annum, payable in kind, and 5.0% per annum payable in cash, from and after January 1, 2024.

On May 10, 2023, Neptune announced that Sprout has secured inventory financing through an Invoice Purchase and Security Agreement partnership with Alterna Capital Solutions LLC, effective April 21, 2023. The inventory line will provide Sprout with working capital. The maximum available has been amended to $7.5 million, from $5.0 million previously announced on January 25, 2023 (see note 13), adding a line of inventory to the accounts receivable factoring facility that is already in place.

On May 11, 2023, the Company announced its public offering of 303,032 of its common shares (or common share equivalents in lieu thereof) and accompanying warrants to purchase up to an aggregate of 303,032 common shares at a combined public offering price of $13.20 per share and accompanying warrant, resulting in gross proceeds of approximately $4.0 million. The warrants have an exercise price of $13.20 per share, are immediately exercisable upon issuance and will expire five years following the date of issuance. The closing of the offering occurred on May 15, 2023. On that day, the Company issued 110,380 common shares and 192,652 pre-funded warrants, along with 303,032 warrants (the “May 2023 Warrants”). As of the date of this prospectus, the prefunded warrants have been exercised and none of the May 2023 Warrants have been exercised.

In connection with the May offering, certain existing warrants to purchase up to an aggregate of 69,496 common shares that were previously issued in March 2022, June 2022, and October 2022, at exercise prices ranging from $64.80 to $448.00 per share and expiration dates ranging from September 15, 2023 to June 23, 2029, were amended to reduce the exercise prices of the applicable warrants to $13.20, with expiration dates five years following the closing of the offering, i.e. on May 15, 2028, with the exception of warrants to purchase up to 24,320 common shares which will expire on June 23, 2029 as currently contemplated.

On May 22, 2023, the Company entered into a Waiver and Second Amendment to Note Purchase Agreement (the “Waiver Agreement”), with CCUR Holdings, Inc. and the purchasers named therein, related to the Note Purchase Agreement dated as of January 12, 2023 (see note 13). The Waiver Agreement provides that the required prepayment of $2.0 million (the “Mandatory Prepayment”), due as of May 15, 2023, is waived, in part, until July 31, 2023, or for an additional thirty days thereafter if the Company has filed a Registration on Form S-1 with the Securities and Exchange Commission by July 31, 2023. Pursuant to the Waiver Agreement, the Company was required to pay, and has paid, $1.0 million of the Mandatory Prepayment. The Company also agreed to pay an extension fee in an aggregate amount of $138,606, which was added to the principal amount due. Additionally, on September 8, 2023, the Company entered into a Third Amendment to Note Purchase Agreement (the “Third Amendment” with CCUR Holdings, Inc. and the purchasers named therein. The Third Amendment provides the Company with two additional months to seek a stay or other resolution of the arbitration award made in favor of PMGSL Holdings, LLC before such event could be deemed an event of default. Until resolved, interest on the sum of the outstanding principal amounts will accrue at the rate of twenty four (24%) per annum. As a result, the Company has until November 21, 2023 to obtain a stay on the award, pay the award or pay all outstanding principal, interest and fees to avoid an event of default. See “Legal Proceedings.”

On July 21, 2023, the Company announced the receipt of a letter from Nasdaq notifying the Company that, based on the reported stockholders’ equity of Neptune as reported in its Annual Report on Form 10-K for the year ended March 31, 2023, the Company does not meet the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market under the equity criteria under Nasdaq Listing Rule 5550(b)(1) stating listed companies must maintain stockholders’ equity of at least $2,500,000. The Nasdaq notification letter has no immediate effect on the Company’s business operations or the listing of the Company’s common shares, and they will continue to trade on Nasdaq. Pursuant to the Nasdaq Listing Rule 5550(b)(1) the Company submitted a plan to regain compliance on September 5, 2023 to regain compliance. If the plan is accepted, Nasdaq can grant an extension of 180 calendar days from the date of the letter to evidence compliance.

On August 16, 2023, the Company entered into a Summary Restructuring Term Sheet with NH Expansion Credit Fund Holdings L.P. ("MSEC"), which provides the Company with an option to exchange its existing Sprout debt for Sprout equity, on or prior to November 13, 2023 (the "Exchange"). The Exchange would be subject to the execution of definitive agreements and receipt of required consents. The term sheet further provides for amendments to other Sprout promissory notes in the event that the Exchange is consummated, including that such promissory notes would have their maturity date extended to June 30, 2025 and the termination of the guarantee currently provided by the Company. The term sheet further specifies certain terms governing a transaction that, if consummated, would result in Sprout becoming an independent trading entity. Neptune has the option within 90 days to exchange existing Sprout debt for Sprout equity resulting in Neptune ownership of approximately 89.5% of Sprout. The Exchange would be subject to the execution of definitive agreements and receipt of required consents. There can be no assurances that such a transaction or the Exchange will be consummated. On September 15, 2023, the Company’s Board of Directors approved proceeding with a spinout to Neptune shareholders of a majority of its equity interest in Sprout.

On August 16, 2023, Sprout entered into an amendment to the Inventory Finance Rider to Invoice Purchase and Security Agreement with Alterna Capital Solutions, LLC that provides that advances may be made upon request in an aggregate amount not to exceed the lesser of (i) fifty (50%) of Eligible Inventory (as defined in Section 2.7 of the Inventory Finance Rider) valued at the lower of cost or market value or (ii) seventy-five (75%) of the net orderly liquidation value of the Eligible Inventory; provided, however, beginning August 21, 2023 through January 31, 2024, advances against Eligible Inventory shall at no time exceed one hundred percent (100%) of all total outstanding Eligible Purchased Accounts multiplied by the Advance Rate, plus (b) the Balance Subject to Funds Usage Daily Fee. From and after February 1, 2024, the Advances against Eligible Inventory shall at no time exceed seventy-five (75%) of all total outstanding Eligible Purchased Accounts multiplied by the Advance Rate, plus (b) the Balance Subject to Funds Usage Daily Fee. At the same time, Sprout executed an overadvance rider to the invoice Purchase and Security Agreement with Alterna Capital Solutions, LLC, providing for the overadvance of up to $600,000, which will carry a rate of prime plus 9.5%, but not less then 18.00% per annum. The overadvance amount will be due on November 20, 2023.

On August 23, 2023, an arbitrator awarded PMGSL $2.2 million as well as certain attorneys' fees and expenses, totaling in the aggregate approximately $4.0 million, which includes pre-award interest. While the arbitrator dismissed PMGSL’s primary claim seeking damages in the high eight figures, the arbitrator found that Neptune failed to provide administrative assistance in removing legends on common shares issued to PMGSL and failed to pay severance to Peter Galloway upon his termination from the Company. Neptune’s claims against PMGSL were dismissed.  The award is required to be paid by the Company by September 29, 2023, and if unpaid will accrue post-award interest at 10.5% per annum simple interest until payment. The award was made pursuant to a binding arbitration arising from a previously disclosed dispute under the Asset Purchase Agreement between the Company and PMGSL in connection with the Company's acquisition of Sugarleaf Labs, Inc. The Company strongly disagrees with this award and intends to challenge it in the appropriate forum. The Company recorded a provision of $4,000,000 in its June 30, 2023 interim financial statements relating to this award.

On September 6, 2023, the Company effected the Share Consolidation. In the Share Consolidation, each fractional common share remaining after completion of the Share Consolidation that is less than one (1) whole common share was increased to one (1) whole common share.

In connection with this offering, we may amend the terms of the common warrants which were previously issued to reduce the exercise price of such warrants and to extend the term during which those warrants could remain exercisable.

Legal Proceedings—We and our subsidiaries are engaged in significant legal proceedings and claims that may result in payments, fines and penalties that could adversely affect our business, results of operations and financial condition. These legal proceedings include a purported class action, captioned Marvin Gong v. Neptune Wellness Solutions, et al. On October 21, 2022, the Company announced that it had agreed to settle and resolve the lawsuit. As part of this settlement, Neptune will issue securities worth $2,750,000 within 31 days after the date of the final order, which occurred on September 7, 2023. This will result in a substantial number of shares being issued, and such an issuance may result in substantial dilution to the holders of our common shares. Based on the closing price of our common shares on Nasdaq on September 13, 2023, we would have to issue approximately 459,867 common shares at an assumed price of 5.98 per common share by October 8, 2023, which number of shares will depend on the market price of our common shares on the date of issuance.

History of the Company

Neptune was incorporated under Part IA of the Companies Act (Québec) on October 9, 1998 under the name Neptune Technologies & Bioresources Inc. Since its incorporation, Neptune has amended its articles of incorporation on numerous occasions. The Company first amended its articles on May 30, 2000 to convert its then issued and outstanding shares into newly-created classes of shares. The Company’s articles were also amended on May 31, 2000 to create Series A Preferred Shares. On August 29, 2000, the Company converted all its issued and outstanding Class A shares into Class B subordinate shares. On September 25, 2000, the Company further amended its share capital to eliminate its Class A shares and converted its Class B subordinate shares into Common Shares. On November 1, 2013, the Company amended its articles of incorporation to reflect certain changes to items relating to board matters. On June 9, 2022, we effected a one for thirty-five (1-for-35) reverse split of our common shares as approved by our board of directors. Trading of our common shares on both the Toronto Stock Exchange (“TSX”) and Nasdaq on a post-consolidated basis commenced as of the open of markets on June 13, 2022. On August 15, 2022, the Company voluntarily delisted its Common Shares from the TSX. On September 6, 2023, we effected a one for forty (1 for 40) reverse split of our common shares, which we refer to as the “Share Consolidation,” as approved by our board of directors. Trading of our common shares on Nasdaq on a post-consolidated basis commenced on September 8, 2023.

Share Consolidation Summary Data

The Company’s common shares began trading on the Nasdaq on a consolidated basis on September 8, 2023. The summary data in the following table presents a reconciliation of data derived from the unaudited interim consolidated financial statements for the three months ended June 30, 2023 and 2022 and the consolidated financial statements for the years ended March 31, 2023 and 2022 as revised to reflect the impact of the Share Consolidation.

	Current (as filed) as of September 13 2023	Three Months ended June 30, 2023	Three Months ended June 30, 2022	Year ended March 31, 2023	Year ended March 31, 2022
As originally filed
Basic and diluted loss per share ($)	—	$(0.51)	$(0.72)	$(5.12)	$(15.54)
Weighted average number of common shares, basic and diluted (#)	—	16,197,737	5,958,266	11,812,337	4,824,336
Common Shares	—	21,822,149	7,614,434	11,996,387	5,560,829
Deferred Share Units	—	4,308	4,308	4,308	4,308
Non-Market Performance stock options	—	100,000	100,000	100,000	100,000
Non-Market Performance stock options strike price	—	$155.05	$155.05	$155.05	$155.05
Market Performance stock options	—	157,142	157,142	157,142	157,142
Market Performance stock options strike price	—	$155.05	$155.05	$155.05	$155.05
Restricted Share Units	—	2,789	22,841	2,789	25,038
Stock Options	—	417,333	290,941	417,333	306,321
Stock Options strike price	—	$18.23	$36.98	$18.23	$37.41
Warrants	—	26,614,327	5,993,410	12,197,665	2,102,358
Warrants strike price	—	$4.03	$20.29	$8.35	$53.54

As Revised With Impact of Share Consolidation
Basic and diluted loss per share ($)	—	$(20.53)	$(28.76)	$(204.73)	$(621.61)
Weighted average number of common shares, basic and diluted (#)	—	404,943	148,957	295,308	120,608
Common Shares	603,100	545,554	190,361	299,910	139,021
Deferred Share Units	110	110	110	110	110
Non-Market Performance stock options	2,500	2,500	2,500	2,500	2,500
Non-Market Performance stock options strike price	$6,202	$6,202	$6,202	$6,202	$6,202
Market Performance stock options	3,931	3,931	3,931	3,931	3,931
Market Performance stock options strike price	$6,202	$6,202	$6,202	$6,202	$6,202
Restricted Share Units	72	72	571	72	626
Stock Options	8,433	10,433	7,274	10,433	7,658
Stock Options strike price	$868.52	$729.20	$1,479.20	$729.20	$1,496.40
Warrants	608,060	665,395	149,853	304,942	52,574
Warrants strike price	$176.59	$161.96	$656.49	$310.38	$1,846.79

Corporate Information

Our principal executive offices are located at 545 Promenade du Centropolis, Suite 100, Laval, Québec, Canada, H7T 0A3 and the telephone number to our offices is (450) 687-2262.

THE OFFERING

Issuer:	Neptune Wellness Solutions Inc.

Common Shares offered by us:

Up to 1,170,568 Common Shares based on the sale of our Common Shares at an assumed combined public offering price of $5.98 per Common Share and accompanying Common Warrants, which was the closing price of our common shares on September 13, 2023.

Pre-Funded Warrants offered by us:

We are also offering each purchaser the opportunity to purchase, if the purchaser so chooses, Pre-Funded Warrants, in lieu of Common Shares, exercisable into up to an aggregate of 1,170,568 Common Shares. Each Pre-Funded Warrant will be exercisable for one Common Share. The purchase price of each Pre-Funded Warrant will equal the price per share at which the Common Shares are being sold to the public in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant will be $0.0001 per Common Share. For additional information, see “Description of the Registrant’s Securities to be Registered — Pre-Funded Warrants” on page 68 of this prospectus. This prospectus also relates to the offering of the Common Shares issuable upon exercise of the Pre-Funded Warrants.

Common Warrants offered by us:

We are also offering Common Warrants exercisable into an aggregate of up to 1,170,568 common shares. Each Common Warrant will have an exercise price of $5.98 per share, will be exercisable upon issuance and will expire on the five-year anniversary of the original issuance date. The Common Shares and Common Warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. For additional information, see “Description of the Registrant’s Securities to be Registered — Common Warrants” on page 68 of this prospectus. This prospectus also relates to the offering of the Common Shares issuable upon exercise of the Common Warrants.

Common Shares outstanding after this offering:(1)	1,773,668 Common Shares (assuming none of the Common Warrants issued in this offering are exercised and the exercise in full of any Pre-Funded Warrants)

Amendment to outstanding common warrants

In connection with this offering, we may amend the terms of the common warrants which were previously issued to reduce the exercise price of such warrants and to extend the term during which those warrants could remain exercisable.

Use of proceeds:

We estimate that the net proceeds to us from the sale of our Common Shares in this offering will be approximately $6.1 million, after deducting estimated Placement Agent fees and expenses and estimated offering expenses payable by us. We plan to use the proceeds of the offering, for working capital, including for payment of accounts payable due to suppliers. See “Use of Proceeds.”

Risk factors:	See “Risk Factors” on page 18 and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

Reasonable best efforts:

We have agreed to issue and sell the securities offered hereby to the purchasers through the Placement Agent. The Placement Agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. We may sell fewer than all of the securities offered hereby and may receive significantly less in net proceeds from this offering. See “Plan of Distribution” on page 83 of this prospectus.

Ticker symbol:

Our Common Shares are listed on the Nasdaq under the symbol “NEPT”. There is no established trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Warrants will be limited.

(1)	The number of Common Shares to be outstanding immediately after this offering as shown above is based on 603,100 Common Shares outstanding as of September 13, 2023. Unless otherwise indicated, the number of Common Shares presented in this prospectus excludes:

●	$2,750,000 worth of our Common Shares to be issued in settlement of a legal proceeding;
●	14,864 Common Shares issuable upon the exercise of outstanding stock options having a weighted-average exercise price of $3,176.08 per Common Share;
●	608,060 Common Shares issuable upon the exercise of outstanding warrants having a weighted-average exercise price of $176.59 per Common Share;
●	110 deferred share units;
●	72 restricted share units; and
●	any additional Common Shares that are available for future issuance under our equity compensation plans.

Unless otherwise indicated, this prospectus assumes no exercise of the Common Warrants or Pre-Funded Warrants.

RISK FACTORS

Investing in our securities involves a high degree of risk. Investors should carefully consider the risks described below and all of the other information set forth in this registration statement, including our financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our Common Shares. If any of the events or developments described below occur, our business, financial condition, or results of operations could be materially or adversely affected. As a result, the market price of our Common Shares could decline, and investors could lose all or part of their investment. The risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Notes Regarding Forward-Looking Statements.”

Risks Relating to our Business and Industry

We are exposed to risks associated with the divestiture of our cannabis business.

On October 16, 2022, we entered into an Asset Purchase Agreement with PurCann Pharma, Inc., pursuant to which PurCann Pharma, Inc. agreed to purchase substantially all of the assets relating to our Canadian cannabis business, including our processing plant and property located in Sherbrooke, Quebec. The sale of our cannabis business closed on November 9, 2022. We may not fully realize the anticipated benefits of this disposition. Further, we face continued liability for the pre-closing activities of the divested cannabis business, which we agreed to assume as part of the transaction. Additionally, we may be unable to collect any accounts receivable retained from our cannabis business.

The terms of our indebtedness restrict our current and future operations, particularly our ability to respond to changes or to take certain actions.

The Note Purchase Agreement, as amended (the “Note Purchase Agreement”), governing the promissory notes (the “2023 Notes”) that we issued on January 12, 2023 contain a number of restrictive covenants, including covenants related to financial statement filing deadlines, that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interest, including restrictions on our ability to incur liens, make investments, loans, advances and acquisitions, incur additional indebtedness or guarantees, pay dividends on capital stock or redeem, repurchase or retire capital stock, engage in transactions with affiliates, sell assets, including capital stock of our subsidiaries, alter the business we conduct, alter their organizational documents, and consolidate or merge.

We defaulted on the conditions of the Note Purchase Agreement and entered into a Waiver and First Amendment to the Notes (the “First Waiver Agreement”) on March 9, 2023. The First Waiver Agreement waives certain administrative, regulatory and financial statement related covenants as required by the terms of the Notes. Furthermore, in connection with the First Waiver Agreement, the Notes were amended to provide that the Purchasers shall be paid an exit fee in the aggregate amount of $200,000, payable as follows: (i) on or prior to May 15, 2023, $100,000 and (ii) on the Maturity Date (as defined in the Note Purchase Agreement), $100,000 and the interest rate has increased to 24% for a period extending until the Company meets specified criteria in the First Waiver Agreement.

On May 22, 2023, the Company entered into a Waiver and Second Amendment to Note Purchase Agreement (the “Waiver Agreement”), with CCUR Holdings, Inc. and the purchasers named therein, related to the Note Purchase Agreement dated as of January 12, 2023 (see Note 8 to the consolidated interim financial statements as at and for the three month period ended June 30, 2023). The Waiver Agreement provides that the required prepayment of $2.0 million (the “Mandatory Prepayment”), due as of May 15, 2023, is waived, in part, until July 31, 2023, or for an additional thirty days thereafter if the Company has filed a Registration on Form S-1 with the Securities and Exchange Commission by July 31, 2023. Pursuant to the Waiver Agreement, the Company was required to pay, and has paid, $1.0 million of the Mandatory Prepayment. The Company also agreed to pay an extension fee in an aggregate amount of $138,606, which was added to the principal amount due. The remainder of the Mandatory Prepayment was made with interest and fees on August 22, 2023. Additionally, on September 8, 2023, the Company entered into a Third Amendment to Note Purchase Agreement (the “Third Amendment”) with CCUR Holdings, Inc. and the purchasers named therein. The Third Amendment provides the Company with two additional months to seek a stay or other resolution of the arbitration award made in favor of PMGSL Holdings, LLC before such event could be deemed an event of default. Until resolved, interest on the sum of the outstanding principal amounts will accrue atthe rate of twenty four (24%) per annum. As a result, the Company has until November 21, 2023 to obtain a stay on the award, pay the award or pay all outstanding principal, interest and fees to avoid an event of default. See “Legal Proceedings.”

A breach of the covenants under the Note Purchase Agreement, or any replacement facility, could result in an event of default under the applicable indebtedness, unless we obtain a waiver to avoid such default. If we are unable to obtain a waiver, such an event of default may allow the creditors to accelerate the related debt and may result in the acceleration of or default under any other debt to which a cross-acceleration or cross-default provision applies. In the event that we breach one or more covenants, our lender may declare an event of default and require that we immediately repay all amounts outstanding, terminate any commitment to extend further credit and foreclose on the collateral granted to it to collateralize such indebtedness. The occurrence of any of these events could restrict our operations, which could have a material adverse effect on our business, financial condition and results of operations. In the event our lenders accelerate the repayment of our borrowings, we and our subsidiaries may not have sufficient assets to repay that indebtedness. If we are not able to pay our debts as they become due, we will be required to pursue one or more alternative strategies, such as refinancing or restructuring our indebtedness, selling assets or selling additional debt or equity securities. We may not be able to refinance our debt or sell additional debt or equity securities or our assets on favorable terms, if at all, and if we must sell our assets, it may negatively affect our ability to generate revenues.

While the Note Purchase Agreement was amended to provide for a waiver of certain defaults, there can be no guarantee that we will not breach covenants in the Note Purchase Agreement or the 2023 Notes in the future. In the event that we breach one or more covenants, our lender may declare an event of default, increase the interest rate to 24% and require that we immediately repay all amounts outstanding, terminate any commitment to extend further credit and foreclose on the collateral granted to it to collateralize such indebtedness. The occurrence of any of these events could restrict our operations, which could have a material adverse effect on our business, financial condition and results of operations.

If we do not manage our supply chain effectively or if there are disruptions in our supply chain, our business and results of operations may be adversely affected.

The success of our business depends, in part, on maintaining a strong sourcing and manufacturing platform and efficient distribution channels. The inability of any supplier of raw materials, independent contract manufacturer or third-party distributor to deliver or perform for us in a timely or cost-effective manner could cause our operating costs to increase and our profit margins to decrease, especially as it relates to our products that have a short shelf life. We must continuously monitor our inventory and product mix against forecasted demand or risk having inadequate supplies to meet consumer demand as well as having too much inventory on hand that may reach its expiration date and become unsaleable.

We must also manage our third-party distribution, warehouse and transportation providers to ensure they are able to support the efficient distribution of our products to retailers. A disruption in transportation services could result in an inability to supply materials to our or our co-manufacturers’ facilities or finished products to our distribution centers or customers. Activity at third-party distribution centers could be disrupted by a number of factors, including labor issues, failure to meet customer standards, natural disasters or financial issues affecting the third-party providers. In particular, the Russia-Ukraine war and recent labor market shortages impacting our industry have created operating challenges in making our products available to customers and consumers, and such challenges may persist.

Our future results of operations may be adversely affected by input cost inflation.

Many aspects of our business have been, and may continue to be, directly affected by volatile commodity costs and other inflationary pressures. Agricultural commodities and ingredients are subject to price volatility which can be caused by commodity market fluctuations, crop yields, seasonal cycles, weather conditions, temperature extremes and natural disasters (including due to the effects of climate change), pest and disease problems, changes in currency exchange rates, imbalances between supply and demand, and government programs and policies among other factors. Volatile fuel costs translate into unpredictable costs for the products and services we receive from our third-party providers including, but not limited to, distribution costs for our products and packaging costs.

Our future results of operations may be adversely affected by the availability of natural and organic ingredients.

Our ability to ensure a continuing supply of natural and organic ingredients at competitive prices depends on many factors beyond our control, such as the number and size of farms that grow natural and organic crops, climate conditions, increased demand for natural and organic ingredients by our competitors, changes in national and world economic conditions, currency fluctuations and forecasting adequate need of seasonal ingredients.

The natural and organic ingredients that we use in the production of our products (including, among others, vegetables, fruits, nuts and grains) are vulnerable to adverse weather conditions and natural disasters, such as floods, droughts, water scarcity, temperature extremes, wildfires, frosts, earthquakes and pestilences. Natural disasters and adverse weather conditions can lower crop yields and reduce crop size and crop quality, which in turn could reduce our supplies of natural and organic ingredients or increase the prices of those ingredients. Such natural disasters and adverse weather conditions can be caused or exacerbated by climate change, and the spate of recent extreme weather events, including historic droughts, heatwaves, extreme cold and flooding, presents an alarming trend. If our supplies of natural and organic ingredients are reduced, we may not be able to find enough supplemental supply sources on favorable terms, if at all, which could impact our ability to supply products to our customers and adversely affect our business, financial condition and results of operations.

We also compete with other manufacturers in the procurement of natural and organic product ingredients, which may be less plentiful in the open market than conventional product ingredients. This competition may increase in the future if consumer demand for natural and organic products increases. This could cause our expenses to increase or could limit the amount of products that we can manufacture and sell.

We may not be successful in achieving savings and efficiencies from cost reduction initiatives and related strategic initiatives.

Our strategy includes identifying areas of cost savings and operating efficiencies to expand profit margins and cash flow. As part of our identification of operating efficiencies, we may continue to seek to dispose of businesses and brands that are less profitable or are otherwise less of a strategic fit within our core portfolio.

We may not be successful in fully implementing our productivity plans or realizing our anticipated savings and efficiencies, including potentially as a result of factors outside our control. Additionally, we may not be able to identify or negotiate divestiture opportunities on terms acceptable to us. If we are unable to fully realize the anticipated savings and efficiencies of our cost reduction initiatives and related strategic initiatives, our profitability may be materially and adversely impacted.

COVID-19 has and will continue to impact our operations and could have a material adverse effect on our business, results of operations and financial condition.

The global outbreak of the novel strain of the coronavirus known as COVID-19 has resulted in governments worldwide enacting emergency measures to combat the spread of the virus, including public health directives and orders in the United States, or the U.S., Canada and the European Union that, among other things and for various periods of time, directed individuals to shelter at their places of residence, directed businesses and governmental agencies to cease non-essential operations at physical locations, prohibited certain non-essential gatherings and events and ordered cessation of non-essential travel. The public health crisis caused by COVID-19 and the measures taken and continuing to be taken by governments, businesses and the public have, and we expect will continue to have, certain negative impacts on our business operations, and could have a material adverse effect on our business, results of operations and financial condition. The duration and impact of the COVID-19 outbreak is unknown at this time, as is the efficacy of the government and central bank interventions.

The full extent to which COVID-19 may impact our business, including our operations and the market for our securities and our financial condition, will depend on future developments, which are highly uncertain and cannot be predicted at this time. These include the duration, severity and scope of the outbreak, and further action taken by the government and other third parties in response to COVID-19 or new variants thereof. In particular, COVID-19 and government efforts to curtail COVID-19 could impede our production facilities, increase operating expenses, result in loss of sales, affect our supply chains, impact performance of contractual obligations or could require additional expenditures to be incurred. While most of these restrictions have since been lifted or eased, increases in new COVID-19 cases, including as a result of new COVID-19 variants, may lead to restrictions being reinstated, or new restrictions imposed.

Future remote work policies and similar government orders or other restrictions on the conduct of business operations related to the COVID-19 pandemic may negatively impact productivity and may disrupt our ongoing research and development activities, the magnitude of which will depend, in part, on the length and severity of the restrictions and other limitations on our ability to conduct our business in the ordinary course. We have and continue to update our operational procedures and safety protocols at our facilities to comply with mandates and guidance from governmental authorities. If such measures are not effective or governmental authorities implement further restrictions, we may be required to take more extreme action, which could include short or long-term closures of our facilities or reductions in workforce. These measures may impair our production levels or cause us to close or severely limit production at one or more facilities. Further, our operations could be adversely impacted if suppliers, contractors, customers and/or transportation carriers are restricted or prevented from conducting business activities.

Consumer demand for our products may also be impacted by COVID-19 as a result of reductions in consumers’ disposable income associated with layoffs, and work or pay limitations due to mandatory social distancing and lockdown measures implemented by government authorities. As demand for our products decreases, we may be required to record additional asset impairments, including an impairment of the carrying value of our goodwill, along with other accounting charges.

Given the ongoing and dynamic nature and significance of COVID-19 and its impact globally, we are not able to enumerate all potential risks and uncertainties to our business or financial condition. Any of the negative impacts of COVID-19, including those described above, alone or in combination with others, may have a material adverse effect on our business, results of operations or financial condition. Further, any of these negative impacts, alone or in combination with others, could exacerbate many of the other risk factors outlined in this prospectus, our annual report on Form 10-K filed with the Commission on July 17, 2023 and in other reports that we file with the Commission from time to time.

Increasing awareness of health and wellness are driving changes in the consumer products industry, and if we are unable to react in a timely and cost-effective manner, our results of operations and future growth may be adversely affected.

We must continually anticipate and react, in a timely and cost-effective manner, to changes in consumer preferences and demands, including changes in demand driven by increasing awareness of health and wellness and demands for transparency or cleaner labels with respect to product ingredients by consumers and regulators. Consumers, especially in developed economies such as the U.S. and Canada, are rapidly shifting away from products containing artificial ingredients to all-natural, healthier alternatives. In addition, there has been a growing demand by consumers, non-governmental organizations and, to a lesser extent, governmental agencies to provide more transparency in product labeling and our customers have been taking steps to address this demand, including by voluntarily providing product-specific ingredients disclosure. These two trends could affect the types and volumes of our ingredients and compounds that our customers include in their consumer product offerings and, therefore, affect the demand for our products. If we are unable to react to or anticipate these trends in a timely and cost-effective manner, our results of operations and future growth may be materially adversely affected.

Markets for our products and services are highly competitive, and we may be unable to compete effectively.

Our products and services, including our consumer products, are offered in highly competitive markets that may be characterized by aggressive price competition and resulting downward pressure on gross margins, frequent introduction of new products and services, short product life cycles, evolving industry standards and government regulations, continual improvement in product price and performance characteristics, rapid adoption of technological advancements by competitors and price sensitivity on the part of consumers and businesses.

Additionally, our consumer products may compete on the basis of product performance, brand recognition and price. Advertising, promotion, merchandising and packaging also have significant impacts on consumer purchasing decisions. A newly introduced consumer product (whether improved or newly developed) usually encounters intense competition requiring substantial expenditures for advertising, sales promotion and trade merchandising. If a product gains consumer acceptance, it typically requires continued advertising, promotional support and product innovations to maintain its relative market position. If our advertising, marketing and promotional programs are not effective or adequate, our net sales may be negatively impacted.

Some of our competitors are larger than us and have greater financial resources. These competitors may be able to spend more aggressively on advertising and promotional activities, introduce competing products more quickly and respond more effectively to changing business and economic conditions than we can. Competitive activity may require the Company to increase its spending on advertising and promotions and/or reduce prices, which could lead to reduced sales, margins and net earnings.

We may be unable to manage our growth effectively.

Our future financial performance and our ability to commercialize our products and to compete effectively will depend, in part, on our ability to manage any future growth effectively. To that end, we must be able to continue to improve our operational and financial systems, managerial controls and procedures and we will need to continue to expand, train and manage our technology and workforce. We must also maintain close coordination among our technology, compliance, accounting, finance, marketing and sales functions. We cannot assure you that we will manage our growth effectively. If we fail to do so, our business could be materially harmed.

To support our growth, we may have to further increase our investment in technology, facilities, personnel and financial and management systems and controls. We may also have to further expand our procedures for monitoring and assuring our compliance with applicable regulations, and may need to integrate, train and manage a growing employee base. The expansion of our existing businesses, and expansion into new businesses and the resulting growth of our employee base will increase our need for internal audit and monitoring processes that are more extensive and broader in scope than those we have historically required. We may not be successful in identifying or implementing all of the processes that are necessary. Further, unless our growth results in an increase in our revenues that is proportionate to the increase in our costs associated with this growth, our operating margins and profitability will be adversely affected.

We depend on a few significant customers for a substantial portion of our revenue. If we fail to retain or expand our customer relationships or significant customers reduce their purchases, our revenue could decline significantly.

For the twelve-month period ended March 31, 2023, one customer accounted for 10.66% of revenue, and one customer accounted for 10.26% of revenue for the twelve-month period ended March 31, 2022.

We believe that our operating results for the foreseeable future will continue to depend on sales to a small number of customers. These customers have no purchase commitments and may cancel, change or delay purchases with little or no notice or penalty. As a result of this customer concentration, our revenue could fluctuate materially and could be materially and disproportionately impacted by purchasing decisions of these customers or any other significant customer. In the future, these customers may decide to purchase less product from us than they have in the past, may alter purchasing patterns at any time with limited notice, or may decide not to continue to purchase our products at all, any of which could cause our revenue to decline materially and materially harm our financial condition and results of operations. If we are unable to diversify our customer base, we will continue to be susceptible to risks associated with customer concentration.

In addition, the Company is subject to credit risk of its customers, and its profitability and cash flow are dependent on receipt of timely payments from clients. Any delay in payment by the Company’s customers may have an adverse effect on the Company’s profitability, working capital and cash flow. There is no assurance that the Company will be able to collect all or any of its trade receivables in a timely matter. If any of the Company’s clients face unexpected situations such as financial difficulties, the Company may not be able to receive full or any payment of the uncollected sums or enforce any judgment debts against such clients, and the Company’s business, results of operations and financial condition could be materially and adversely affected.

Significant interruptions in our access to certain supply chains, for key inputs such as raw materials, electricity, water, and other utilities may impair our operations.

Our business is dependent on a number of key inputs and their related costs (certain of which are sourced in other countries and on different continents), including raw materials, supplies and equipment related to our operations, as well as electricity, water and other utilities. Governments may regulate or restrict the flow of our labor or our products, and the Company’s operations, suppliers, customers, and distribution channels could be severely impacted. Any significant future government-mandated or market-related interruption, price increase or negative change in the availability or economics of the supply chain for key inputs and, in particular, rising or volatile energy costs could curtail or preclude our ability to continue production. In addition, our operations would be significantly affected by a prolonged power outage.

No assurances can be given that we will be successful in maintaining our required supply of materials, labor, equipment, parts, and components. See also “COVID-19 has and will continue to impact our operations and could have a material adverse effect on our business, results of operations and financial condition”.

Our future success depends on the sales of our consumer products and turnkey solutions products.

We derive a large portion of our revenues from the sale of our turnkey solutions products and expect to derive an increasing portion of our revenues from the sale of consumer products. Our investments in and strategies used for our brand marketing are critical to achieve brand awareness with current customers, educate potential new customers and convert potential new customers into customers. However, there can be no assurance that our principal products will continue to receive, maintain or increase market acceptance. The inability to successfully commercialize our turnkey solutions and specialty ingredient products, in the future, for any reason, would have a material adverse effect on our financial condition, prospects and ability to continue operations. The overall commercialization success of our products depends on several factors, including:

●	continued market acceptance of our products by the nutraceutical market;
●	the amount of resources devoted by our distribution partners to continue the commercialization efforts of our products in our core geographic markets;
●	maintaining supply of our products to meet the purchase orders of our distribution partners;

●	receipt of regulatory approvals, as applicable, for our products from regulatory agencies in certain territories in which we wish to expand our commercialization efforts;
●	continuing compliance with applicable regulations;
●	the number of competitors in our market; and
●	protecting and enforcing our intellectual property and avoiding patent infringement claims.

Our activities rely on certain third-party suppliers, contract manufacturers and distributors, and such reliance may adversely affect us if the third parties are unable or unwilling to fulfill their obligations.

For our consumer product and nutraceutical activities, we purchase certain important ingredients and raw materials from third-party suppliers and, in certain cases, we engage contract manufacturers to supply us with finished products. Part of our strategy is to enter into and maintain arrangements with third parties related to the development, testing, production, packaging, and commercialization of our products to our customers which are then responsible for the marketing and distribution of the products. Our revenues are dependent to a great extent on the successful efforts of these third parties. Entering into strategic relationships can be a complex process and our interests and the interests of our partners may not be or remain aligned with our interests.

Real or perceived quality control problems with raw materials outsourced from certain regions or finished products manufactured by contract manufacturers could negatively impact consumer confidence in our products or expose us to liability. In addition, disruption in the operations of any such supplier or manufacturer or material increases in the price of raw materials, for any reason, such as changes in economic and political conditions, tariffs, trade disputes, regulatory requirements, import restrictions, loss of certifications, power interruptions, fires, hurricanes, drought or other climate-related events, war, or other events, could have a material adverse effect on our business, results of operations, financial condition and cash flows. Also, currency fluctuations could result in higher costs for raw materials purchased abroad.

The Company and any third-party manufacturers engaged by the Company to perform manufacturing services are subject to laws and regulations, including current Good Manufacturing Practices regulations (“cGMP”), which are enforced by the U.S. Food and Drug Administration, or the FDA, and other regulatory authorities. The Company and its third-party manufacturers may be unable to comply with cGMP or other regulatory requirements. A failure to comply with these requirements may result in fines, product recalls or seizures and related publicity requirements, injunctions, total or partial suspension of production, civil penalties, warning or untitled letters, import or export bans or restrictions and criminal prosecution and penalties. Any of these penalties could delay or prevent the promotion, marketing, or sale of the Company’s products. If the safety of any products manufactured by or supplied to the Company is compromised due to the manufacturer’s failure to adhere to applicable laws or for other reasons, the Company may not be able to successfully sell its products and our business, financial condition and operations may be materially adversely affected.

Some of our current and future partners may decide to compete with us, refuse or be unable to fulfill or honor their contractual obligations to us, or change their plans to reduce their commitment to, or even abandon, their relationships with us. There can be no assurance that our partners will market our products successfully or that any such third-party collaboration will be on favorable terms. We may not be able to control the amount and timing of resources our partners devote to our potential products. In addition, we may incur liabilities relating to the distribution and commercialization of our products. While the agreements with such customers generally include customary indemnification provisions indemnifying us for liabilities relating to third-party manufacturing or packaging of our potential products, there can be no assurance that these indemnification rights will be sufficient in amount, scope or duration to fully offset the potential liabilities associated with our potential products. Any such liabilities, individually or in the aggregate, could have a material adverse effect on our business, financial condition or results of operations.

Our products may be subject to recalls for a variety of reasons, which could require us to expend significant management and capital resources.

Manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, adulteration, unintended harmful side effects, or interactions with other substances, packaging safety, and inadequate or inaccurate labeling disclosure. If any of the products produced by or for us are recalled due to an alleged product defect or for any other reason, we could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. As a result of any such recall, our sales may be significantly affected and may not be able to replace those sales at an acceptable margin or at all. In addition, a product recall may require significant management attention or damage our reputation and goodwill or that of our products or brands.

Additionally, product recalls may lead to increased scrutiny of our operations by regulatory agencies and authorities, requiring further management attention, increased compliance costs and potential legal fees, fines, penalties and other expenses.

We may not meet timelines for project development.

The Company’s business is dependent on a number of key inputs and their related costs including raw materials and supplies related to its operations, as well as electricity, water and other utilities. Any significant interruption or negative change in the availability or economics of the supply chain for key inputs could materially impact the business, financial condition operating results, and timelines for project development of the Company. Any inability to secure required supplies and services or to do so on appropriate terms could have a materially adverse impact on the business, financial condition, operating results, and timelines for project development of the Company.

Product contamination or tampering or issues or concerns with respect to product quality, safety and integrity could adversely affect our business, reputation, financial condition or results of operations.

Product contamination or tampering, or allegations of product contamination or tampering or product quality issues (whether or not valid) with respect to products in our portfolio may reduce demand for such products, and cause production and delivery disruptions or increase costs, which could adversely affect our business, reputation, financial condition or results of operations. Moreover, even if allegations of product contamination or tampering or suggestions that our products were not fit for consumption or use are meritless, the negative publicity surrounding assertions against us or products in our portfolio or processes could adversely affect our reputation or brands. Our business could also be adversely affected if consumers lose confidence in product quality, safety and integrity generally, even if such loss of confidence is unrelated to products in our portfolio.

Any of the foregoing could adversely affect our business, reputation, financial condition or results of operations. In addition, if we do not have adequate insurance, if we do not have enforceable indemnification from suppliers, manufacturers, distributors, joint venture partners or other third parties or if indemnification is not available, the liability relating to such product claims or disruption as a result of recall efforts could materially adversely affect our business, financial condition or results of operations.

We may have difficulty obtaining insurance to cover its operational risks and, even where available, may not be sufficient to cover losses we may incur.

We may have difficulty obtaining the various insurances that are desired to operate its business, which may expose the Company to additional risk and financial liability. Insurance that is otherwise readily available, such as general liability, and directors’ and officers’ insurance, may be more difficult to find, and more expensive, because of the regulatory regime applicable to our industry. There are no guarantees that the Company will be able to find such insurance coverage in the future, or that the cost will be affordable. If the Company is unable to obtain insurance coverage on acceptable terms, it may prevent it from entering into certain business sectors, may inhibit growth, and may expose the Company to additional risks and financial liabilities.

Moreover, our current and expected business activities expose us to the risk of liabilities arising from our operations. For example, we may be liable for claims brought by users of our products or by employees, customers or other third parties for personal injury or property damage occurring in the course of our operations. We seek to minimize these risks through various insurance contracts from third-party insurance carriers. However, our insurance coverage is subject to large individual claim deductibles, individual claim and aggregate policy limits, and other terms and conditions. We retain an insurance risk for the deductible portion of each claim and for any gaps in insurance coverage. We do not view insurance, by itself, as a material mitigant to these business risks.

We cannot assure that our insurance will be sufficient to cover our losses. Any losses that insurance does not substantially cover could have a material adverse effect on our business, results of operations, financial condition and cash flows. The insurance industry has become more selective in offering some types of insurance, such as product liability, product recall, property and directors’ and officers’ liability insurance. Our current insurance program is consistent with both our past level of coverage and our risk management policies. However, we cannot assure that we will be able to obtain comparable insurance coverage on favorable terms, or at all, in the future.

Risks Relating to Our Accounting and Financial Activities

Although our consolidated financial statements have been prepared on a going concern basis, our management believe that our recurring losses and negative cash flows from operations and other factors have raised substantial doubt about our ability to continue as a going concern as of June 30, 2023.

Our consolidated financial statements for the twelve-month period ended March 31, 2023 and three-month period ended June 30, 2023 were prepared on a going concern basis, which presumes that the Company will continue realizing its assets and discharging its liabilities in the normal course of business for the foreseeable future. Thus, our consolidated financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern. Our recurring losses, negative cash flow, need for additional financing and the uncertainties surrounding our ability to raise such financing, raise substantial doubt about our ability to continue as a going concern. For the twelve-month period ended March 31, 2023 and three-month period ended June 30, 2023, the Company incurred a net loss of $88.8 million and $9.8 million, respectively, negative cash flows from operations of $28.6 million and $5.3 million, respectively, and had an accumulated deficit of $392.0 million and $388.6 million as at March 31, 2023 and June 30, 2023, respectively. Our lack of cash resources and our potential inability to continue as a going concern may materially adversely affect our share price and our ability to raise new capital, enter into critical contractual relations with third parties, meet our obligations as they become due and otherwise execute our business strategy. The Company currently has no committed sources of financing available. If we are unable to raise additional financing, increase sales and reduce expenses we will be unable to continue to fund our operations, develop our products, realize value from our assets, or discharge our liabilities in the normal course of business. If we become unable to continue as a going concern, we could have to liquidate our assets, and potentially realize significantly less than the values at which they are carried on our financial statements, and shareholders could lose all or part of their investment in our Common Shares.

This offering is being made on a reasonable best-efforts basis and we may sell fewer than all of the securities offered hereby and may receive significantly less in net proceeds from this offering. Assuming that we receive net proceeds of $6.1 million from this offering (assuming an offering with gross proceeds of $7 million), we believe that the net proceeds from this offering will meet our cash needs for approximately two months. The net proceeds from this offering will not significantly improve the Company’s working capital. The Company’s trade and other payables will continue to significantly exceed its cash balance. After receipt of the net proceeds from this offering the Company will still be required to actively manage its liquidity and expenses and payments of payables will continue to not be made as the amounts become due. Nor will the receipt of the net proceeds from this offering remove that substantial doubt and as such, there will remain substantial doubt about our ability to continue as a going concern after this offering. If we have insufficient capital to operate our business under our current business plan, we have contingency plans for our business that include, among other things, the delay of the introduction of new products, a reduction in headcount, and a reduction of the expansion of our distribution networks, which is expected to substantially reduce revenue growth and delay our profitability. There can be no assurance that our implementation of these contingency plans will not have a material adverse effect on our business. We may need to liquidate our assets, and potentially realize significantly less than the values at which they are carried on our financial statements, and shareholders could lose all or part of their investment in our Common Shares.

We have recorded significant long-lived asset impairment charges and may be required to record additional charges to future earnings if our long-lived assets become impaired.

As of March 31, 2023, our goodwill balance was $2.4 million and our intangible asset balance was $1.6 million, which represented 7.8% and 5.2% respectively of total consolidated assets. The Company recorded an impairment loss of $19.5 million for goodwill and $18.0 million for intangibles in the twelve-month period ended March 31, 2023. We are required to review our intangible assets for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. Goodwill is required to be tested for impairment at least annually. Factors that may be considered a change in circumstances indicating that the carrying value of our intangible assets and/or goodwill may not be recoverable include a decline in share price and market capitalization, slower growth rates in our industry or our own operations, and/or other materially adverse events that have implications on the profitability of our business or business verticals.

In addition, the Company announced that it had entered into a binding agreement for the sale of its Canadian cannabis business, including the Sherbrooke building, for C$5.15 million to be paid to the Company in cash, which transaction closed on November 9, 2022. The Company recorded a loss on remeasurement of the assets to fair value less cost of sale in the amount of $15.3 million in the twelve-month period ended March 31, 2023.

We may be required to record additional charges during the period in which any impairment of our goodwill, intangible assets or other long-lived assets is determined which could have a material adverse impact on our results of operations. Even though these charges may be non-cash items and may not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities.

In some cases, we cannot determine with any certainty whether we have priority of invention in relation to any new product or new process covered by a patent application or if we were the first to file a patent application for any such new invention. Furthermore, in the event of patent litigation there can be no assurance that our patents would be held valid or enforceable by a court of competent jurisdiction or that a court would rule that the competitor’s products or technologies constitute patent infringement.

Moreover, part of our technological know-how constitutes trade secrets. We require that our employees, consultants, advisers and collaborators sign confidentiality agreements. However, these agreements may not provide adequate protection in the event of unauthorized use or disclosure of our trade secrets, know-how or other proprietary information.

Claims that our technology or products infringe on intellectual property rights of others could be costly to defend or settle, could cause reputational injury and would divert the attention of our management and key personnel, which in turn could have a material adverse effect on our business, results of operations, financial condition and cash flows. Any adverse outcome of such litigation or settlement of such a dispute could subject us to significant liabilities, could put one or more of our patents at risk of being invalidated or interpreted narrowly, could put one or more of our pending patent applications at risk of not issuing, or could facilitate the entry of generic products. Any such litigation could also divert our research, technical and management personnel from their normal responsibilities.

Risks Relating to Our Liquidity

We are actively managing our liquidity and expenses, including by extending payables due and reducing investment in our businesses, and it is not certain that we will be ultimately successful in developing our business and remaining a going concern.

As of the date of this prospectus, we are actively managing our liquidity and expenses, and there is substantial doubt that our current cash position will be sufficient to continue as a going concern. The Company currently has minimal available cash balances, and we are also continuing to incur expenses that will cause us to expend cash in the short term. Payables are now in excess of available cash balances and payments of payables are not being made as the amounts become due. As of September 13, 2023, we had approximately $0.4 million in cash and cash equivalents, which is expected to be sufficient to operate the business for less than one month under the current business plan. The Company requires funding in the very near term in order to continue its operations. If the Company is unable to obtain funding in the near-term, it may have to cease operations and liquidate its assets. We have no arranged sources of financing available to us. Our failure to obtain any required additional financing on favorable terms, or at all, would have a material adverse effect on our business, financial condition and results of operations. We are pursuing several cash generating transactions, including the strategic plan described herein, as well as further expense reduction measures, but there can be no assurance that any transaction will be completed or that our expense reduction measures will be sufficient to continue as a going concern.

As a result of our failure to timely file our Annual Report on Form 10-K for the year ended March 31, 2023, we are currently ineligible to file new short form registration statements on Form S-3, which may impair our ability to raise capital on terms favorable to us, in a timely manner or at all.

Form S-3 permits eligible issuers to conduct registered offerings using a short form registration statement that allows the issuer to incorporate by reference its past and future filings and reports made under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, Form S-3 enables eligible issuers to conduct primary offerings “off the shelf” under Rule 415 of the Securities Act. The shelf registration process, combined with the ability to forward incorporate information, allows issuers to avoid delays and interruptions in the offering process and to access the capital markets in a more expeditious and efficient manner than raising capital in a standard registered offering pursuant to a Registration Statement on Form S-1. The ability to register securities for resale may also be limited as a result of the loss of Form S-3 eligibility.

As a result of our failure to timely file our Annual Report on Form 10-K for the year ended March 31, 2023, we are currently ineligible to file new short form registration statements on Form S-3 and, absent a waiver of the Form S-3 eligibility requirements, we will no longer be permitted to use our existing registration statement on Form S-3. As a consequence, we might not be permitted to sell all of the amount of securities we could otherwise sell prior to such time, subject to the limits of General Instruction I.B.6. of Form S-3, which could adversely affect our operations and financial results.

Our inability to use Form S-3 may significantly impair our ability to raise necessary capital to run our operations and execute on our strategy. If we seek to access the capital markets through a registered offering during the period of time that we are unable to use

Form S-3, we may be required to publicly disclose the proposed offering and the material terms thereof before the offering commences, we may experience delays in the offering process due to SEC review of a Form S-1 registration statement and we may incur increased offering and transaction costs and other considerations. Disclosing a public offering prior to the formal commencement of an offering may result in downward pressure on our share price. If we are unable to raise capital through a registered offering, we would be required to conduct our equity financing transactions on a private placement basis, which may be subject to pricing, size and other limitations imposed under Nasdaq rules, or seek other sources of capital.

We may have difficulty accessing public and private capital and banking services, which could negatively impact its ability to finance its operations.

We anticipate that funding sources may be available pursuant to private and public offerings of equity and/or debt and bank lending. However, if equity and/or debt financing was not available in the public capital markets, then the Company expects that it would have access to raise equity and/or debt financing privately. There can be no assurance that additional financing, if raised privately or publicly, will be available to the Company when needed or on terms which are acceptable, or that the Company’s existing indebtedness would not impact its ability to obtain such additional financing. The Company’s inability to raise financing to fund working capital, capital expenditures or acquisitions could limit its growth and may have a material adverse effect upon future profitability. If the Company cannot achieve profitability, it may be forced to cease operations and you may suffer a total loss of your investment.

The issuance and sale of common shares upon exercise of outstanding warrants or in connection with legal settlements may cause substantial dilution to existing shareholders and may also depress the market price of our common shares. Certain outstanding warrants to purchase shares of our common stock have cashless exercise rights.

As at June 30, 2023, the Company had a total of 665,395 warrants outstanding, representing 122% of the common shares issued at that date. If the holders of the warrants choose to exercise the warrants, it will cause substantial dilution to the holders of our common shares. If exercises of the warrants and sales of such shares issuable upon exercise thereof take place, the price of our common shares may decline. In addition, the common shares issuable upon exercise of the warrants may represent overhang that may also adversely affect the market price of our common shares. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of our common shares may decrease, and any additional shares which shareholders attempt to sell in the market will only further decrease the share price. If the share volume of our common shares cannot absorb shares sold by the warrant holders, then the value of our common shares will likely decrease.

Certain of the warrants discussed above allow for cashless exercise rights. In a ‘cashless exercise’, the holder reduces the number of shares of common shares issuable upon exercise of the warrants in amount equal to the aggregate value of the exercise price of the exercised warrants. For example, if our common shares were trading at $10 per share and a holder desires to exercise warrants to purchase 100 common shares with an exercise price of $1.00 per share on a cashless basis, the number of common shares issuable to the holder upon such exercise would be reduced by 10 shares, equal in value to $100 ($10 per share x 10 shares), and the holder would receive 90 common shares upon such exercise. We do not receive any cash upon a cashless exercise and as such, while a cashless exercise reduces the dilution which would otherwise exist upon a warrant exercise, it is also not as beneficial to us, as it does not bring in any new investment proceeds. Additionally, holders of warrants with cashless exercise provisions may be more likely to exercise their warrants as they do not have to come out of pocket with any cash exercise payments.

In connection with this offering, we may amend the terms of the common warrants which were previously issued to reduce the exercise price of such warrants and to extend the term during which those warrants could remain exercisable.

In addition, further dilution will occur upon the issuance of common shares pursuant to a legal settlement pursuant to which the Company is required to issue $2.75 million of common shares, or 459,867 common shares at an assumed price of $5.98 per common share. See “Legal Proceedings.”

Legal and Regulatory Risks Relating to Our Business

We identified material weaknesses in our internal control over financial reporting. This may adversely affect the accuracy and reliability of our financial statements and, if we fail to maintain effective internal control over financial reporting, it could impact our reputation, business, and the price of our common shares, as well as lead to a loss of investor confidence in us.

The Company has and may continue to fail to maintain the adequacy of its internal controls over financial reporting as such standards are modified, supplemented or amended from time to time, and the Company cannot ensure that it will conclude on an ongoing basis that it has effective internal controls over financial reporting. The Company’s failure to satisfy the requirements of Canadian and United States legislation on an ongoing, timely basis could result in the loss of investor confidence in the reliability of its financial statements or in a cease trade order, which in turn could harm the Company’s business and negatively impact the trading price and market value of its shares or other securities. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm the Company’s operating results or cause it to fail to meet its reporting obligations.

The Company also has and may continue to fail to maintain the adequacy of its disclosure controls. Disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in reports filed with securities regulatory agencies is recorded, processed, summarized and reported on a timely basis and is accumulated and communicated to the Company’s management, as appropriate, to allow timely decisions regarding required disclosure.

No evaluation can provide complete assurance that the Company’s financial and disclosure controls will detect or uncover all failures of persons within the Company to disclose material information otherwise required to be reported. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance with respect to the reliability of financial reporting and financial statement preparation. The effectiveness of the Company’s controls and procedures could also be limited by simple errors or faulty judgements.

Material weaknesses in the Company’s internal control over financial reporting were determined to exist at March 31, 2023 and these material weaknesses have not been remediated to date. The Company’s management, including the Chief Executive Officer and Chief Financial Officer, concluded that our internal control over financial reporting was not effective as of March 31, 2023 due to the presence of these material weaknesses. While we intend to adopt new and revised controls to remediate these weaknesses, if these and other controls fail to adequately remediate these material weaknesses, it could result loss of investor confidence, which could lead to a decline in our share price. In addition, if we do not maintain adequate financial and management personnel, processes, and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our share price and harm our ability to raise capital. Failure to accurately report our financial performance on a timely basis could also jeopardize our continued listing on Nasdaq or any other exchange on which our common shares may be listed.

As a non-accelerated filer, we are not required to comply with the auditor attestation requirements of the Sarbanes-Oxley Act.

We are a non-accelerated filer under the Exchange Act and we are not required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. Therefore, our internal controls over financial reporting will not receive the level of review provided by the process relating to the auditor attestation included in annual reports of issuers that are subject to the auditor attestation requirements. In addition, we cannot predict if investors will find our common shares less attractive because we are not required to comply with the auditor attestation requirements. If some investors find our common shares less attractive as a result, there may be a less active trading market for our common shares and trading price for our common shares may be negatively affected.

The Company may be classified as a “passive foreign investment company” for U.S. federal income tax purposes, which would subject U.S. investors that hold the Company’s Common Shares to potentially significant adverse U.S. federal income tax consequences.

If the Company is classified as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes in any taxable year, U.S. investors holding the Company’s Common Shares generally will be subject, in that taxable year and all subsequent taxable years (whether or not the Company continued to be a PFIC), to certain adverse U.S. federal income tax consequences. The Company will be classified as a PFIC in respect of any taxable year in which, after taking into account its income and gross assets (including the income and assets of 25% or more owned subsidiaries), either (i) 75% or more of its gross income consists of certain types of “passive income” or (ii) 50% or more of the average quarterly value of its assets is attributable to “passive assets” (assets that produce or are held for the production of passive income). Based on our current operations, income, assets and certain estimates and projections, including as to the relative values of our assets, including goodwill, which is based on the expected price of our Common Shares, the Company believes that it was not a PFIC for the taxable year ended March 31, 2022. The determination of the Company’s status as a PFIC for the fiscal year ending March 31, 2023 cannot be made at this time. Because the Company’s PFIC status must be determined annually with respect to each taxable year and will depend on the composition and character of the Company’s assets and income, including the Company’s use of proceeds from offerings, and the value of the Company’s assets (which may be determined, in part, by reference to the market value of Common Shares, which may be volatile) over the course of such taxable year, the Company may be a PFIC in any taxable year. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that the Company will not be a PFIC for any future taxable year. In addition, it is possible that the U.S. Internal Revenue Service may challenge the Company’s classification of certain income and assets as non-passive, which may result in the Company being or becoming a PFIC in the current or subsequent years.

If the Company is a PFIC for any year during a U.S. Holder’s (as defined below in “Certain U.S. Federal Income Tax Considerations”) holding period, then such U.S. Holder generally will be required to treat any gain realized upon a disposition of Common Shares, or any “excess distribution” received on its Common Shares, as ordinary income, and to pay an interest charge on a portion of such gain or distribution, unless the U.S. Holder makes a timely and effective “qualified electing fund” election (“QEF Election”) or a “mark-to-market” election with respect to its Common Shares. A U.S. Holder who makes a QEF Election generally must report on a current basis its share of the Company’s net capital gain and ordinary earnings for any year in which the Company is a PFIC, whether or not the Company distributes any amounts to its shareholders. However, U.S. Holders should be aware that if the Company determines that it is a PFIC for this year or any future taxable year, the Company can make no assurances that it would provide the information necessary for U.S. Holders to make a QEF Election. Thus, U.S. Holders may not be able to make a QEF Election with respect to their Common Shares. A U.S. Holder who makes a mark-to-market election generally must include as ordinary income each year the excess of the fair market value of the Common Shares over the taxpayer’s basis therein. Each U.S. Holder should consult its own tax advisors regarding the PFIC rules and the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares.

We are subject to laws and regulations and guidelines, changes in which could increase our costs and individually or in the aggregate adversely affect our business.

We are subject to laws and regulations affecting our operations in a number of areas. These laws and regulations affect the Company’s activities in areas including, but not limited to, organic food and beverage products, dietary supplements, consumer protection, labor, intellectual property ownership and infringement, import and export requirements, and environmental, health and safety.

The successful execution of our business objectives is contingent upon compliance with all applicable laws and regulatory requirements and obtaining all other required regulatory approvals, which may be onerous and expensive. Any such costs, which may rise in the future as a result of changes in these laws and regulations or in their interpretation and the expansion of the Company’s business, could individually or in the aggregate make the Company’s products and services less attractive to our customers, delay the introduction of new products, or cause the Company to implement policies and procedures designed to ensure compliance with applicable laws and regulations. There can be no assurance that the Company’s officers, directors, employees, contractors, or agents will not violate such laws and regulations or our policies and procedures.

We are subject to risks inherent to the nutraceutical industry.

We are heavily dependent on the export of products to the United States. The FDA is able to block the import entry of any product that violates or appears to violate U.S. law. Future changes in U.S. requirements and interpretations of those requirements, coupled with FDA’s authority to block import entry based only on an apparent violation of the law, increases the possibility that our products may not have full access to the U.S. market and poses additional risks to our business.

We are subject to anti-money laundering laws and regulations in multiple jurisdictions.

The Company will be subject to a variety of laws and regulations in Canada and in the United States that involve money laundering, financial recordkeeping and proceeds of crime, including the U.S. Currency and Foreign Transactions Reporting Act of 1970 (commonly known as the Bank Secrecy Act), as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Criminal Code (Canada), as amended and the rules and regulations thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by governmental authorities in the United States and Canada.

If any of the Company’s investments, or any proceeds thereof, any dividends or distributions therefrom, or any profits or revenues accruing from such investments in the United States or Canada were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime under one or more of the statutes noted above or any other applicable legislation. This could restrict or otherwise jeopardize the ability of the Company to declare or pay dividends, effect other distributions or subsequently repatriate such funds back to Canada. Furthermore, while we have no current intention to declare or pay dividends on its Common Shares in the foreseeable future, we may decide or be required to suspend declaring or paying dividends without advance notice and for an indefinite period of time.

Our inability to maintain our regulatory approvals and permits or failure to comply with applicable regulations could adversely affect our business and financial results.

The Company is required to obtain and maintain certain federal and state permits, licenses and approvals in the jurisdictions where its products are manufactured and/or sold and to comply with extensive regulations governing its business, including FDA regulations. There can be no assurance that the Company will be able to obtain or maintain necessary licenses, permits or approvals or continue to comply with applicable regulations. Any material delay or inability to receive these items is likely to delay and/or inhibit the Company’s ability to conduct its business, and would have an adverse effect on its business, financial condition and results of operations.

We are currently, and may in the future be, subject to substantial litigation, investigations and proceedings that could cause us to incur significant legal expenses and result in harm to our business.

We and our subsidiaries are subject to federal, state, local, foreign and provincial health, safety, and labeling laws and regulations, including but not limited to the federal Food, Drug, and Cosmetic Act and regulations promulgated by the FDA; laws and regulations promulgated by the United States Department of Agriculture; the National Organic Program; and state, local, foreign, and provincial law equivalents. In addition, the California Safe Drinking Water and Toxic Enforcement Act of 1986 (Proposition 65) and implementing regulations impose testing and warning requirements for products containing any chemical known to the State of California to cause cancer and/or reproductive toxicity. Product recall laws and regulations also apply to our products.

The failure by us to comply with applicable health, safety, and labeling requirements could result in fines, penalties, injunctions, product recalls, enforcement actions, third-party claims for property damage and personal injury, regulatory or judicial orders requiring corrective measures, and attorneys’ fees associated with prosecuting such actions, which could have a material adverse effect on our business, financial condition, or results of operations.

We rely on contract manufacturers to produce products in compliance with applicable health, safety, and labeling requirements. Further, as with any consumer-facing company selling food or nutraceutical products, there is always a chance of microbial contamination even under the most stringent manufacturing practices; thus, the risk of fines, penalties, injunctions, product recalls, enforcement actions, third-party claims for property damage and personal injury, regulatory or judicial orders requiring corrective measures, and attorneys’ fees associated with prosecuting such actions is heightened where the company is not actively involved in the manufacturing practices.

On February 4, 2021, the United States House of Representatives Subcommittee on Economic and Consumer Policy, Committee on Oversight and Reform (“Subcommittee”), published a report, “Baby Foods Are Tainted with Dangerous Levels of Arsenic, Lead, Cadmium, and Mercury” (the “Report”), which stated that, with respect to Sprout, a company in which Neptune acquired a 50.1% stake, “Independent testing of Sprout Organic Foods has confirmed that their baby foods contain concerning levels of toxic heavy metals.” The Report further stated that after receiving reports alleging high levels of toxic metals in baby foods, the Subcommittee requested information from Sprout but did not receive a response. On February 11, 2021, the Subcommittee contacted Sprout, reiterating its requests for documents and information about toxic heavy metals in Sprout’s baby foods.

Sprout provided an initial response to the Subcommittee on February 25, 2021. The pending inquiries and potential findings could have a material adverse effect on our business, financial condition, or results of operations.

On March 16, 2021, a purported class action, captioned Marvin Gong v. Neptune Wellness Solutions, et al., was filed in the United States District Court for the Eastern District of New York against the Company and certain of its current and former officers. On October 21, 2022, the Company announced that it had agreed to settle and resolve the lawsuit for a gross payment to the class of between $4 and $4.25 million, with the exact amount being within the Company’s control and dependent on the type of consideration used. The settlement was subject to court approval and certification by the court of the class. On March 16, 2023, the settlement offer was accepted and the first two payments in the amount of $500,000 each were subsequently paid. The remainder is payable either in cash ($2,500,000) or in common shares ($2,750,000), at Neptune’s election, within 31 days after the Final Approval Order is entered, which occurred on September 7, 2023. The Company has agreed to pay the remainder in common shares, which will result in a substantial number of shares being issued, and such an issuance will result in substantial dilution to the existing holders of our common shares.

We also are subject to federal, state, local, foreign and provincial laws, rules and regulations concerning advertising and marketing, including but not limited to those prohibiting unfair, deceptive, and/or abusive trade practices. Violations of advertising and marketing requirements can result in fines, penalties, injunctions, disgorgement of profits, full restitution for injury suffered by consumers, rescission of contracts, enforcement actions, regulatory or judicial orders requiring corrective measures, and attorneys’ fees associated with prosecuting such actions.

Accordingly, we are exposed to potential liabilities and reputational risk associated with litigation, regulatory proceedings and government investigations and enforcement actions for the failure of us to comply with applicable health, safety, and labeling requirements and advertising and marketing requirements. Any adverse judgment in or settlement of any pending or any future litigation or investigation could result in payments, fines and penalties that could adversely affect our business, results of operations and financial condition and which may not be covered by insurance. Regardless of the merits of the claims and the outcome, legal proceedings have resulted in, and may continue to result in, significant legal fees and expenses as well as diversion of management’s and employee time and other resources, and adverse publicity. Such proceedings could also adversely affect our business, results of operations and financial condition. If the Company is unsuccessful in its defense of material litigation claims or is unable to settle the claims, the Company may be faced with significant monetary damage awards or other remedies against it including injunctive relief that could have a material adverse effect on the Company’s business, financial condition and results of operations. Administrative or regulatory actions against the Company or its employees could also have a material adverse effect on the Company’s business, financial condition and results of operations. For more information on our pending legal proceedings, see “Legal Proceedings.”

Risks Relating to Our Human Resources

We may be unable to attract or retain key personnel, and we may be unable to attract, develop and retain additional employees required for our development and future success.

Our success is largely dependent on the performance of our management team and certain employees and our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees. Qualified individuals are in high demand, and we may incur significant costs to attract and retain them. The loss of the services of any key personnel, or an inability to attract other suitably qualified persons when needed, could prevent us from executing on our business plan and strategy, and we may be unable to find adequate replacements on a timely basis, or at all. We do not currently maintain key-person insurance on the lives of any of our key personnel.

We face exposure to fraudulent or illegal activity by officers, directors, employees, contractors, consultants and agents, which may subject us to investigations and actions.

We are exposed to the risk that any of our officers, directors, employees, independent contractors and consultants and our subsidiaries may engage in fraudulent or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to us that violate (i) government regulations, (ii) manufacturing standards, (iii) federal, state, local, and foreign healthcare fraud and abuse laws and regulations, or (iv) laws that require the true, complete and accurate reporting of financial information or data. It may not always be possible for us to identify and deter misconduct by our officers, directors, employees and other third parties, and the precautions taken by us to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. We cannot provide assurance that our internal controls and compliance systems will protect us from acts committed by our officers, directors, employees, agents or business partners in violation of U.S. or Canadian federal, provincial or state or local laws. If any such actions are instituted against us, and we are not successful in defending or asserting our rights, those actions could have a material impact on our business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of our operations, any of which could have a material adverse effect on our business, financial condition, results of operations or prospects.

Risks Relating to Our Information Technology

We must successfully maintain and/or upgrade our information technology systems, and our failure to do so could have a material adverse effect on our business, financial condition or results of operations.

We rely on various information technology systems to manage our operations. Over the last several years, we have implemented, and we continue to implement, modifications and upgrades to such systems, including changes to legacy systems, replacing legacy systems with successor systems with new functionality, and acquiring new systems with new functionality. These types of activities subject us to inherent costs and risks associated with replacing and changing these systems, including impairment of our ability to fulfill customer orders, potential disruption of our internal control structure, substantial capital expenditures, additional administration and operating expenses, retention of sufficiently skilled personnel to implement and operate the new systems, demands on management time and other risks and costs of delays or difficulties in transitioning to or integrating new systems into our current systems. These implementations, modifications, and upgrades may not result in productivity improvements at a level that outweighs the costs of implementation, or at all.

In addition, the difficulties with implementing new technology systems may cause disruptions in our business operations and have a material adverse effect on our business, financial condition, or results of operations.

We may be exposed to risks and costs associated with security breaches, data loss, credit card fraud and identity theft that could cause us to incur unexpected expenses and loss of revenue as well as other risks.

The Company’s operations are increasingly dependent on IT systems and the management of information; thus, the protection of customers, employees, suppliers and other business data is critical. A portion of our sales require the collection of certain customer data, such as credit card information. In order for our sales channel to function, we and other parties involved in processing customer transactions must be able to transmit confidential information, including credit card information, securely over public networks. The use of credit payment systems makes us more susceptible to a risk of loss, particularly with respect to an external security breach of customer information controlled by us, or by third parties under arrangements with us (including those with whom we have strategic alliances). Despite our efforts, the Company experienced a cyber-attack in July 2021 as a consequence of increased digital interactions with customers, suppliers and consumers, and changes in ways of working of our employees and these external stakeholders due to the COVID-19 outbreak. Also, we are particularly reliant on service providers and thus the impact of COVID-19 on their operations also imposed a risk for us. Cyber-attacks will continue to impose threats to our operations.

In addition, federal, state, provincial and international laws and regulations govern the collection, retention, sharing, and security of data that we manage. The regulatory environment surrounding information security and privacy has been increasingly demanding in recent years and may see the imposition of new and additional requirements by provincial, state, and federal governments as well as foreign jurisdictions in which we do business. Compliance with these requirements may result in cost increases due to necessary systems changes and the development of new processes to meet these requirements by us.

In the event of a security breach, theft, leakage, accidental release or other illegal activity with respect to employees, customers, suppliers or other company data, we could become subject to various claims, including those arising out of thefts and fraudulent transactions, and may also result in the suspension of credit card services. This could cause consumers to lose confidence in our security measures, harm our reputation as well as divert management attention, and expose us to potentially unreserved claims and litigation. Any loss in connection with these types of claims could be substantial. If our electronic payment systems are damaged or cease to function properly, we may have to make significant investments to fix or replace them, and we may suffer interruptions in our operations in the interim. In addition, we are reliant on these systems, not only to protect the security of the information stored, but also to appropriately track and record data. Any failures or inadequacies in these systems could expose us to significant unreserved losses, which could materially and adversely affect our earnings and the market price of securities. Our brand reputation would likely be damaged as well.

Risks Relating to Our Intellectual Property

Our commercial success depends, in part, on our intellectual property rights and a failure by us to protect our intellectual property may have a material adverse effect on our ability to develop and commercialize our products.

Our success depends in part on our ability to develop products, obtain patents, protect our trade secrets and operate without infringing third-party exclusive rights or without others infringing our exclusive rights or those granted to us under license. The patent position of a corporation is generally uncertain and involves complex legal, factual and scientific issues, several of which remain unresolved. We do not know whether we will be able to develop other patentable proprietary technology and/or products. Furthermore, we cannot be completely certain that our future patents, if any, will provide a definitive and competitive advantage or afford protection against competitors with similar technology. Furthermore, we cannot give any assurance that such patents will not be challenged or circumvented by others using alternative technology or whether existing third-party patents will prevent us from marketing our products. In addition, competitors or potential competitors may independently develop, or have independently developed products as effective as ours or invent or have invented other products based on our patented products.

If third-party licenses are required, we may not be able to obtain them, or if obtainable, they may not be available on reasonable terms. Furthermore, we could develop or obtain alternative technologies related to third-party patents that may inadvertently cover their products. Inability to obtain such licenses or alternative technologies could delay the market launch of certain of our products, or even prevent us from developing, manufacturing or selling certain products. In addition, we could incur significant costs in defending ourselves in patent infringement proceedings initiated against us or in bringing infringement proceedings against others.

Risks Relating to This Offering and Ownership of Our Common Shares

We do not currently intend to pay any cash dividends on our Common Shares in the foreseeable future.

We have never paid any cash dividends on our Common Shares. We do not anticipate paying any cash dividends on our Common Shares in the foreseeable future because, among other reasons, we currently intend to retain any future earnings to finance our business. The future payment of cash dividends will be dependent on factors such as cash on hand and achieving profitability, the financial requirements to fund growth, our general financial condition and other factors our board of directors may consider appropriate in the circumstances. Until we pay cash dividends, which we may never do, our shareholders will not be able to receive a return on their Common Shares unless they sell them.

We have broad discretion in the use of proceeds from the offering.

Our management will have broad discretion with respect to the application of net proceeds received by us from the sale of the Common Shares and Warrants under this prospectus and may spend such proceeds in ways that do not improve our results of operations or enhance the value of the Common Shares and Warrants. Any failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business or cause the price of our Common Shares to decline.

If there is insufficient liquidity in our Common Shares, it could adversely affect your ability to sell your shares.

Shareholders of the Company may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Common Shares on the trading market, and that the Company will continue to meet the listing requirements of the Nasdaq or achieve listing on any other public stock exchange. There can be no assurance that an active and liquid market for the Common Shares will be maintained and an investor may find it difficult to resell Common Shares.

There is currently no established public trading market for the Warrants.

There is no established public trading market for the Warrants, and we do not expect such a market to develop. In addition, we do not plan on making an application to list the Warrants on the Nasdaq, or any other securities exchange or other trading system. This may affect the pricing of the Warrants in the secondary market, the transparency and availability of trading prices, the liquidity of the Warrants, and the extent of issuer regulation. Except in limited circumstances specified in the Warrants, holders of the Warrants will not be entitled to any voting rights, dividends or other rights as shareholders of the Company, prior to the exercise of their Warrants. In addition, the Warrants have an assumed exercise price of $5.98 per Common Share, will be exercisable immediately, and will expire five years following the date of issuance. If the price of the Common Shares does not exceed the exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants may not have any value.

U.S. investors may be unable to enforce certain judgments against us in Canada.

Neptune is a corporation existing under the Business Corporations Act (Québec). A number of our directors and officers are residents of Canada or other jurisdictions outside of the United States, and substantially all of our assets are located outside the United States. As a result, it may be difficult to effect service within the United States upon the Company or upon its directors and officers. Execution by United States courts of any judgment obtained against the Company or any of the Company’s directors or officers in United States courts may be limited to the assets of such companies or such persons, as the case may be, located in the United States. It may also be difficult for holders of securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon civil liability and the civil liability of the Company’s directors and executive officers under the U.S. federal securities laws. The Company has been advised that a judgment of a U.S. court predicated solely upon civil liability under United States federal securities laws or the securities or “blue sky” laws of any state within the United States, would likely be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. However, there may be doubt as to the enforceability in Canada against these non-U.S. entities or their controlling persons, directors and officers who are not residents of the United States, in original actions or in actions for enforcement of judgments of courts of the United States, of liabilities predicated solely upon U.S. federal or state securities laws.

Certain Canadian laws could delay or deter a change of control.

The Investment Canada Act (Canada) subjects an acquisition of control of a corporation by a non-Canadian to government review if the value of the assets as calculated pursuant to the legislation exceeds a threshold amount.

A reviewable acquisition may not proceed unless the relevant minister is satisfied that the investment is likely to be a net benefit to Canada. Any of the foregoing could prevent or delay a change of control and may deprive or limit strategic opportunities for our shareholders to sell their shares.

Our failure to meet the continued listing requirements of Nasdaq could result in a de-listing of our Common Shares.

If we fail to continue to satisfy the continued listing requirements of Nasdaq, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq will take steps to de-list our Common Shares. The per share price of our Common Shares has declined below the minimum bid price threshold required for continued listing. In addition, our shareholders’ equity has decreased below the minimum threshold under the equity standard for listing on Nasdaq. Any such de-listing would likely have a negative effect on the price of our Common Shares and would impair your ability to sell or purchase our Common Shares when you wish to do so, as well as adversely affect our ability to issue additional securities and obtain additional financing in the future.

On December 29, 2022, we received a deficiency notice from Nasdaq (the “Deficiency Notice”) informing us that our Common Shares have failed to comply with the $1.00 minimum bid price required for continued listing under Nasdaq Listing Rule 5550(a)(2) (“Rule 5550(a)(2)”) based upon the closing bid price of our Common Shares for the 30 consecutive business days prior to the date of the Deficiency Notice. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were given 180 calendar days from December 29, 2022, or until June 27, 2023, to regain compliance with Rule 5550(a)(2). On June 27, 2023, the Company filed for an extension to this deadline and the Nasdaq has determined that the Company is eligible for an additional 180 calendar day period, or until December 26, 2023, to regain compliance. If at any time before December 26, 2023, the bid price of our Common Shares closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Nasdaq will provide written confirmation that we have regained compliance.

On July 19, 2023, we received a deficiency notice from Nasdaq informing us that our reported stockholders’ equity as reported in our recent Annual Report on Form 10-K has decreased below the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market under the equity criteria under Nasdaq Listing Rule 5550(b)(1) (“Rule 5550(b)(1)”). The Company submitted a plan to regain compliance to Nasdaq on September 5, 2023. If the plan is accepted, Nasdaq can grant an extension of 180 calendar days from the date of the letter to evidence compliance.

Our common shares may be de-listed if we do not regain compliance with Rule 5550(a)(2) by December 26, 2023 or Rule 5550(b)(1) and our shareholders could face significant material adverse consequences, including:

●	Limited availability or market quotations for our common shares;
●	Reduced liquidity of our common shares;
●	Determination that our common shared are “penny stock”, which would require brokers trading in our common shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common shares;
●	Limited amount of news and analysts’ coverage of us; and
●	Decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

In the event of a de-listing, however, we would take actions to restore our compliance with Nasdaq Marketplace Rules, but we can provide no assurances that the listing of our Common Shares would be restored, that our Common Shares will remain above the Nasdaq minimum bid price requirement or that we otherwise will remain in compliance with the Nasdaq Marketplace Rules.

Our shareholders may be subject to dilution resulting from future offerings of Common Shares by us.

We may raise additional funds in the future by issuing Common Shares or equity-linked securities. Holders of our securities have no preemptive rights in connection with such further issuances. Our board of directors has the discretion to determine if an issuance of our capital stock is warranted, the price at which such issuance is to be affected and the other terms of any future issuance of capital stock. In addition, additional common shares will be issued by us in connection with the exercise of warrants, options or grant of other equity awards granted by us. Additional common shares are also expected to be issued in settlement of a legal case. See the section entitled “Legal Proceedings” appearing elsewhere in this prospectus for more information. Such additional equity issuances could, depending on the price at which such securities are issued, substantially dilute the interests of the holders of our existing securities. After giving effect to the sale by us of (i) 1,170,568 shares of our Common Shares and accompanying Common Warrants to purchase 1,170,568 shares of our Common Shares at the assumed public offering price of $5.98 per Common Share and accompanying Common Warrant, and (ii) Pre-Funded Warrants to purchase Common Shares and accompanying Common Warrants at a the assumed public offering price of $5.98 per Pre-Funded Warrant and accompanying Common Warrant, and after deducting Placement Agent fees and expenses and estimated offering expenses payable by us and assuming full exercise of the Pre-Funded Warrants, you will experience immediate dilution of $29.52 per share, representing the difference between the public offering price per share and our as adjusted net tangible book value per share as of June 30, 2023 after giving effect to this offering. See the section entitled “Dilution” appearing elsewhere in this prospectus for a more detailed illustration of the dilution you would incur if you participate in this offering.

Our constating documents permit us to issue an unlimited amount of additional Common Shares or Preferred Shares, which may prevent a third-party takeover or cause our shareholders to experience dilution in the future.

Our constating documents authorize us to issue an unlimited number of Common Shares and an unlimited number of preferred shares (“Preferred Shares”). Our board of directors has the authority to cause us to issue additional Common Shares and Preferred Shares and to determine the special rights and restrictions of the shares of one or more series of our Preferred Shares, each without consent of our shareholders. The issuance of any such securities may result in a reduction of the book value or market price of our Common Shares. Given the fact that we operate in a capital-intensive industry with significant working capital requirements, we may be required to issue additional Common Shares or other securities that are dilutive to existing shareholders in the future in order to continue our operations, which may result in dilution to existing shareholders. Further, any such issuances could result in a change of control or a reduction in the market price for our Common Shares. Additionally, the rights of the holders of Common Shares will be subject to, and may be adversely affected by, the rights of holders of any Preferred Shares that may be issued in the future. For example, Preferred Shares typically rank senior to Common Shares as to dividend rights, liquidation preference or both and may be convertible into Common Shares. Lastly, our ability to issue Preferred Shares could make it more difficult for a third-party to acquire a majority of our outstanding voting shares, particularly in the event we issue Preferred Shares with special voting rights, the effect of which may be to deprive our shareholders of a control premium that might otherwise be realized in connection with an acquisition of us.

Because the Company is a “smaller reporting company,” we may take advantage of certain scaled disclosures available to us, resulting in holders of our securities receiving less Company information than they would receive from a public company that is not a smaller reporting company.

We are a “smaller reporting company” as defined in the Exchange Act. As a smaller reporting company, we may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) our common shares held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter, or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and our common shares held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. To the extent we take advantage of any reduced disclosure obligations, it may make it harder for investors to analyze the Company’s results of operations and financial reports in comparison with other public companies.

As a smaller reporting company, we are permitted to comply with scaled-back disclosure obligations in our SEC filings compared to other issuers, including with respect to disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We have elected to adopt the accommodations available to smaller reporting companies. Until we cease to be a smaller reporting company, the scaled-back disclosure in our SEC filings will result in less information about our company being available than for other public companies.

If investors consider our common shares less attractive as a result of our election to use the scaled-back disclosure permitted for smaller reporting companies, there may be a less active trading market for our common shares and our share price may be more volatile.

Any acquisitions, strategic investments, divestures, mergers, or joint ventures we make may require the issuance of a significant amount of equity or debt securities and may not be successful.

As part of our business strategy, we expect to selectively pursue strategic acquisitions, as well as additional strategic and other investments such as joint ventures or partnerships, to obtain additional businesses, products and/or technologies, capabilities, and personnel. Acquisitions and other investments present challenges, including geographical coordination, personnel integration and retention of key management personnel, systems integration, the potential disruption of each company’s respective ongoing businesses, possible inconsistencies in standards, controls, procedures, and policies, unanticipated costs of terminating or relocating facilities and operations, unanticipated expenses relating to such integration, contingent obligations, and the reconciliation of corporate cultures. Those operations could divert management’s attention from the business, cause a temporary interruption of or loss of momentum in the business, and adversely affect our results of operations and financial condition. The inability to consummate and integrate new acquisitions on advantageous terms, or the failure to achieve a favorable return on our strategic and other investments, could adversely affect our ability to grow and compete effectively. Additionally, if we make one or more acquisitions in which the consideration includes the Company’s securities, we may be required to issue a substantial amount of equity, debt, warrants, convertible instruments, or other similar securities. Such an issuance could result in dilution to shareholders or increase our interest expense and other expenses.

We have reported negative cash flows from operating activities and may do so in future periods.

The Company reported negative cash flow from operating activities of $28.6 million and $54.3 million for the fiscal years ended March 31, 2023 and March 31, 2022, respectively, and $5.3 million and $6.4 million for the fiscal quarters ended June 30, 2023 and June 30, 2022, respectively. The Company has historically and may also continue to have negative cash flow from operating activities until sufficient levels of sales are achieved. The Company cannot guarantee that future positive cash flow from operating activities will be obtained. In addition, negative cash flows may continue longer than the Company has planned for which could cause liquidity issues.

We may also be unable to obtain borrowings in an amount sufficient to enable them to pay debt or to fund other liquidity needs. If sufficient liquidity is not obtained, we may need to refinance or restructure all or a portion of its debt on or before maturity, sell assets or borrow money or issue equity, which may not be possible on terms satisfactory to the Company, or at all. If the Company continues to report negative cash flows from operating activities, or any failure to obtain any required additional financing on favorable terms, or at all, such events could have a material adverse effect on the business, financial condition, and results of operation of the Company.

We will not be able to maintain our operations without additional funding.

As of June 30, 2023, Neptune had $1.4 million of cash and cash equivalents. We had negative cash flows from operating activities of $28.6 million and $54.3 million during the twelve-month periods ended March 31, 2023 and March 31, 2022, respectively, and negative cash flows from operating activities of $5.3 million and $6.4 million during the three-month periods ended June 30, 2023 and June 30, 2022, respectively. As of September 13, 2023, we have approximately $0.4 million in cash and cash equivalents, which is expected to be sufficient to operate the business for less than one month under the current business plan. The Company requires funding in the very near term in order to continue its operations. If the Company is unable to obtain funding in the near-term, it may have to cease operations and liquidate its assets. We may be unable to generate sufficient cash flow from operations or to obtain future borrowings in an amount sufficient to enable us to pay our debt or to fund our other liquidity needs. If we do not have sufficient liquidity, we may need to refinance or restructure all or a portion of our debt on or before maturity, sell assets or borrow more money or issue equity, which we may not be able to do on terms satisfactory to us or at all. In addition, any refinancing could be at higher interest rates and may require us to comply with more onerous covenants which could further restrict our business operations. We may also try to raise the necessary capital through securities offerings, however these may entail significant downsides, due to limitations on use of registration statements on Form S-3. For more information on our inability to use Form S-3, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial and Capital Management—Capital Resources.” Such offerings are subject to market conditions and are beyond our control.

We are subject to foreign currency fluctuations, which could adversely affect our financial results.

We are exposed to the financial risk related to the fluctuation of foreign exchange rates and the degrees of volatility of those rates. Currency risk relates to the portion of our business transactions denominated in currencies other than the Canadian dollar.

For the twelve-month period ended March 31, 2023, approximately 82% of our revenues were in U.S. dollars, and most of our expenses, including the purchase of raw materials, were in U.S. dollars. If the value of the United States dollar fluctuates significantly more than expected in the foreign exchange markets, our operating results and financial condition may be adversely affected.

This is a reasonable best-efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, Placement Agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth herein. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds to complete such short-term operations. Such additional fundraises may not be available or available on terms acceptable to us.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including: (i) timely delivery of shares; (ii) agreement to not enter into variable rate financings for one year from closing, subject to certain exceptions; (iii) agreement to not enter into any financings for 90 days from closing; and (iv) indemnification for breach of contract.

General Risk Factors

Catastrophic events outside of our control, including pandemics, may harm our results of operations or damage our facilities.

A catastrophic events, or the perception of such events, such as earthquakes, tsunamis, floods, typhoons, fires, power disruptions or other natural or manmade disasters, computer viruses, cyber-attacks, terrorist attacks, wars (such as the ongoing military conflict between Russia and Ukraine), riots, civil unrest or other conflicts, or an outbreak of a public health crisis including epidemics, pandemics (such as the COVID-19 pandemic), outbreaks of new infectious diseases or viruses, or related events that can result in volatility and disruption to global supply chains, operations, mobility of people, patterns of consumption and service, and the financial markets could disrupt the Company’s operations, or those of its material contractors. Such disruptions could impair production or distribution of the Company’s potential products, damage inventory or our facilities, interrupt critical functions or otherwise materially adversely affect its business, which could materially harm the Company’s financial condition or results of operations.

The market price of the Company’s Common Shares may be highly volatile.

The stock market, from time-to-time, experiences significant price and volume fluctuations unrelated to the operating performance of particular companies. Future announcements concerning the Company, its competitors, including those pertaining to financing arrangements, government regulations, developments concerning regulatory actions affecting the Company, litigation, additions or departures of key personnel, cash flow, and economic conditions and political factors in Canada and the United States may have a significant impact on the market price of the Company’s Common Shares. In addition, there can be no assurance that the Company’s Common Shares will continue to be listed on Nasdaq.

The market price of the Company’s Common Shares could fluctuate significantly for many other reasons, including for reasons unrelated to the Company’s specific performance, such as reports by industry analysts, investor perceptions, or negative announcements by its subscribers, competitors or suppliers regarding their own performance, as well as general economic and industry conditions. For example, to the extent that other large companies within its industry experience declines in their stock price, the share price of the Company’s Common Shares may decline as well. In addition, when the market price of a company’s shares drops significantly, shareholders often institute securities class action lawsuits against the company.

Litigation resulting from these claims could be costly and time-consuming and could divert the attention of management and other key personnel from the Company’s business and operations. The complexity of any such claims and the inherent uncertainty of commercial or class action, litigation increases these risks. In recognition of these considerations, the Company could suffer significant litigation expenses in defending any of these claims and enter into settlement agreements. If the Company is unsuccessful in its defense of material litigation claims or is unable to settle the claims, the Company may be faced with significant monetary damage awards or other remedies against it including injunctive relief that could have a material adverse effect on the Company’s business, financial condition and results of operations. Administrative or regulatory actions against the Company or its employees could also have a material adverse effect on the Company’s business, financial condition and results of operations.

USE OF PROCEEDS

We estimate the net proceeds to us in this offering will be approximately $6.1 million, after deducting the Placement Agent fees and expenses and estimated offering expenses payable by us. This assumes a public offering price of $5.98 per Common Share and Warrant (the last reported sale price of our Common Shares on Nasdaq on September 13, 2023). However, because this is a reasonable best-efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the Placement Agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.

These estimates exclude the proceeds, if any, from the exercise of Common Warrants issued in this offering. If all of the Common Warrants issued in this offering were to be exercised in cash at an assumed exercise price of $5.98 per Common Share, we would receive additional proceeds of approximately $7 million. We cannot predict when or if these Common Warrants will be exercised. It is possible that these Common Warrants may expire and may never be exercised. Additionally, the Common Warrants contain a cashless exercise provision that permit exercise of Common Warrants on a cashless basis at any time where there is no effective registration statement under the Securities Act of 1933, as amended, covering the issuance of the underlying shares.

We plan to use the proceeds of the offering for working capital, including for payment of accounts payable due to suppliers. The principal reasons for this offering are to increase our working capital.

Due to the uncertainties inherent in our business, we cannot estimate with certainty the exact amounts of the net proceeds from this offering that may be used for any purpose. As a result, our management will have broad discretion in applying the net proceeds from this offering.

The net proceeds from this offering will not significantly improve the Company’s working capital. The Company’s trade and other payables will continue to significantly exceed its cash balance. After receipt of the net proceeds from this offering the Company will still be required to actively manage its liquidity and expenses and payments of payables will continue to not be made as the amounts become due. Nor will the receipt of the net proceeds from this offering remove that substantial doubt and as such, there will remain substantial doubt about our ability to continue as a going concern after this offering.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2023 as follows:

●	on an actual basis;
●	on an as adjusted basis to reflect our receipt of the net proceeds our sale and issuance of 1,170,568 Common Shares (assuming exercise in full of the Pre-Funded Warrants and no exercise of the Common Warrants) in this offering based on the assumed public offering price of $5.98 per common share (the last reported sale price of our Common Shares on Nasdaq on September 13, 2023) after deducting estimated Placement Agent fees and expenses and estimated offering expenses payable by us.

The as adjusted information set forth below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table in conjunction with “Management’s Discussion and Analysis of

Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in, or incorporated by reference into, this prospectus.

	As of June 30, 2023
		As
	Actual	Adjusted (1)
	(In thousands, except share and per share data)
Liability related to warrants	$2,352	$2,352
Operating lease liabilities (including current portion)	$2,280	$2,280
Loans and borrowings (including current portion)	$25,218	$25,218
Other liability	$23	$23
Shareholders’ equity:
Share capital, without par value, 545,554 shares issued and outstanding as of June 30, 2023, actual; 1,716,122 shares issued and outstanding, as adjusted	323,411	323,411
Preferred shares, no par value; no shares outstanding, actual; no shares outstanding, proforma; and no shares outstanding proforma as adjusted	—	—
Warrants	$6,291	$13,291
Additional paid-in capital	$58,755	$58,755
Accumulated other comprehensive loss	$(14,899)	$(14,899)
Deficit	$(391,956)	$(392,836)
Total equity (deficiency) attributable to equity holders of the Company	$(18,398)	$(12,278)
Non-controlling interest	$(17,107)	$(17,107)
Total shareholders’ equity (deficiency)	$(35,505)	$(29,385)
Total capitalization	$(5,632)	$488

(1)	As the accounting treatment of the Warrants and the allocation between equity and liability components has not yet been determined, it is assumed for the purposes of the As Adjusted capitalization that all of the proceeds have been allocated to the derivative warrant liabilities and therefore, all of the estimated Placement Agent fees and expenses and estimated offering expenses have been allocated to deficit. In addition, if the fair value of the derivative warrant liabilities exceeds the total proceeds of this offering, a loss would be recorded upon initial recognition of this offering, which loss is not reflected in the deficit in the above table. Also if in connection with this offering, the terms of the common warrants which were previously issued are amended to reduce the exercise price of such warrants and to extend the term during which those warrants could remain exercisable, a loss would be recorded for the change in fair value of the warrants, which loss is not reflected in the deficit in the above table.

A $0.25 increase or decrease in the assumed public offering price of $5.98 per share, as set forth on the cover page of this prospectus, would increase or decrease the expected net proceeds to us from this offering by approximately $0.3 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated Placement Agent fees and expenses and estimated offering expenses payable by us.

Similarly, a 100,000 share increase or decrease in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase or decrease the net proceeds to us by approximately $0.6 million, assuming the assumed public offering price of $5.98 per share remains the same, and after deducting estimated Placement Agent fees and expenses and estimated offering expenses payable by us.

The number of our Common Shares to be outstanding immediately after this offering is based on 545,554 Common Shares outstanding as of June 30, 2023 and excludes:

●	$2,750,000 worth of our Common Shares to be issued in settlement of a legal proceeding;
●	16,862 Common Shares issuable upon the exercise of stock options outstanding as of June 30, 2023, at a weighted average exercise price of $2,812.40 per Common Share;
●	665,395 Common Shares issuable upon the exercise of warrants outstanding as of June 30, 2023, at a weighted average exercise price of $161.96 per Common Share;
●	110 deferred share units;
●	72 restricted share units; and
●	any additional Common Shares that are available for future issuance under our equity compensation plans.

DILUTION

If you purchase Common Shares and Warrants in this offering, you will experience dilution to the extent of the difference between the combined public offering price per Common Share and related Warrant in this offering and our net tangible book value (deficit) per Common Share. Net tangible book value (deficit) per Common Share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of outstanding Common Shares. As of June 30, 2023, our net tangible book value (deficit) was approximately $(39.5 million), or approximately $(72.43) per Common Share, after taking into account the Share Consolidation.

After giving effect to the assumed sale by us of Common Shares and Warrants in this offering at an assumed combined public offering price of $5.98 per Common Share and related Warrant (the last reported sale price of our Common Shares on Nasdaq on September 13, 2023), after deducting the estimated Placement Agent fees and expenses and estimated offering expenses payable by us, our as adjusted net tangible book value (deficit) as of June 30, 2023 would have been approximately $(40.40 million), or approximately $(23.54) per Common Share. The as adjusted net tangible book value has been computed assuming exercise in full of the Pre-Funded Warrants and no exercise of the Common Warrants. This represents an immediate increase in net tangible book value (deficit) of $48.90 per Common Share to existing shareholders and an immediate dilution of $29.52 per share to new investors purchasing Common Shares and related Warrants in this offering, attributing none of the assumed combined public offering price to the Common Warrants offered hereby. The following table illustrates this per Common Share dilution:

Per Common
Share and
Warrant
Assumed combined public offering price per Common Share and related Common Warrant	$5.98
Net tangible book value (deficit) per Common Share as of June 30, 2023	$(72.43)
Increase in net tangible book value (deficit) per Common Share attributable to this offering	$48.90
As adjusted net tangible book value (deficit) per Common Share after this offering	$(23.54)
Dilution per Common Share to new investors	$29.52

A $0.25 increase (decrease) in the assumed combined public offering price of $5.98 per Common Share and Common Warrant would not result in an increase (decrease) in our as adjusted net tangible book value (deficit) and would not result in a change in dilution to new investors, assuming that the number of Common Shares and Common Warrants sold by us remains the same, after deducting the estimated Placement Agent fees and expenses and estimated offering expenses payable by us.

Similarly, a decrease of 100,000 in the number of Common Shares offered by us would decrease our as adjusted net tangible book value by approximately $0.6 million or $1.81 per share, and increase the dilution per share to investors participating in this offering by $1.81 per share, assuming the assumed offering price per share remains the same and after deducting the estimated Placement Agent commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual offering price, the actual number of Common Shares we offer in this offering, and other terms of this offering determined at pricing.

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding options or warrants having a per share exercise price less than the per Common Share and related Common Warrant offering price to the public in this offering, nor does it take into account further dilution to new investors that will occur upon the issuance of common shares pursuant to a legal settlement pursuant to which the Company is required to issue $2.75 million of common shares, or 459,867 common shares at an assumed price of $5.98 per common share. See “Legal Proceedings.”

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

The number of our Common Shares to be outstanding immediately after this offering is based on 545,554 Common Shares outstanding as of June 30, 2023 and excludes:

●	$2,750,000 worth of our Common Shares to be issued in settlement of a legal proceeding;
●	16,862 Common Shares issuable upon the exercise of stock options outstanding as of June 30, 2023, at a weighted average exercise price of $2,812.40 per Common Share;
●	665,395 Common Shares issuable upon the exercise of warrants outstanding as of June 30, 2023, at a weighted average exercise price of $161.96 per Common Share;
●	110 deferred share units;

●	72 restricted share units; and
●	any additional Common Shares that are available for future issuance under our equity compensation plans

MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY

Our Common Shares trade under the symbol “NEPT” on Nasdaq.

The following table sets forth the high and low intraday sales prices per Common Share as reported on Nasdaq beginning on April 1, 2021 and taking into account the Share Consolidation that took effect on September 6, 2023:

		Low Trading Price	High Trading Price
Period		($)	($)
Year Ending March 31, 2024
Second Quarter	(to September 13, 2023)	$4.40	$13.60
First Quarter	(June 30, 2023)	$4.40	$28.00
Year Ending March 31, 2023
Fourth Quarter	(March 31, 2023)	$11.60	$41.60
Third Quarter	(December 31, 2022)	$9.20	$76.80
Second Quarter	(September 30, 2022)	$40.00	$149.60
First Quarter	(June 30, 2022)	$53.60	$56.40
Year Ended March 31, 2022
Fourth Quarter	(March 31, 2022)	$294.00	$784.00
Third Quarter	(December 31, 2021)	$490.00	$896.00
Second Quarter	(September 30, 2021)	$770.00	$1,652.00
First Quarter	(June 30, 2021)	$1,484.00	$2,212.00

As of September 13, 2023, we had 42 shareholders of record based on the records of our transfer agent, which does not include beneficial owners of our Common Shares whose shares are held in the names of various securities brokers, dealers and registered clearing agencies.

Dividends

We do not anticipate paying any dividend on our Common Shares in the foreseeable future. We presently intend to retain future earnings to finance the expansion and growth of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements and other factors the board of directors deems relevant. In addition, the terms of any future debt or credit facility may preclude us from paying dividends.

Securities Authorized for Issuance under Equity Compensation Plans

Information about our equity compensation plans, as set forth in this prospectus under the caption “Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters”, is incorporated herein by reference.

Unregistered Sales of Equity Securities

Except as set forth below, since September 13, 2020, we have not sold any securities that were not registered under the Securities Act.

(1)	In March 2023, we issued warrants to purchase common shares of the Company to one accredited investor which permits the investor to purchase an aggregate of 2,778 of our common shares at an exercise price of $0.54.
(2)	In February 2023, we issued to three accredited investors an aggregate of 3,659 of our common shares in connection with loans to Sprout Foods, Inc.
(3)	In January 2023, we issued (i) 1,792 common shares to our financial advisor in connection with our strategic review and (ii) to two accredited investors the January 2023 Warrants, which permits the investors to purchase an aggregate of 21,250 of our common shares at an exercise price of $21.20 per common share.
(4)	In October 2022, we issued to accredited investors the Series E Warrants in the Private Placement, which permits the investors to purchase an aggregate of 160,428 of our common shares at an exercise price of $64.80 per common share.
(5)	In July and September 2022, we issued to two accredited investors an aggregate of 10,236 common shares in connection with loans to Sprout Foods, Inc.

(6)	In June 2022 we issued 178 common shares to our financial advisor in connection with our proposed divestiture of our Canadian cannabis business.
(7)	In October 2020, we issued 11,575 common shares and 7,524 warrants to purchase common shares at an offering of $3,024 per share to institutional investors.

Repurchases of Equity Securities

We did not repurchase any of our equity securities during the years ended March 31, 2023 and 2022.

BUSINESS

Overview

General

Neptune Wellness Solutions Inc. (“Neptune”, the “Company”, “we”, “us” or “our”) is a modern consumer packaged goods (“CPG”) company driven by a singular purpose: to transform the everyday for a healthier tomorrow. Neptune is a diversified health and wellness company with multiple brand units. With a mission to redefine health and wellness, Neptune is focused on building a broad portfolio of high quality, affordable consumer products in response to long-term secular trends and market demand for natural, plant-based, sustainable and purpose-driven lifestyle brands. The Company utilizes a highly flexible, cost-efficient manufacturing and supply chain infrastructure that can be scaled up and down or into adjacent product categories to identify new innovation opportunities, quickly adapt to consumer preferences and demand, and bring new products to market through its mass retail partners and e-commerce channels. Leveraging decades of expertise in extraction and product formulation, Neptune is a provider of turnkey product development and supply chain solutions to business customers across several health and wellness verticals, including nutraceuticals and white label consumer packaged goods. Neptune has expanded its operations since June 2020 into brand units in order to better address its markets. The main brand units are Nutraceuticals and Organic Foods & Beverages. All amounts in this prospectus are in US dollars, unless otherwise noted.

History

Neptune was incorporated under Part IA of the Companies Act (Québec) on October 9, 1998 under the name Neptune Technologies & Bioresources Inc. Since its incorporation, Neptune has amended its articles of incorporation on numerous occasions. The Company first amended its articles on May 30, 2000 to convert its then issued and outstanding shares into newly-created classes of shares. The Company’s articles were also amended on May 31, 2000 to create Series A Preferred Shares. On August 29, 2000, the Company converted all its issued and outstanding Class A shares into Class B subordinate shares. On September 25, 2000, the Company further amended its share capital to eliminate its Class A shares and converted its Class B subordinate shares into Common Shares. On November 1, 2013, the Company amended its articles of incorporation to reflect certain changes to items relating to board matters. The Company’s Common Shares are listed and posted for trading on the Nasdaq under the symbol, “NEPT”.

On September 6, 2023, we effected a one for forty (1-for-40) reverse split of our common shares, which we refer to as the “Share Consolidation,” as approved by our board of directors. Trading of our common shares on both the TSX and Nasdaq on a post-consolidated basis commenced as of the open of markets on September 8, 2023. On August 15, 2022, the Company voluntarily delisted its Common Shares from the TSX.

Our Properties and Operations

The following table sets forth the Company’s principal physical properties:

Type	Material Properties Location	Leased / Owned
Office	Laval, Québec	Leased
Office	Vaudreuil, Québec	Leased
Office / Laboratory	Laval, Québec	Leased
Office	Jupiter, Florida	Leased

Our headquarters is located in leased offices in Laval, Québec, where our general and administrative departments primarily operate. We also lease laboratory space in Laval, Quebec where testing and development of many of our products takes place. On December 5, 2022, our U.S. operations opened an office in Jupiter, Florida which serves as the U.S. headquarters.

We previously owned a production facility in Sherbrooke, Quebec where we conducted our cannabis operations including laboratory testing. On October 17, 2022, we announced that we had entered into a binding agreement for the sale of our cannabis business, which would include the sale of our cannabis brands and the Sherbrooke building in one or more transactions. The disposition of our cannabis operations occurred on November 9, 2022. We believe the divestment of the cannabis assets will allow us to realize significant cost savings and operational streamlining from redirected resources towards our simplified corporate structure.

We also have leased offices in Vaudreuil, Province of Québec, Canada, which have been sub-leased to a third-party tenant.

Business Strategy

Neptune’s vision is to change consumer habits through the creation and distribution of environmentally friendly, ethical and innovative consumer product goods. Our mission is to redefine health and wellness and help humanity thrive by providing sustainable consumer focused solutions. Despite the decline in global economic activity since the outbreak of the COVID-19 virus, Neptune has taken transformative, and successful, actions to increase its sales, distribution and reach in both the business-to-business (“B2B”) and business-to-consumer (“B2C”) models in the CPG market. Neptune has a dual go-to market B2B and B2C strategy focused on expanding its global distribution reach. We believe the strategy sets Neptune apart from its competition and has started to yield consistent, long-term revenue opportunities for the Company. On September 15, 2023, the Company’s Board of Directors approved proceeding with a spinout to Neptune shareholders of a majority of its equity interest in Sprout. See “–Markets—Organic Foods and Beverages.”

The Company’s strategy is focused on the health and wellness sector with an emphasis on select CPG verticals, including Nutraceuticals and Organic Foods & Beverages. Neptune’s current brand portfolio across these verticals include Sprout®, Neptune Wellness™, Forest Remedies®, and MaxSimil®.

On June 9, 2021, Neptune announced a multi-year licensing agreement between Sprout and CoComelon, the world’s leading children’s entertainment brand, owned and operated by Moonbug Entertainment. In addition, on July 27, 2021, an initial launch was announced for Sprout products into Canada, in Metro grocery stores in the province of Ontario. In September 2022, Sprout launched its up-age meal products.

Neptune’s future will be focused on brand creation, accelerating organic growth with emphasis on increased efficiency and margin expansion. This will be complemented by accretive acquisitions with a proven track record of operational excellence. On July 22, 2021, the Company launched Forest Remedies’ plant-based Omega 3-6-9 gummies and soft gels. Neptune is focused on expanding its exclusive Omega-3 delivery technology MaxSimil® while improving growth and profitability in its Nutraceuticals vertical. The MaxSimil® product lineup will be expanded with the launch of two new consumer products: MaxSimil® with CoQ10 and MaxSimil® with Curcumin. Additionally, the Company launched a new consumer line of Vitamin Sprays and Pumps for both children and adults with selected retail partners. To support anticipated accelerated growth, the Nutraceuticals U.S. sales force has been expanded to maximize awareness and distribution of the capabilities and expertise in nutraceuticals, including prebiotics and probiotics, and proteins within this important vertical.

Products, Principal Markets, Methods of Distribution and Brands

Products

Our Nutraceutical products and Organic Foods and Beverages are manufactured by third party manufacturers. In order to meet demand for our products, we have developed relationships with selected contract manufacturers. For Biodroga we mainly buy all the raw materials we supply to our third-party manufacturers Our largest co-manufacturers for Biodroga makes approximately 35% of our annual production requirements. For Sprout, 90% of raw materials are purchased by the third-party manufacturers based on our specifications. The largest Sprout co-manufacturer makes about 40% of our annual requirements. We believe that we are not dependent on any single contract manufacturer and that, if necessary, our current selected contract manufacturers could be replaced with minimal disruption to our operations.

Our quality control staff requires full disclosure of quality procedures and certifications on the part of our suppliers and we periodically conduct on-site audits of their facilities. For strategic reasons, certain of our key raw materials are sourced from single suppliers. However, in the event that we were unable to source an ingredient from a current supplier, we believe that we could generally obtain the same ingredient or an equivalent from an alternative supplier, with minimal disruption to our operations.

Canadian Cannabis Products - Extracts and Formulations

On October 16, 2022, Neptune entered into an asset sale and purchase agreement (the “ASPA”) with a third-party, for its Canadian cannabis business including the Sherbrooke facility, following the planned divestiture of this business announced on June 8, 2022. The aggregate purchase price of the assets sold, net of liabilities assumed, amounted to $3.8 million ($5.15 million CAD). The ASPA closed on November 9, 2022. Some assets were excluded from the ASPA and were written down accordingly. On November 10, 2022, the Company filed a notice of cessation of cannabis activities with Health Canada and requested that its cannabis processing and research licenses be revoked. As of November 11, 2022, all cannabis was removed from the Sherbrooke facility and the Company no longer possesses or conducts any activities with cannabis.

Markets

Nutraceuticals

Neptune offers a variety of specialty ingredients, including our licensed specialty ingredient MaxSimil®, a technology that helps increase digestion and absorption of fat-soluble and nutritional ingredients. Additionally, the Company sources a variety of other marine oils, seed oils and specialty ingredients that are available for sale as raw material or transformed into finished products. The Company has recently launched a new line of Vitamin Sprays and Pumps for both children and adults. Neptune is focused on expanding its exclusive Omega-3 delivery technology MaxSimil® while improving growth and profitability in its Nutraceuticals vertical through its brand Biodroga.

Neptune’s core strength is product innovation with a focus on specialty ingredients offered in bulk soft gels and liquid delivery systems. The Company continues to expand its delivery system capabilities with projects for pumps, sprays and roll-ons. All of Neptune’s Nutraceutical products are available under distributors’ private labels, primarily sold in the Canadian and U.S. nutraceutical markets. Neptune, through its nutraceuticals products business, also formulates, develops and provides customers with turnkey nutrition solutions.

The Company sells wellness products to the Nutraceutical market through its Forest Remedies brand. Forest Remedies offers plant-based supplements, including first-of-its kind multi-omega gummies and soft gels with packaging that is 100% plastic-free. Neptune announced, on March 10, 2022, the launch of its Forest Remedies Multi Omega 3-6-9 line of supplements. This distribution agreement marks another important milestone in our efforts to transform Neptune into a high-growth branded CPG company.

Organic Foods and Beverages

In February 2021, Neptune acquired a controlling interest in Sprout Foods, Inc., an organic plant-based baby food and toddler snack company. Sprout is an integral piece of Neptune’s health and wellness portfolio and represents a key brand within the Organic Foods and Beverages vertical. Since completing the Sprout acquisition, the Company has begun expansion efforts in Sprout’s distribution across substantially all of Target’s U.S. retail stores. The Company also announced, on July 27, 2021, the initial launch of Sprout products into Canada, in Metro grocery stores in the province of Ontario. Neptune further expects to launch Sprout products in North America throughout the remainder of the fiscal year. The Company expects the Neptune/Sprout combination to result in significant incremental revenue growth, with several near and long-term revenue synergy opportunities identified within Neptune’s existing relationships and current sales channels. As described above, Neptune also announced on June 9, 2021, an exclusive multi-year licensing agreement between Sprout and CoComelon, the #1 children’s entertainment and educational show in the world with more than 110 million subscribers worldwide. This co-branded product line is now available on Walmart.com and in 900 Walmart stores and has been very well-received. With this launch, Sprout Organics now sells into the top organic baby food retailers in the U.S., accounting for approximately 90 percent of the overall market.

On May 2, 2023, Neptune announced that four of its most popular Sprout Organics x CoComelon co-branded, organic toddler pouches have been picked up by Target and are now available in select Target Stores across the United States, and Target.com. The Sprout Organics x CoComelon line includes 15 SKU’s that are made up of toddler pouches, Wafflez snacks, and plant-based snack bars, each leveraging CoComelon’s brand as the #1 Kids YouTube Channel in the world. In addition to the CoComelon partnership, Sprout Organics SKU’s consist of organic toddler pouches, toddler meals, toddler snacks and the newly launched Big Kid Mealz; Sprouts first product out of the baby aisle.

On September 15, 2023, the Company’s Board of Directors approved proceeding with a spinout to Neptune shareholders of a majority of its equity interest in Sprout Organics. Upon completion of the spinout, which would follow the previously announced exchange by Neptune of existing Sprout debt for Sprout equity, pursuant to the term sheet entered into with Morgan Stanley, it is anticipated that Neptune would spin out a majority of its equity interest in Sprout to current Neptune shareholders, and Neptune would keep a retained interest of approximately 10-15%. The Company believes there are many benefits in proceeding with the contemplated spinout transaction, including reducing Neptune’s operating costs and cash requirements and generally reducing Neptune’s debt exposure, such that Neptune’s overall financial position and cash flows would be improved.

The completion of the proposed spinout transaction and contemplated distribution of Sprout shares to Neptune shareholders are subject to a number of conditions, including the completion of legal and tax structuring analyses, completion of financial analysis, determination of the structure of Sprout, determination of final details of the transaction, settlement of the board and management team for Sprout, required regulatory approvals, any required shareholder approval, and the listing of the Sprout shares on a stock exchange. There is no certainty that the foregoing conditions will be satisfied or that the spinout transaction will be completed on the terms proposed or at all.

The Board of Neptune may determine to not proceed with the transaction should there be a change in market conditions or investor interest or should another opportunity arise that would be deemed to better enhance value to Neptune stakeholders.

The Sprout shares to be distributed in the spinout have not been registered under the Securities Act or any U.S. state securities laws, and may not be distributed to Neptune shareholders unless registered under the Securities Act and all applicable state securities laws or unless exempt from or not subject to such registration requirements.

In the last year, Sprout has made the following major distribution gains and sales milestones:

Distribution: Now available in 90% of the organic baby food market, Sprout x CoComelon being a key driver of sales velocity.

Target SKU Count: 4 Sprout x CoComelon SKUs launched in select Target stores nationwide and Target.com.

Added Distribution: In the last year, Sprout has established substantial distribution gains with leading retailers, and Target has contributed to that growth.

CoComelon Co-Brand: Yes Yes Veggie product is now Sprout’s #1 highest selling pouch in the latest 26 weeks in Total US xAOC*.

Geographic Presence: Now available in all 50 states, as well as in Canada.

*Sales velocity: Sales dollars per total point of distribution; Nielsen AOD; Total US x AOC Latest 26 weeks W/E 3-25-23

Sales and Distribution

Nutraceutical Products

The Company sells its nutraceutical products mainly in bulk softgels or liquids to multiple distributors and customers, who commercialize these products under their private label. While the Company may have orders in place with approximately 100 different distributors and customers at any one time, the majority of the Company’s sales are concentrated with a small group of distributors and customers. Agreements with these distribution partners may be terminated or altered by them unilaterally in certain circumstances.

The Company sells its Neutraceutical products through distributors and directly to retail outlets in the United States. It also sells its products online through its own website forestremedies.com as well as e-commerce sites.

Organic Foods and Beverages

The Company, though its Sprout subsidiary, sells its products to mass retailers, grocery stores and other retail outlets, as well as online through e-commerce sites and its own website sproutorganics.com.

Our B2C Brand Portfolio Strategy

We are currently working on accelerating brand equity for our brand portfolio:

Biodroga™. Neptune, through its Biodroga subsidiary, provides product development and turnkey solutions (4PL) to its customers throughout North America. Biodroga offers a full range of services, whether it is leveraging our global network of suppliers to find the best ingredients or developing unique formulations that set our customers apart from their competition. Biodroga’s core products are MaxSimil, various Omega-3 fish oils and other nutritional products, as well as softgel solutions.

MaxSimil. Neptune has an exclusive license to use the patented nutritional ingredient, MaxSimil, an omega-3 fatty acid delivery technology that uses enzymes that mimic the natural human digestive system to predigest omega-3 fatty acids. The Journal of Nutrition, by the Oxford University Press, recently released the results of a clinical study that evidences MaxSimil’s superior absorption as compared with standard fish oil supplements. MaxSimil was first introduced to the market in 2018, and is sold as a straight omega-3 supplement with standard and unique concentration of EPA/DHA. MaxSimil is also starting to be presented in combination with specialty ingredients such as Curcumin and Vitamin K2.

Forest Remedies®. Under our Forest Remedies® brand, we offer first-of-their kind vegan multi-omega gummies and soft gels with packaging that is 100% plastic-free. Launched on March 10, 2022, our Forest Remedies Multi Omega 3-6-9 line of supplements is available into more than 340 Sprouts Farmers Market stores across the U.S. This distribution agreement marks another important milestone in our efforts to transform Neptune into a high-growth branded CPG company.

Sprout®. Neptune entered a new market with the Neptune/Sprout combination. Sprout has created a trusted organic baby food brand with a comprehensive range of products that are always USDA certified organic, non-GMO and contain nothing artificial. Sprout’s products target four segments: Stage 2 (children 6 months and up), Stage 3 (children 8 months and up), Toddler (children aged 12 months and up) and Snacks (children 8 months and up). Since our acquisition of a controlling interest in Sprout, the Company has begun expansion efforts in Sprouts’ distribution substantially in all of Target’s U.S. retail stores. The Company also announced on July 27, 2021, its initial launch into the Canadian market through its partnership with food retailer Metro Inc. Certain toddler snacks under this brand label are now available in Metro grocery stores in the province of Ontario.

Competition

The nutraceutical and organic foods and beverages industries are highly competitive. There are many companies, public and private universities, and research organizations actively engaged in the research and development of products that may be similar to our products. It is probable that the number of companies seeking to develop products similar to our products will increase. Many of these and other existing or potential competitors have substantially greater financial, technical and human resources than we do and may be better equipped to develop, manufacture and market products.

We seek to differentiate our products and marketing from our competitors based on product quality, customer service, marketing support, pricing and innovation, and believe that our strategy enables us to effectively compete in the marketplace. For additional information regarding the competitive nature of our businesses, see “Risks Related to Our Business” under the heading “Risk Factors” of this prospectus.

Regulatory

Our Nutraceutical and Organic Food and Beverage businesses are subject to varying degrees of regulation by a number of government authorities in Canada and the U.S., including Health Canada, the FDA, the Federal Trade Commission (FTC), the Consumer Product Safety Commission, the U.S. Department of Agriculture, and the Environmental Protection Agency. Various provincial, state and local agencies in areas where we operate and in which our products are sold also regulate our business. The areas of our business regulated by both these and other authorities include, among others:

●	product claims and advertising;
●	product labels;
●	product ingredients;
●	how we manufacture, package, distribute, import, export, sell and store our products; and
●	our classification as an essential business and our right to continue operations during government shutdowns.

Health Canada and the FDA, in particular, regulate the formulation, manufacturing, packaging, storage, labeling, promotion, distribution and sale of vitamins and other nutritional supplements in Canada and the U.S., while other agencies regulate marketing and advertising claims. Under Health Canada and FDA rules, companies that manufacture, package, label, distribute or hold nutritional supplements are required to meet certain GMP’s to ensure such products are of the quality specified and are properly packaged and labeled. We are committed to meeting or exceeding the standards set by Health Canada and the FDA and believe we are currently operating within the mandated GMP.

Health Canada and he FDA also regulate the labeling and marketing of dietary supplements and nutritional products, including the following:

●	the identification of dietary supplements or nutritional products and their nutrition and ingredient labeling;
●	requirements related to the wording used for claims about nutrients, health claims, and statements of nutritional support;
●	labeling requirements for dietary supplements or nutritional products for which “high potency” and “antioxidant” claims are made;
●	notification procedures for statements on dietary supplements or nutritional products; and
●	premarket notification procedures for new dietary ingredients in nutritional supplements.

We are also subject to a variety of other regulations in Canada and the U.S., including those relating to health, safety, bioterrorism, taxes, labor, employment, import and export, the environment and intellectual property. All of these regulations require significant financial and operational resources to ensure compliance, and we cannot assure you we will always be in compliance despite our best efforts to do so or that complying will not become prohibitively costly to our business.

Intellectual Property

We constantly evaluate the importance of obtaining intellectual property protection for our technology brands, products, applications and processes and maintaining trade secrets. When applicable to our business and products, we seek to obtain, license and enforce patents, protect our proprietary information and maintain trade secret protection without infringing the proprietary rights of third parties. We also make use of trade secrets, proprietary unpatented information and trademarks to protect our technology and enhance our competitive position.

Brand Names and Trademarks

Sprout®, NurturMe®, Nosh!®, Neptune Wellness™, MaxSimil®, Forest Remedies®, and Ocean Remedies® are trademarks of the Company.

Licenses

On January 31, 2020, Neptune entered into an exclusive, worldwide, and royalty-bearing licensing agreement with SCF Pharma Inc. for the development, manufacturing, formulation, distribution, sub-licensing and sale of the MaxSimil® technology in nutraceutical products.

On May 28, 2021, Sprout Foods entered into a multi-year licensing agreement with Moonbug, providing Sprout with an exclusive license to utilize certain properties relating to CoComelon®, the world’s leading children’s entertainment brand, owned and operated by Moonbug, with Sprout products. The licensing agreement, which expires December 31, 2023, will automatically extend until December 31, 2026 provided there has not been a material breach of the agreement, the Company does not provide notice of an intent to not extend by October 1, 2023, and the Company has accrued royalties of $195,000 or more under the agreement before October 1, 2023. The Company expects to meet the minimum royalty threshold later this year, on time.

Employees

As of March 31, 2023, we had 50 employees working at our business offices in Jupiter and Laval, or remotely, down from 161 employees at March 31, 2022. Our employees possess specialized skills and knowledge, which we believe are valuable assets of the Company. As of March 31, 2023, 21 of our employees were in Canada while 29 were in the United States. We also had 21 temporary personnel. None of our employees were represented by a union. We consider our relations with our employees to be good and our operations have never been interrupted as the result of a labor dispute.

Seasonality

In addition to general economic factors, we are impacted by seasonal factors and trends such as major cultural events and other unpredictable matters. Although we believe the impact or seasonality on our consolidated results of operations is minimal, our quarterly results may vary significantly in the future due to the timing of nutraceutical contract manufacturing orders as well promotions and ordering patterns of our other customers. We cannot provide assurance future revenues will follow historical patterns. The market price of our common shares may be adversely affected by these factors.

Business Update

Financial Positioning

We are taking the steps necessary to shore up cash reserves in the immediate term and position our balance sheet properly to fund our growth initiatives as we push towards profitability. To this end, we have explored multiple options to balance the need for providing near-term financial stability while ensuring we continue to build long-term shareholder value. As a result, we have entered into three agreements for the purchase and sale of common shares and pre-funded warrants in May 2023, October 2022, June 2022 and March 2022. We also issued promissory notes in July 2022, November 2022 and March 2023, issued senior secured notes in January 2023 and entered into an accounts receivable factoring facility in January 2023; an inventory factoring facility was also added in May 2023. Taking into account all considerations, we believe these actions are in the best interest of the company and will benefit shareholders in the long-term. See Management’s Discussion and Analysis of Financial Condition and Results of Operations – Going Concern. Unless otherwise specified, all dollar amounts are in US dollars (“USD”).

Growth Drivers

We remain enthusiastic about the growth prospects of our business, with opportunity across all three of our core verticals. We have successfully made the transition to a fully-integrated consumer packaged goods company with a diverse suite of better-for-you brands, available in some of the country’s largest retail chains. At the same time, we are driving consumer relevance by pursuing the right strategic partnerships for co-branded product lines and expanding our product offerings in key wellness categories.

Major Distribution Gains

Since acquiring a majority stake in Sprout Organics in February 2021, we have expanded Sprout baby foods and toddler snacks substantially, both online and in store at major retailers like Target and Walmart. Earlier in March 2022, we announced the launch of our Forest Remedies Multi Omega 3-6-9 line of supplements into more than 340 Sprouts Farmers Market stores across the U.S. This distribution agreement marks another important milestone in our efforts to transform Neptune into a high-growth branded CPG company.

Strategic Partnerships

In February 2022, we brought Walmart a first-of-its-kind collaboration between Sprout Organics and popular kids’ entertainment platform CoComelon. This co-branded product line is now available on Walmart.com and in 900 Walmart stores and has been very well-received. With this launch, Sprout Organics now sells into the top organic baby food retailers in the U.S., accounting for approximately 90 percent of the overall market.

Investing in Our Prospects

On November 15, 2021 we initiated a strategic review and made some big changes to get on track to becoming a profitable diversified CPG company. These actions have taken effect, and we are starting to see the results. The third quarter of fiscal year 2022 was the first quarter where we posted a positive gross margin since transitioning to a CPG-focused model. The third quarter of fiscal year 2022 was the first quarter where we posted a positive gross margin since transitioning to a CPG-focused model. For the three-month period ended March 31, 2023, consolidated gross profit margin was (21.14)% of net sales, up from (49.39)% for the same period last year. For the twelve-month period ended March 31, 2023 the gross profit margin was (4.70)% up from (15.44)% for the same period of the prior year. However, there can be no assurances that revenue or gross profit growth will continue.

While the global market can be unstable during turbulent times, we are taking steps to ensure we remain well- positioned to execute against our stated plan: controlling our costs while pursuing high-growth opportunities. To that effect, Neptune announced on June 8, 2022 the launch of a new CPG focused strategic plan to reduce costs, improve the Company’s path to profitability and enhance current shareholder value. This plan focuses on two primary actions: (1) the divestiture of the Canadian cannabis business and (2) a realignment of focus and operational resources toward increasing the value of Neptune’s consumer products business. With the divestiture of its cannabis business, Neptune is renewing its focus on the core brands – Sprout Organics and Biodroga Solutions – that align closely with future consumer trends and show a greater potential for future growth and profitability.

On October 16, 2022, Neptune entered into an asset sale and purchase agreement (the “ASPA”) with a third- party, for its Canadian cannabis business including the Sherbrooke facility, following the divestiture of this business announced on June 8, 2022. The aggregate purchase price of the assets sold, net of liabilities assumed, amounted to approximately $3.8 million ($5.15 million CAD). The ASPA closed on November 9, 2022. Some assets were excluded from the ASPA and were written down accordingly. The completion of the divestiture of our cannabis business is a critical milestone in executing upon our strategy to become a leading CPG company. The sale of the cannabis assets will allow us to realize significant cost savings and operational streamlining from redirected resources towards our simplified corporate structure, as we focus on Sprout as the key growth driver for Neptune going forward.

Recent Corporate Developments

Neptune’s Presence in Canada’s Cannabis Market

During the year ended on March 31, 2022, Neptune supplied the market with premium cannabis extracts and dried flower, under its Mood Ring™ and PanHash™ brands, and completed its launch of all significant regulated product categories. All cannabis products were manufactured and packaged at the Company’s purpose-built facility in Sherbrooke, Quebec. On June 8, 2022, the Company announced a planned accelerated divestiture of the Canadian cannabis business and that the Company would focus on winding up its cannabis operations pending one or more sales transactions. Following this announcement, all assets and liabilities related to the Canadian cannabis business were respectively shown under assets held for sale and liabilities directly associated with assets held for sale on Neptune’s balance sheet. Further information on those assets and liabilities can be found in note 2(d) of the condensed consolidated interim financial statements for the nine-month period ended December 31, 2022. On October 16, 2022, Neptune entered into an asset sale and purchase agreement (the “ASPA”) with a third-party, for its Canadian cannabis business including the Sherbrooke facility, following the planned divestiture of this business announced on June 8, 2022. The aggregate purchase price of the assets sold, net of liabilities assumed, amounted to approximately $3.8 million ($5.15 million CAD). The ASPA closed on November 9, 2022. Some assets were excluded from the ASPA and were written-down accordingly, on October 17, 2022 we announced that we had entered into a binding agreement for the sale of our cannabis business and the sale closed on November 9, 2022.

Launch of a New CPG Focused Strategic Plan

On June 8, 2022, Neptune announced the launch of a new Consumer Packaged Goods (“CPG”) focused strategic plan to reduce costs, improve the Company’s path to profitability and enhance current shareholder value. This plan builds on the Company’s initial strategic review that took place in fall of 2021 and focuses on two primary actions: (1) divestiture of the Canadian cannabis business and (2) a realignment of focus and operational resources toward increasing the value of Neptune’s consumer products business. With the divestiture of its cannabis business, Neptune has renewed its focus on its core brands – Sprout Organics and Biodroga Solutions – that align closely with future consumer trends and show a greater potential for future growth and profitability.

Neptune Announces New Line of CoComelon® Co-Branded Products

Neptune announced on May 26, 2022 a new line up of CoComelon co-branded organic snack bars for toddlers. The snack bars are the latest innovation in the Sprout Organics x CoComelon product line launched in 2022, which features a range of organic baby and toddler food pouches and toddler snacks. New snack bars will be available online and at select retailers nationwide. Sprout Organics CoComelon Snack Bars are available in two flavor combinations: Banana and Banana with Peas and Carrots. Each snack bar contains a blend of unsweetened fruits, veggies and gluten-free oats and packs an impressive 4g of plant-based protein and 2g of dietary fiber to help fuel growing bodies.

Changes to Management

Neptune announced on June 8, 2022 that Sarah Tynan, Sprout’s Chief Customer Officer, was promoted to CEO of Sprout. Ms. Tynan resigned from her position at Sprout as of July 7, 2023. John Wirt, the Company’s General Counsel, is currently serving as Acting President of Sprout.

On August 4, 2023, Raymond Silcock, Neptune’s Chief Financial Officer, resigned, and Lisa Gainsborg, the Company’s controller, was appointed Interim Chief Financial Officer.

Receipt of Nasdaq Notifications

On November 15, 2022, the Company filed a Notification of Late Filing on Form 12b-25 (the “Form 12b-25”) with the SEC, which stated that it was unable to file its Form 10-Q for the quarter ended September 30, 2022 by the prescribed due date without unreasonable effort or expense because it required additional time to finalize its financial statements to be included in the Form 10-Q. The Company did not file its Form 10-Q by the fifth calendar day delay after the prescribed due date. On November 22, 2022, the Company received a Deficiency Notice from Nasdaq indicating that, as a result of not having timely filed the Form 10-Q with the SEC, the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), which requires timely filing of all required periodic financial reports with the SEC. The Deficiency Notice had no immediate effect on the listing or trading of the Company’s common shares on the Nasdaq. The Deficiency Notice indicated that the Company could regain compliance with the Listing Rule at any time prior to January 23, 2023 by filing the Form 10-Q. If the Company failed to file the Form 10-Q by such date, the Company could submit a plan to regain compliance with the Listing Rule prior to such date and, following receipt of such plan, Nasdaq may grant an extension of 180 calendar days from the Form 10-Q due date, or until May 15, 2023, for the Company to regain compliance. On December 20, 2022, the Company filed its Form 10-Q for the quarter ended December 31, 2022 and, thereby, regained compliance with the Listing Rule.

On February 15, 2023, the Company filed a Form 12b-25 with the SEC, which stated that it was unable to file its Form 10-Q for the quarter ended December 31, 2022 by the prescribed due date without unreasonable effort or expense because it required additional time to finalize its financial statements to be included in the Form 10-Q. The Company did not file its Form 10-Q by the fifth calendar day delay after the prescribed due date. On February 23, 2023, the Company received a Deficiency Notice from Nasdaq indicating that, as a result of not having timely filed the Form 10-Q with the SEC, the Company is not in compliance with the Listing Rule, which requires timely filing of all required periodic financial reports with the SEC. The Deficiency Notice had no immediate effect on the listing or trading of the Company’s common shares on the Nasdaq. The Deficiency Notice indicated that the Company could regain compliance with the Listing Rule at any time prior to April 24, 2023 by filing the Form 10-Q. If the Company failed to file the Form 10-Q by such date, the Company may submit a plan to regain compliance with the Listing Rule prior to such date and, following receipt of such plan, Nasdaq may grant an extension of 180 calendar days from the Form 10-Q due date, or until August 21, 2023, for the Company to regain compliance. On March 30, 2023, the Company filed its Form 10-Q for the quarter ended December 31, 2022 and, thereby, regained compliance with the Listing Rule.

On December 29, 2022, we received a Deficiency Notice from Nasdaq informing us that our Common Shares have failed to comply with the $1.00 minimum bid price required for continued listing under Nasdaq Listing Rule 5550(a)(2) based upon the closing bid price of our Common Shares for the 30 consecutive business days prior to the date of the Deficiency Notice. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were given 180 calendar days from December 29, 2022, or until June 27, 2023, to regain compliance with Rule 5550(a)(2). On June 27, 2023, the Company filed for an extension to this deadline and the Nasdaq has determined that the Company is eligible for an additional 180 calendar day period, or until December 26, 2023, to regain compliance. If at any time before December 26 2023, the bid price of our Common Shares closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Nasdaq will provide written confirmation that we have regained compliance.

On July 19, 2023, we received a deficiency notice from Nasdaq informing us that our reported stockholders’ equity as reported in our recent Annual Report on Form 10-K has decreased below the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market under the equity criteria under Nasdaq Listing Rule 5550(b)(1) (“Rule 5550(b)(1)”). The Company submitted a plan to regain compliance to Nasdaq on September 5, 2023. If the plan is accepted, Nasdaq can grant an extension of 180 calendar days from the date of the letter to evidence compliance.

Change in Auditor

On May 30, 2023, the Company announced the appointment of Berkowitz Pollack Brant Advisors + CPAs (“BPB”) as its independent registered public accounting firm, to audit our consolidated financial statements for the year ending March 31, 2024. Accordingly,

KPMG LLP (“KPMG”), which previously served as the Company’s independent auditors, was dismissed upon completion of their audit on July 14, 2023 of the Company’s consolidated financial statements as of and for the year ended March 31, 2023 and the issuance of their report thereon. The appointment of BPB was made after a thorough evaluation process and has been approved by our board of directors and our Audit Committee. During the period from April 1, 2021 through May 30, 2023, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements if not resolved to KPMG's satisfaction would have caused KPMG to make reference to the subject matter of the disagreement in connection with its report.

Closing of a $5,000,000 Registered Direct Offering Priced At-The-Market Under Nasdaq Rules

On June 22, 2022, Neptune announced that it entered into definitive agreements with several institutional investors for the purchase and sale of an aggregate of 32,500 Common Shares and 16,139 pre-funded warrants to purchase up to an aggregate of 16,139 Common Shares (the “June 2022 Pre-Funded Warrants”) of the Company, and two series of warrants each to purchase up to 48,639 Common Shares (for an aggregate of 97,278 Common Shares) (the “Series C Warrants “ and “Series D Warrants ,” and together, the “June 2022 Warrants “), at an offering price of $102.80 per share and accompanying warrants in a registered direct offering priced at-the-market under Nasdaq rules (the “June 2022 Offering”). The June 2022 Warrants each have an exercise price of $92.80 per share and were immediately exercisable upon issuance. The Series D Warrants will expire two years following the date of issuance and the Series C Warrants will expire five years following the date of issuance. The gross proceeds from the June 2022 Offering were $5 million, prior to deducting placement agent fees and other offering expenses payable by Neptune and assuming none of the June 2022 Warrants are exercised for cash. The offering closed on June 23, 2022. The June 2022 Pre-Funded Warrants issued in the offering were fully exercised on June 24, 2022 for $64.55. Additionally, on October 6, 2022, 24,320 Series C common share purchase warrants were amended to provide for an extended expiration date of June 23, 2029.

Expansion of the Existing Secured Promissory Notes

On July 13, 2022, Neptune announced that Sprout Foods Inc. (“Sprout”), the Company’s organic plant-based baby food and toddler snack company, has entered into an amendment of each of its existing Secured Promissory Notes to expand from $22.5 million to a maximum of $37.5 million, allowing for up to $13 million of future lending. In connection with this amendment, investment funds managed by Morgan Stanley Expansion Capital (“Morgan Stanley” or “MSEC”) have agreed to immediately commit an additional $3 million under the expanded Secured Promissory Notes to Sprout. This amount was received July 13, 2022. The funds from the expanded facility are intended to be used for the general working capital needs of Sprout and the repayment of certain existing Sprout debt payable to Neptune. Effective April 18, 2023, the MSEC Note maturity date was extended to December 31, 2024, and which will bear interest at the rate of 15.0% per annum through and including December 31, 2023, payable in kind, and 10.0% per annum, payable in kind, and 5.0% per annum payable in cash, from and after January 1, 2024. The other Notes will mature on February 1, 2024 and will bear interest at 10% per annum, increasing by 1.00% every three months during the term of the Secured Promissory Notes. MSEC was issued 9,317 common shares of Neptune, of an approximate value of $0.6 million in connection with this expansion. On November 8, 2022, Sprout entered into an agreement to issue an additional $525,000 of Secured Promissory Notes, on the same terms as the Secured Promissory Note discussed. In connection with this financing, Neptune issued common shares to the holders of these Secured Promissory Notes for a value of $105,000.

Closing of a $6,000,000 Registered Direct Offering Priced At-The-Market Under Nasdaq Rules and Concurrent Private Placement

On October 6, 2022, Neptune announced that it entered into definitive agreements with institutional investors for the purchase and sale of 80,214 Common Shares pursuant to a registered direct offering priced at-the-market under Nasdaq rules and warrants to purchase up to 160,428 Common Shares in a concurrent private placement. The combined purchase price for one Common Share and one warrant was $74.80. The warrants have an exercise price of $64.80 per Common Share, are exercisable immediately following the date of issuance and expire five years from the date of issuance. The aggregate gross proceeds from the offering and the concurrent private placement were approximately $6.0 million, before deducting fees and other estimated expenses, for net proceeds of approximately $5.1 million. The offering and concurrent private placement closed on October 11, 2022.

May 2023 Registered Public Offering

On May 15, 2023, the Company closed a registered public offering of 303,031 of its Common Shares (or pre-funded warrants in lieu thereof) and accompanying warrants to purchase up to an aggregate of 303,031 common shares at a combined public offering price of $13.20 per common share and accompanying warrant, resulting in gross proceeds of approximately $4 million. In connection with the offering, the Company entered into a Securities Purchase Agreement with certain institutional investors, pursuant to which the Company agreed to sell, issue, and deliver to these institutional investors through the offering approximately $3.5 million of securities in the Company consisting of: (i) 72,500 Common Shares, (ii) pre-funded warrants to purchase up to 192,652 Common Shares, and (iii) warrants to purchase up to 265,152 Common Shares. Each Common Share and accompanying warrant were sold together at a purchase price of $13.20. Each pre-funded warrant and accompanying warrant were sold together at a purchase price of $13.1999, which represents the same price as the Common Share and accompanying warrant less the $0.0001 exercise price of the pre-funded warrant. The warrants are exercisable at a price of $13.20 per share and have a five-year term. The pre-funded warrants may be exercised at any time until all of the pre-funded warrants are exercised in full. The balance of 37,880 Common Shares and 37,880 warrants were purchased directly by other investors under the registration statement filed in connection with the offering. In addition, certain warrants historical warrants were repriced in connection with this offering.

Closing of a Debt Financing

On January 13, 2023, Neptune announced that it has closed on a senior secured notes financing (such notes, the “Notes”) for gross proceeds of $4.0 million with CCUR Holdings, Inc. and Symbolic Logic, Inc. (collectively, the “Noteholders”). The Notes will mature 12 months from the initial closing and bear interest at a rate of 16.5% per annum. The notes are secured by the assets of Neptune excluding the assets of Sprout. Interest will be payable in kind on the first 6 monthly payment dates after the initial closing date and thereafter will be payable in cash. Pursuant to the terms of the Notes, the Company also issued to the Noteholders warrants to purchase an aggregate of 850,000 shares of Neptune Common Shares, with each warrant exercisable for 5 years following the initial issuance at a price of $0.53 per common share. On March 9, 2023, the Company entered into a Waiver and First Amendment to the Note Purchase Agreement (the “First Waiver Agreement”). The First Waiver Agreement waives certain administrative, regulatory and financial statement related covenants as further described in the First Waiver Agreement as required by the terms of the Notes. The lender has the right to demand immediate repayment in the event of default. Furthermore, in connection with the First Waiver Agreement, the Notes were amended to provide that the purchasers shall be paid an exit fee in the aggregate amount of $0.2 million, payable as follows: (i) on or prior to May 15, 2023, $0.1 million and (ii) on the Maturity Date (as defined in the Note Purchase Agreement), $0.1 million and the interest rate was increased to 24% for a period extending until the Company meets specified criteria in the First Waiver Agreement. The First Waiver Agreement also provide that the principal prepayment required pursuant to Section 3.2(d)(ii) of the Note Purchase Agreement be extended from March 31, 2023 to no later than May 15, 2023 (the “Mandatory Prepayment”). On May 22, 2023, the Company entered into a Waiver and Second Amendment to the Note Purchase Agreement (the “Second Waiver Agreement”). Pursuant to the Second Waiver Agreement, the Notes were amended to provide that the Mandatory Prepayment of $2 million, due as of May 15, 2023, was waived, in part, until July 31, 2023, or for an additional thirty days thereafter if the Company has filed a registration statement on Form S-1 with the SEC by July 31, 2023. Pursuant to the Second Waiver Agreement, the Company was required to pay, and paid, $1 million of the Mandatory Prepayment. The Company also agreed to pay an extension fee in an aggregate amount of $138,606, which was added to the principal amount due. Additionally, on September 8, 2023, the Company entered into a Third Amendment to Note Purchase Agreement (the “Third Amendment”) with CCUR Holdings, Inc. and the purchasers named therein. The Third Amendment provides the Company with two additional months to seek a stay or other resolution of the arbitration award made in favor of PMGSL Holdings, LLC before such event could be deemed an event of default. Until resolved, interest on the sum of the outstanding principal amounts will accrue at the rate of twenty four (24%) per annum. As a result, the Company has until November 21, 2023 to obtain a stay on the award, pay the award or pay all outstanding principal, interest and fees to avoid an event of default. See “Legal Proceedings.”

Accounts Receivable and Inventory Factoring Facility

On January 25, 2023, Neptune announced that its organic baby food brand subsidiary, Sprout Organics, has entered into an accounts receivable factoring facility with Alterna Capital Solutions, LLC (“Alterna”). The maximum available is $5 million. The terms of the agreement include a Funds Usage Fee of prime plus 1% with a minimum interest rate of 8% per annum. Alterna was granted a security interest in Sprout’s accounts receivable. The agreement will remain in effect for a 12-month period, effective January 23, 2023, and will be automatically renewed. Neptune provided a commercial guaranty in connection with this agreement. On May 10, 2023, Neptune announced that Sprout has secured inventory financing through an Invoice Purchase and Security Agreement partnership with Alterna, effective April 21, 2023. The inventory line will provide Sprout with working capital for additional inventory to meet consumer demand and product line expansion. The maximum available has been amended to $7.5 million, from $5.0 million previously announced on January 25, 2023, adding a line of inventory to the accounts receivable factoring facility that is already in place.

On August 16, 2023, Sprout entered into an amendment to the Inventory Finance Rider to Invoice Purchase and Security Agreement with Alterna Capital Solutions, LLC that provides that advances may be made upon request in an aggregate amount not to exceed the lesser of (i) fifty (50%) of Eligible Inventory (as defined in Section 2.7 of the Inventory Finance Rider) valued at the lower of cost or market value or (ii) seventy-five (75%) of the net orderly liquidation value of the Eligible Inventory; provided, however, beginning

August 21, 2023 through January 31, 2024, advances against Eligible Inventory shall at no time exceed one hundred percent (100%) of all total outstanding Eligible Purchased Accounts multiplied by the Advance Rate, plus (b) the Balance Subject to Funds Usage Daily Fee. From and after February 1, 2024, the Advances against Eligible Inventory shall at no time exceed seventy-five (75%) of all total outstanding Eligible Purchased Accounts multiplied by the Advance Rate, plus (b) the Balance Subject to Funds Usage Daily Fee. At the same time, Sprout executed an overadvance rider to the invoice Purchase and Security Agreement with Alterna Capital Solutions, LLC, providing for the overadvance of up to $600,000, which will carry a rate of prime plus 9.5%, but not less then 18.00% per annum. The overadvance amount will be due on November 20, 2023.

Additional Information

The Company’s head office and registered office is located at 545 Promenade du Centropolis, Suite 100, Laval, Québec, Canada, H7T 0A3. The Company’s website address is www.neptunecorp.com. The information provided on the Neptune website is not part of this or any other report we file with or furnish to the SEC. The Exchange Act requires us to file reports, proxy statements, and other information with the SEC. These materials may be obtained electronically by accessing the SEC’s home page at www.sec.gov.

Our Code of Conduct is available on our website, www.neptunewellness.com. We will post on our website amendments to the Code of Conduct or waivers from its provisions, if any, which are applicable to any of our directors or executive officers in accordance with the requirements of the SEC or Nasdaq.

The information on our website is not a part of, nor is it incorporated by reference, into this prospectus. Further, our references to the URLs for these websites are intended to be inactive textual references only.

LEGAL PROCEEDINGS

The Company is engaged from time-to-time in various legal proceedings and claims that have arisen in the ordinary course of business. The outcome of such proceedings and claims against the Company is subject to future resolution, including the uncertainties of litigation. A decision relating to the legal proceedings described below in item (vi) is expected imminently, and an adverse decision may have a material adverse effect on the Company. Based on information currently known to the Company, the most significant outstanding proceedings and claims are as follows:

(i)	In September 2020, Neptune submitted a claim and demand for arbitration against Peter M. Galloway and PMGSL Holdings, LLC (collectively “PMGSL”) in accordance with the SugarLeaf Asset Purchase Agreement (“APA”) dated May 9, 2019 between Neptune, PMGSL, Peter M. Galloway and Neptune Holding USA, Inc. Separately, PMGSL submitted a claim and demand for arbitration against Neptune. The Neptune claims and PMGSL claims have been consolidated into a single arbitration and each are related to the purchase by Neptune of substantially all of the assets of the predecessor entities of PMGSL Holdings, LLC. Neptune is claiming, among other things, breach of contract and negligent misrepresentation by PMGSL in connection with the APA and is seeking, among other things, equitable restitution and any and all damages recoverable under law. PMGSL is claiming, among other things, breach of contract by Neptune and is seeking, among other things, payment of certain compensation contemplated by the APA. A merit hearing in the arbitration started in April 2022 with a further week of testimony from August 1-5, 2022. On June 15, 2022, a one-day hearing took place on Neptune’s motion to enforce a settlement agreement reached on April 2021 (which was repudiated by PMGSL in June 2021). Following oral argument on July 7, 2022, that motion was denied and a fee award of approximately $68,000 was entered against Neptune. On April 13, 2023, PMGSL filed a lawsuit in Florida Superior Court to collect that fee award. Neptune disputes the Florida Court’s jurisdiction in over that action. On August 23, 2023, the arbitrator awarded PMGSL $2.2 million as well as certain attorneys’ fees and expenses, totaling in the aggregate approximately $4 million, which includes pre-award interest. While the arbitrator dismissed PMGSL’s primary claim seeking damages in the high eight figures, the arbitrator found that Neptune failed to provide administrative assistance in removing legends on common shares issued to PMGSL and failed to pay severance to Peter Galloway upon his termination from the Company. Neptune’s claims against PMGSL were dismissed. The award is required to be paid by Neptune by September 29, 2023, and if unpaid will accrue post-award interest at 10.5% per annum simple interest until payment. The Company strongly disagrees with this award and intends to challenge it in the appropriate forum.
(ii)	On March 16, 2021, a purported class action, captioned Marvin Gong v. Neptune Wellness Solutions, et al., was filed in the United States District Court for the Eastern District of New York against the Company and certain of its current and former officers. On October 21, 2022, the Company announced that it had agreed to settle and resolve the lawsuit for a gross payment to the class of between $4 and $4.25 million, with the exact amount being within the Company’s control and dependent on the type of consideration used. The settlement was subject to court approval and certification by the court of the class. On March 16, 2023, the settlement offer was accepted and the first payment in the amount of $500,000 was paid on March 22, 2023. Two additional payments of $500,000 each were subsequently made. The court held a final approval hearing and approved the settlement. Neptune has elected to pay the balance of the settlement in securities worth $2,750,000 within 31 days after the Final Approval Order is entered, which occurred on September 7, 2023.
(iii)	On March 21, 2019, the Company received a judgment from the Court regarding certain previously disclosed claims made by a corporation controlled by the former CEO against the Company in respect to certain royalty payments alleged to be owed and owing to the former CEO pursuant to the terms of an agreement entered into on February 23, 2001 between Neptune and the former CEO (the “Agreement”). The Court declared that under the terms of the agreement, the Company is required to pay royalties of 1% of its revenues in semi-annual installments, for an unlimited period. Refer to note 7 to our consolidated financial statements.
(iv)	On October 11, 2022, a warehousing company called Carolina Rework Solutions, LLC filed a lawsuit against Neptune Health & Wellness Innovation, Inc. for breach of a warehousing contract with damages of $0.2 million plus additional unspecified damages estimated to be in excess of $1.0 million for disposal of hand sanitizer product housed at its warehouse. On May 30, 2023, Carolina Rework Solution, LLC received leave of court to add Neptune Holding USA, Inc. and Neptune Wellness Solutions, Inc. as additional defendants to the claim on a veil-piercing theory. Neptune Holding USA, Inc. and Neptune Wellness Solutions, Inc. intend to deny that the court has jurisdiction over them and deny that veil piercing is appropriate.

(v)	On February 28, 2023, a warehousing company called Freight Connections filed a lawsuit against Neptune Health & Wellness Innovation, Inc. for breach of a warehousing contract, breach of duty of good faith and fair dealing, quantum meruit and fraud with damages of $0.3 million plus punitive and consequential damages related to hand sanitizer product at plaintiff’s facility.
(vi)	On October 22, 2020, Iron Lab, S.A. de C.V. submitted a claim and demand for arbitration against Neptune Wellness Solutions Inc., Neptune Health & Wellness Innovation, Inc. and Biodroga Nutraceuticals Inc., claiming that Neptune and its subsidiaries breached their obligations under a purported agreement with Iron Lab regarding the purchase of hand sanitizer. Neptune and the other respondents dispute the existence of any binding agreements or jurisdiction to hear the arbitration, and have asserted counterclaims based on Iron Lab’s delivery of non-conforming product based on Neptune’s purchase orders. The parties are currently awaiting an award from the arbitration panel.
(vii)	Neptune was recently served with a lawsuit by H.C. Wainwright & Co., who previously served as the Company’s placement agent, seeking a tail commission fee of approximately $390,000 plus $25,000 in legal fees, plus fees and costs of the lawsuit.
(viii)	On February 4, 2021, the United States House of Representatives Subcommittee on Economic and Consumer Policy, Committee on Oversight and Reform (the “Subcommittee”), published a report, “Baby Foods Are Tainted with Dangerous Levels of Arsenic, Lead, Cadmium, and Mercury” (the “Report”), which stated that, with respect to Sprout, “independent testing of Sprout Organic Foods has confirmed that their baby foods contain concerning levels of toxic heavy metals.” The Report further stated that after receiving reports alleging high levels of toxic metals in baby foods, the Subcommittee requested information from Sprout but did not receive a response. On February 11, 2021, following the acquisition of a 50.1% stake in Sprout by Neptune, the Subcommittee contacted Sprout, reiterating its requests for documents and information about toxic heavy metals in Sprout’s baby foods. Sprout provided an initial response to the Subcommittee on February 25, 2021 and is cooperating with the Subcommittee requests.

Further, on February 24, 2021, the Office of the Attorney General of the State of New Mexico (“NMAG”) delivered to Sprout a civil investigative demand requesting similar documents and information with regards to the Report and the NMAG’s investigation into possible violations of the False Advertising Act of New Mexico. Sprout is responding to the requests of the NMAG.

Since February 2021, several putative consumer class action lawsuits have been brought against Sprout alleging that its products (the “Products”) contain unsafe and undisclosed levels of various naturally occurring heavy metals, namely lead, arsenic, cadmium and mercury. Sprout has denied the allegations in these lawsuits and contends that its baby foods are safe and properly labeled. The claims raised in these lawsuits were brought in the wake of the highly publicized Report. All such putative class actions have since been dismissed.

In addition to the consumer class actions discussed above, Sprout is currently named in three lawsuits (filed in California State Court on June 16, 2021, filed in Hawaii State Court on January 9, 2023 and filed in Nevada Federal Court on March 3, 2023, respectively) alleging some form of personal injury from the ingestion of Sprout’s Products, purportedly due to unsafe and undisclosed levels of various naturally occurring heavy metals. These lawsuits generally allege injuries related to neurological development disorders such as autism spectrum disorder and attention deficit hyperactivity disorder. Sprout denies that its Products contributed to any of these injuries. In addition, the Office of the Attorney General for the District of Columbia (“OAG”) sent a letter to Sprout dated October 1, 2021, similar to letters sent to other baby food manufacturers, alleging potential labeling and marketing misrepresentations and omissions regarding the health and safety of its baby food products, constituting an unlawful trade practice. Sprout has agreed to meet with the OAG and will vigorously defend against the allegations.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Transactions

Other than the compensation agreements and other arrangements described under “Executive Compensation” and “Director Compensation” discussed below in this prospectus and the transactions described below, since April 1, 2023, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Director Independence

Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation to the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our board of directors has determined that all members of the board of directors, except Michael Cammarata, are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our board of directors considered the association of our directors with the holders of more than 5% of our common shares. There are no family relationships among any of our directors or executive officers. Mr. Cammarata is not an independent director under these rules because he is an executive officer of the Company.

MANAGEMENT

Director and Executive Officer Biographies

The following table provides information regarding our executive officers and directors as of September 13, 2023:

Name	Age	Position(s)
Executive Officers and Employee Director:
Michael Cammarata	37	President and Chief Executive Officer, Director
Lisa Gainsborg	57	Interim Chief Financial Officer
John S. Wirt	60	Executive Vice President, Legal & Business Affairs (Chief Legal Officer)
Non-Employee Directors:
Julie Phillips	40	Chairperson of the Board
Joseph Buaron	41	Director
Michael de Geus	46	Director
Ronald Denis	70	Director
Philip Sanford	69	Director

Executive Officers

Michael Cammarata was appointed as President, Chief Executive Officer and a director of Neptune on July 8, 2019. He invested in and cofounded Schmidt’s Naturals, one of the world’s fastest growing wellness brands, leading it from fledgling start-up to acquisition in 2017 by Unilever and onto record breaking growth in 2018. He remained CEO of Schmidt’s Naturals until June 2019, leading its rapid expansion into new and innovative products, retailers and global markets. Mr. Cammarata is a new breed of unconventional CEO with a personal mission to invest and scale companies globally that will make sustainable innovation and modern wellness solutions accessible to the world. He believes that natural products are the future and that every person deserves natural products that work and minimize their harm to people, the planet and animals. Through his investments, Mr. Cammarata is looking toward future technologies, including AI and machine learning, to create stronger connections and personalized products for customers. He is a passionate advocate for ending animal testing in cosmetics. Raised in New York, Mr. Cammarata’s dyslexia made school challenging, but that perspective allowed him to identify opportunities others missed. We believe that Mr. Cammarata is qualified to serve as a member of our board of directors based on the perspective and experience he brings as our President and Chief Executive Officer.

Lisa Gainsborg was named Interim Chief Financial Officer in August 2023. Ms. Gainsborg possesses significant experience and knowledge of accounting and finance across both public and private companies, with background in financial statement preparation, Securities and Exchange Commission reporting, Sarbanes-Oxley compliance, the creation of accounting and reporting controls and procedures, and experience with developing enterprise resource planning systems. Ms. Gainsborg previously held financial leadership roles at several companies including Basanite, Inc., Zero Gravity Solutions, Inc., A+ Accounting Services, Inc. She has also provided chief financial officer consulting services and accounting system support for clients and prepared corporate, partnership, and individual tax returns. Ms. Gainsborg is a Certified Public Accountant in Florida and Maryland. She received a Bachelor of Business Administration in Accounting from Hofstra University in 1989.

John S. Wirt became Chief Legal Officer, Executive Vice President of Legal and Business Affairs, and General Counsel of Neptune in August 2021. Prior to joining Neptune, Mr. Wirt served as the President of Epic Sports & Entertainment, Inc. from 2018 and the CEO of Square Ring, Inc. from 2008, both companies engaged in the sports and entertainment industries. He has also served as the President of the law firm of Wirt & Wirt, P.A. since 2014. Mr. Wirt is an AV-rated Martindale-Hubbell attorney who has been practicing law for over thirty years. Mr. Wirt began his legal career as an associate at Jenner & Block and followed that as an associate at Sidley & Austin. He earned his B.A., graduating magna cum laude from Knox College in 1985. In 1986, he received his CPA certificate from the University of Illinois, and in 1989, he graduated with honors from the University of Illinois, where he earned his Jurisprudence degree. Mr. Wirt’s previous business experience includes serving on the Board of Directors for Interactive Television Networks, a Nasdaq listed public company, where he also served as Chair of the Audit Committee. He presently serves as a director of Epic Sports, Square Ring, Wirt & Wirt, and tmc Content Group AG, a publicly-traded Swiss corporation involved in the motion picture and video industries.

Non-Employee Directors

Julie Phillips has been a director of Neptune since August 2021. She currently serves as Chief Operating Officer and Chief Creative Officer for Blackhall, a new streaming video on demand service, launching in 2024. Prior, she served as Vice President for Herschend

Entertainment Studios, the media and franchise arm of Herschend Enterprises, which owns, operates and manages family-oriented theme parks, aquariums, attractions and hospitality properties in the United States in Canada, where she had held this and prior roles since 2013. Ms. Phillips also has served since April 2019 as a member of the Board of Directors of the Lane Thomas Foundation, which is dedicated to supporting families of children needing life-saving organ transplants. Previously, she served as a business development manager for Miramax and as a senior financial analyst for Raytheon (NYSE: RTX). Ms. Phillips holds an MBA from Harvard Business School and a Bachelor of Arts in Business Administration from Pepperdine University. We believe that Ms. Phillips is qualified to serve as a member of our board of directors based on her experience in marketing and her educational background.

Joseph Buaron has been a director of Neptune since April 2020. He is co-founder and CTO of goPeer, Canada’s first regulated consumer peer-to-peer lender, he additionally serves as Chief Strategy Officer to Loti Wellness Inc., a Canadian self-care consumer brand. Prior, Mr. Buaron served as CTO of Schmidt’s Naturals, where he led the technology, AI, digital marketing and consumer support divisions through transition from start-up to enterprise, and subsequently through the acquisition by Unilever, and the integration that followed. Mr. Buaron is a seasoned CTO with over two-decades related experience as an entrepreneur, investor, programmer, solutions architect, and DevOps engineer. His passion for technology reflects his recognition for the tremendous impact it has on our lives and its potential for creating a better tomorrow. Immersed in technology, Mr. Buaron strives to provide vision, leadership, form relationships, and eliminate barriers to allow the brightest minds to flourish. We believe that Mr. Buaron is qualified to serve on our board of directors due to his experience as a leader in technology roles.

Michael De Geus has been a director of Neptune since April 2020. He is a highly accomplished security executive with domestic and international cyber investigative and physical security experience. He is the founder and Chief Executive Officer of Leatherback Gear, LLC., a producer of bullet proof backpacks. He also served as a Special Agent in federal law enforcement with the Department of Homeland Security and has served on various assignments both physically and with cyber security since 2008. Previously, he served as the Director of Sales at Koro Sun Resort in the Fiji Islands and as a consultant for MD Consulting, working on various projects from developing branding and new store layouts to helping with various start-up companies. Mr. De Geus is a Ph.D. Candidate in Public Policy specializing in Homeland Security at Walden University, holds a Master of Science in International Relations from Troy State University and holds a Bachelor of Science in Criminal Justice from California State University Fullerton. We believe that Mr. De Geus is qualified to serve on our board of directors due to his management and leadership experience.

Ronald Denis has been a director of Neptune since January 2001. He has been Chief of Surgery and director of the Trauma Program at Hôpital du Sacré-Coeur in Montréal since 1997. Also, since 1987, Dr. Denis has occupied the position of medical co-director of the Canadian Formula 1 Grand Prix. Dr. Denis sits on several scientific boards and management committees. We believe that Dr. Denis is qualified to serve on our board of directors because of his extensive scientific experience.

Philip Sanford has been a director of Neptune since May 2022. He previously served on the executive team at N3 LLC, a global technology-enabled inside sales organization that was acquired by Accenture in 2020. He has advised a number of leading private equity firms and investment banks on mergers and acquisitions and going-private transactions in the consumer sector, including Bain Capital, Carlyle, Moelis, Blackstone, Kelso, Mid-Ocean Partners, Morgan Stanley Private Equity and Morgan Stanley Expansion Capital. He currently serves on the Advisory Board of Morgan Stanley Expansion Capital Funds, as well as the Boards of Ecentria, CMX and Image Skincare and formerly served as Chairman of the Board of Sprout Organics. Mr. Sanford has previously served on the Boards of Chattem, Inc and Caribou Coffee. He holds a Bachelor of Science degree in Finance, Economics and Philosophy from Austin Peay State University in Clarksville, Tenn. We believe that Mr. Sanford is qualified to serve on our board of directors due to his business and leadership experience, merger and acquisition experience, and extensive financial, accounting and governance knowledge.

Legal Proceedings with Directors or Executive Officers

There are no legal proceedings related to any of our directors or executive officers that require disclosure pursuant to Items 103 or 401(f) of Regulation S-K.

Family Relationships

There are no family relationships between or among any of our directors or executive officers. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.

Board Leadership Structure and Board’s Role in Risk Oversight

Ms. Phillips is the current chairperson of the board of directors. We believe that separating the positions of Chief Executive Officer and chairperson of the board of directors allows our Chief Executive Officer to focus on our day-to-day business, while allowing a chairperson of the board of directors to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairperson, particularly as the board of directors’ oversight responsibilities continue to grow. While our bylaws and corporate governance guidelines do not require that our chairperson and Chief Executive Officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent to every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction, and intellectual property. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the board of directors in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full board of directors (or the appropriate board of directors committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board of directors committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Information Regarding Committees of the Board

Our board of directors has established an audit committee, a compensation and human resources committee, a nominating committee, and a governance committee. Each of the audit committee, compensation committee, and nominating and corporate governance committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. A current copy of the charter for each of the audit committee, compensation committee, nominating and corporate governance committee, and research and development committee is posted on the corporate governance section of our website, https://www.investors.neptunewellness.com/governance/ governance-documents/default.aspx.

EXECUTIVE COMPENSATION

The information in this section summarizes the compensation earned by our executive officers.

Our named executive officers for the year ended March 31, 2023, which consist of our principal executive officer, up to two other most highly compensated executive officers who were serving as executive officers as of March 31, 2023 and up to two additional individuals who would have been another most highly compensated executive officer but for the fact that such individual was not serving as an executive officer as of March 31, 2023, are:

●	Michael Cammarata, our President and Chief Executive Officer;
●	Raymond Silcock, our former Chief Financial Officer*;
●	John S. Wirt, our Executive Vice President, Legal & Business Affairs (Chief Legal Officer and General Counsel); and
●	Randy Weaver, our former Interim Chief Financial Officer**.
*	Mr. Silcock left the Company on August 4, 2023.
**	Mr. Weaver left the Company on July 25, 2022.

2023 Summary Compensation Table

The following table presents the compensation awarded to, earned by or paid to each of our named executive officers for the years indicated.

				Stock		Option	All Other
		Salary	Bonus	Awards		Awards	Compensation		Total
	Year	($)	($)	($)(1)		($)(1)	($)		($)
Michael Cammarata
President and Chief Executive Officer	2023	1,050,000	—	1,512,542	(2)	—	14,730	(3)	2,577,272
	2022	1,103,628	750,000	1,252,600	(2)	—	58,612	(3)	3,164,840

Raymond Silcock(4)
Former Chief Financial Officer	2023	392,308	—	—		119,721	125		512,154
	2022	—	—	—		—	—		—
John S. Wirt
Executive Vice President, Legal & Business Affairs	2023	600,000		—		—	24,192		624,192
Chief Legal Officer and General Counsel	2022	373,653	—	—		978,453	—		1,352,106

Randy Weaver(5)
Former Interim Chief Financial Officer	2023	—	—	—		—	—		—
	2022	—	—	—		273,386	—		417,386

(1)	The amounts in these columns represent the aggregate grant date fair value of the awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718. Assumptions used in the calculation of these amounts are included in Note 16 to our consolidated financial statements included in this prospectus. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the awards or the sale of the common shares underlying such awards.
(2)	Represents compensation in lieu of additional directors’ and officers’ insurance required by Mr. Cammarata’s employment agreement.
(3)	All Other Compensation for Mr. Cammarata includes contributions to Mr. Cammarata’s account under retirement plans, country club dues, premiums on group term life insurance, and occasional use of his Company-provided assistant for personal reasons.
(4)	Mr. Raymond Silcock replaced Mr. Weaver as Chief Financial Officer on July 25, 2022 and subsequently resigned on August 4, 2023.

(5)	Mr. Weaver was appointed Interim Chief Financial Officer on September 27, 2021 and was replaced by Mr. Raymond Silcock on July 25, 2022. Mr. Weaver did not earn a base salary as he provided services as Interim Chief Financial Officer pursuant to an independent contractor agreement, as discussed further below.

Narrative Disclosure to Summary Compensation Table

Our board of directors and compensation committee review compensation annually for our chief executive officer and his direct reports. In setting executive base salaries and bonuses, and granting equity incentive awards, board of directors or compensation committee considers compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short-and long-term results that are in the best interests of our shareholders, and a long-term commitment to our Company. We target a generally competitive position, based on independent third-party benchmark analytics to inform the mix of compensation of base salary, bonus or long-term incentives.

Our board of directors has historically determined our executives’ compensation. Our compensation committee typically reviews and discusses management’s proposed compensation with the chief executive officer for all of his direct reports. Based on those discussions and its discretion, taking into account the factors noted above, the compensation committee determines the compensation for each executive officer other than the chief executive officer. Our board of directors discusses the compensation committee’s recommendations and ultimately approves the compensation of our chief executive officer without the chief executive officer and chief financial officer present.

Annual base salary

Each named executive officer’s base salary is a fixed component of annual compensation for performing specific duties and functions and has been established by our board of directors taking into account each individual’s role, responsibilities, skills, and experience. Base salaries for our named executive officers are reviewed annually by our compensation committee, typically in connection with our annual performance review process, and adjusted from time to time, based on the recommendation of the compensation committee, to realign salaries with market levels after taking into account individual responsibilities, performance, and experience. The base salary of each named executive officer is noted below for fiscal 2023:

2023 Base
Name	Salary
Michael Cammarata	$1,050,000
John S. Wirt	$600,000
Raymond Silcock	$600,000

Mr. Weaver did not earn a base salary as he provided services as Interim Chief Financial Officer pursuant to an independent contractor agreement, as discussed further below.

Bonuses

No annual bonuses were paid to our named executive officers and none of our named executive officers received any non-equity incentive compensation.

Long-term equity incentives

Our equity grant program is intended to align the interests of our named executive officers with those of our shareholders and to motivate them to make important contributions to our performance. In fiscal 2023, we did not grant any long-term equity incentive awards to our named executive officers, with the exception of inducement grants.

Employment and Severance Agreements

Michael Cammarata

The Company entered into an agreement with Mr. Cammarata on July 8, 2019 in connection with his appointment as the President and Chief Executive Officer of the Company (the “Cammarata Employment Agreement”). The Cammarata Employment Agreement

provided for an initial annual base salary of $1 million, an annual target bonus opportunity of at least 75% of his base salary, inducement equity incentive awards granted in the form of options and restricted share units, and a one-time cash award of $15 million payable only when the Company’s United States market capitalization based on the 30 day volume weighted average trading price of the Common Shares on Nasdaq is at least $1 billion (the “LTIP Award”). His employment agreement contains a 12 month post-employment non-compete covenant and 18 month post-employment customer and employee non-solicit covenants.

The Cammarata Employment Agreement further provides that the Company must maintain certain levels of directors’ and officers’ liability insurance. For fiscal 2020 and 2021, in light of the expense associated with obtaining this coverage, Mr. Cammarata received (i) in fiscal 2020, $1.5 million in cash and 1,249 RSUs, each representing a right to receive one (1) Common Share, and 1,178 options to purchase Common Shares of the Company, and (ii) in fiscal 2021, 2,183 RSUs. Mr. Cammarata and the Company signed an amendment to the Cammarata Employment Agreement providing that Mr. Cammarata shall be issued an aggregate of 13,094 RSUs, including the 2,183 RSUs issued in fiscal 2021, in connection with this requirement. Subsequent to the end of fiscal 2021, the Company obtained the required directors’ and officers’ liability coverage.

Mr. Cammarata’s employment may be terminated at any time and for any reason. If Mr. Cammarata’s employment is terminated by the Company without Cause or by Mr. Cammarata for Good Reason, as those terms are defined in the Cammarata Employment Agreement, Mr. Cammarata will, subject to certain conditions, be entitled to (a) an amount equal to (i) 18 months of his then-current base salary; and (ii) one-half times his then current target bonus, payable in substantially equal installments for 18 months, (b) a pro-rated bonus equal to the then-current target bonus for the year in which Mr. Cammarata’s employment was terminated, (c) a lump-sum payment equal to 18 months’ premiums for health coverage, (d) the continued vesting of all of Mr. Cammarata’s unvested equity awards for 18 months and the continued exercisability of all stock options for the remainder of their full term, and (e) continued eligibility for the LTIP Award for 18 months following the date of termination if the conditions of such LTIP Award is met in such period.

Upon a Change in Control (as such term is defined in the Equity Incentive Plan), Mr. Cammarata will be entitled to (a) payment of the LTIP award, if the condition to such award has been met based on the implied valuation under the Change in Control Transaction, and (b) (i) vesting of all unvested equity awards, and (ii) all stock options that have vested shall remain exercisable for the remainder of their full term, in any event only for equity awards that constitute deferred compensation within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended if the Change of Control constitutes a “change of control event” within the meaning of Treasury Regulation section 1.409A-3(i)(5)(i). In the event Mr. Cammarata’s employment is terminated within 24 months following a Change in Control (as defined in the Equity Incentive Plan), Mr. Cammarata will be entitled to (a) an amount equal to the sum of (i) 24 months of his then-current base salary, (ii) two (2) times his then-current target bonus, and (iii) a pro-rated bonus equal to the then current target bonus for the year in which he is terminated, payable as a lump sum, and (b) a lump-sum payment equal to 18 months’ premiums for health coverage.

Raymond Silcock

The Company entered into an agreement with Mr. Silcock on June 13, 2022 in connection with his appointment as Chief Financial Officer (the “Silcock Employment Agreement”). The Silcock Employment Agreement provided for an initial annual base salary of $600,000, an annual target bonus opportunity of approximately 75% of his base salary, subject to targets set by the board of directors, and an inducement grant of options to purchase 2,858 common shares of the Company. His employment agreement contains a 12 month post-employment non-compete and customer and employee non-solicit covenants.

Mr. Silcock’s employment may be terminated at any time and for any reason. If Mr. Silcock’s employment is terminated by the Company without Cause, as that term is defined in the Silcock Employment Agreement, Mr. Silcock will, subject to certain conditions, be entitled to (a) an amount equal to (i) 12 months of his then-current base salary; and (ii) any unpaid bonus for the immediately prior year, based on actual performance and payable when others are paid, and (b) reimbursement of COBRA premiums for health coverage. Upon a termination in anticipation of or on or following a “Change in Control”, Mr. Silcock will be entitled to 18 months of his then-current base salary.

Mr. Silcock resigned from the Company on August 4, 2023, and was replaced by the Company’s controller, Lisa Gainsborg, as Interim Chief Financial Officer.

John S. Wirt

The Company entered into an agreement with Mr. Wirt on August 10, 2021 in connection with his appointment as Executive Vice President, Legal & Business Affairs (Chief Legal Officer and General Counsel) (the “Wirt Employment Agreement”). The Wirt

Employment Agreement provided for an initial annual base salary of $600,000, an annual target bonus opportunity of approximately 75% of his base salary, subject to targets set by the board of directors, and an inducement grant of options to purchase 2,143 common shares of the Company. His employment agreement contains a 12 month post-employment non-compete and customer and employee non-solicit covenants.

Mr. Wirt’s employment may be terminated at any time and for any reason. If Mr. Wirt’s employment is terminated by the Company without Cause, as that term is defined in the Wirt Employment Agreement, Mr. Wirt will, subject to certain conditions, be entitled to (a) an amount equal to (i) 12 months of his then-current base salary; and (ii) any unpaid bonus for the immediately prior year, based on actual performance and payable when others are paid, and (b) reimbursement of COBRA premiums for health coverage. Upon a termination in anticipation of or on or following a “Change in Control”, Mr. Wirt will be entitled to 18 months of his then-current base salary.

Randy Weaver

The Company entered into an interim services agreement with CSuite Financial Partners (“CSuite”) on September 23, 2021 (the “Weaver Services Agreement”), pursuant to which Mr. Weaver, a resource of CSuite, was engaged as Interim Chief Financial Officer of the Company. The Weaver Services Agreement provided that CSuite would be paid a monthly fee of $40,000 for the services, and that the Weaver Services Agreement could be terminated upon at least five days’ written notice. Mr. Weaver’s services were terminated as of July 25, 2022.

Outstanding Equity Awards at Fiscal Year End

The following table presents information regarding all outstanding common share awards and options to purchase common shares held by each of our named executive officers as of March 31, 2023.

	Option awards							Share awards
									Market
					Number of			Number of	value of
			Number of	Number of	securities			shares or	shares or
			securities	securities	underlying	Option		units of	units of
			underlying	underlying	unexercised	exercise		stock that	stock that
			unexercised	unexercised	unearned	price per	Option	have not	have not
			options (#)	options (#)	options	share	expiration	vested	vested(1)
Name	Grant Date		exercisable	unexercisable	(#)	($)	date	(#)	($)
Michael Cammarata	7/8/2019	(2)	143	—		6,202	7/8/2029	—	—
	7/8/2019	(3)	536	—	5,893	6,202	7/8/2029	—	—
	12/16/2020	(2)	916	262	—	2,226	12/16/2030	—	—
Raymond Silcock	8/18/2022	(4)	715	2,143	—	62	8/18/2027	—	—
John S. Wirt	8/13/2021	(5)	1,429	715	—	1,022	8/13/2026	—	—

(1)	Represents the market value of the unvested shares underlying the share awards as of March 31, 2023, based on the closing price of our common shares on such date, as reported on Nasdaq, which was $21.60 per share. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the share awards or the sale of the common shares underlying such share awards.
(2)	Vests in equal monthly installments over three years, subject to the terms, conditions and restrictions of the award agreement governing the grant.
(3)	Vest in accordance with market-based performance criteria, subject to the terms, conditions and restrictions of the award agreement governing the grant.
(4)	Vests in twelve equal quarterly installments over three years, with the first tranche vesting on September 30, 2022, subject to the terms, conditions and restrictions of the award agreement governing the grant.
(5)	Vests in equal annual installments over three years, with the first tranche vesting on the date of grant, subject to the terms, conditions and restrictions of the award agreement governing the grant.

Non-Employee Director Compensation

Effective July 21, 2021, our board of directors approved an amended non-employee director compensation policy. Pursuant to such policy, our non-employee directors were paid the following amounts for the year ended March 31, 2023 (prorated for service for a partial year): (i) CDN$100,000 per year to the chairperson of the board; (ii) CDN$50,000 per year to each other non-employee director; (iii) an additional CDN$10,000 per year to the chairperson of the each committee (other than the Audit Committee); (iv) an additional CDN$25,000 per year to the chairperson of the audit committee; and (iv) an additional CDN$10,000 per year to each member of a committee (per committee).

The following table sets forth summary information concerning compensation paid or accrued to the members of our board of directors for services rendered to us for the fiscal year ended March 31, 2023.

	Fees
	Earned
	or Paid	Option	Stock	All Other
	in Cash	Awards	Awards	Compensation	Total
Name(1)	($)	($)(2)	($)(2)	($)	($)
Joseph Buaron	48,029	—	—	—	48,029
Michael De Geus	45,258	—	—	—	45,258
Ronald Denis	59,112	—	—	—	59,112
Philip Sanford(3)	70,196	1,497	—	—	71,693
Julie Phillips	114,530	—	—	—	114,530

(1)	Michael Cammarata, our President and Chief Executive Officer and one of our named executive officers, is not included in this table as he is an employee of ours and therefore receives no compensation for his service as a director. Mr. Cammarata’s compensation is included in the section entitled “Summary Compensation Table” of this prospectus above.
(2)	The amounts in these columns represent the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 16 to our consolidated financial statements included in this prospectus. These amounts do not reflect the actual economic value that will be realized by the director upon the vesting of the awards or the sale of the common shares underlying such awards.
(3)	Mr. Sanford joined our board of directors on May 19, 2022.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serve, or have served during the last fiscal year, as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of our directors or on our compensation committee.

DESCRIPTION OF THE REGISTRANT’S SECURITIES TO BE REGISTERED

Description of Common Shares, Preferred Shares and Warrants

The authorized share capital of the Company is comprised of an unlimited number of Common Shares and an unlimited number of Preferred Shares, issuable in one or more series. As permitted by the by-laws, in accordance with its articles of incorporation, the Company created the “Series A Preferred Shares”, which are non-voting shares. The Company is offering an aggregate of up to 1,170,568 Common Shares and up to 1,170,568 Common Warrants. We are also offering up 1,170,568 to Pre-Funded Warrants to those purchasers whose purchase of Common Shares in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Shares, or as such purchaser shall otherwise elect, following the consummation of this offering in lieu of the Common Shares that would result in such excess ownership.

Common Shares

Voting Rights

Each Common Share entitles its holder to receive notice of, and to attend and vote at, all annual or special meetings of the shareholders of the Company. Each Common Share entitles its holder to one vote at any meeting of the shareholders, other than meetings at which only the holders of a particular class or series of shares are entitled to vote due to statutory provisions or the specific attributes of this class or series.

Dividends

Subject to the prior rights of the holders of Preferred Shares ranking before the Common Share as to dividends, the holders of Common Shares are entitled to receive dividends as declared by the board of directors of the Company from the Company’s funds that are duly available for the payment of dividends.

Winding-up and Dissolution

In the event of the Company’s voluntary or involuntary winding-up or dissolution, or any other distribution of the Company’s assets among its shareholders for the purposes of winding up its affairs, the holders of Common Shares shall be entitled to receive, after payment by the Company to the holders of Preferred Shares ranking prior to Common Shares regarding the distribution of the Company’s assets in the case of winding-up or dissolution, share for share, the remainder of the property of the Company, with neither preference nor distinction.

The foregoing description of the terms of the Common Shares does not purport to be complete and is subject to and qualified in its entirety by reference to the articles and general by-laws of the Company, each of which is attached hereto as an exhibit.

Preferred Shares

The Preferred Shares carry no voting rights. Preferred Shares may be issued at any time, in one or more series. The Company’s board of directors has the power to set the number of Preferred Shares and the consideration per share, as well as to determine the provisions attaching to each series of Preferred Shares (including dividends, redemption rights and conversion rights, where applicable). The shares in each series of Preferred Shares rank prior to the Common Shares of the Company with regard to payment of dividends, reimbursement of capital and division of assets in the event of the Company winding-up or dissolution. The holders of Preferred Shares shall not be entitled to receive notice of, or to attend or vote at the meetings of the shareholders, except: (i) in the event of a separate meeting or vote by class or by series as specified by law, (ii) where entitled to vote by class or series on amendments to the attributes attaching to the class or series, or (iii) where applicable, in the event of the Company’s omission to pay the number of periodical dividends, whether consecutive or not, as applicable to any series.

The board of directors of the Company has passed a by-law creating the Series A Preferred Shares. Series A Preferred Shares may be issued only as part of an acquisition by the Company of other companies or material assets. Series A Preferred Shares are non-voting, and entitle holders thereof to a fixed, preferential and non-cumulative annual dividend of 5% of the amount paid for the said shares.

As of the date of this prospectus, there are no Preferred Shares outstanding.

The foregoing description of the terms of the Preferred Shares does not purport to be complete and is subject to and qualified in its entirety by reference to the articles and general by-laws of the Company, each of which is attached hereto as an exhibit.

Pre-Funded Warrants

The Pre-Funded Warrants issued under the offering will be issued in certificated form. The following description is subject to the detailed provisions of the form of certificate for the Pre-Funded Warrants (the “Pre-Funded Warrant Certificate”). Reference should be made to the Pre-Funded Warrant Certificate for the full text of attributes of the Pre-Funded Warrants.

Each whole Pre-Funded Warrant will entitle the holder to acquire, subject to adjustment as summarized below, one Pre-Funded Warrant Share at any time until the Pre-Funded Warrants are exercised in full. The exercise price will be pre-funded except for a nominal exercise price of US$0.0001 per Pre-Funded Warrant. The Pre-Funded Warrants will be exercisable, at the option of the holder, in whole or in part, by delivering to the Company a duly executed notice of exercise, thereby canceling all or a portion of such holder’s Pre-Funded Warrants. The Pre-Funded Warrants may be exercised on a “net” or “cashless” basis at any time.

The Pre-Funded Warrant Certificate will provide that the number of underlying Pre-Funded Warrant Shares and exercise price of the Pre-Funded Warrants will be subject to adjustment in the event of certain share dividends or distributions or of a subdivision or consolidation of the common shares or similar events.

The Pre-Funded Warrant Certificate will also provide that, during the period in which the Pre-Funded Warrants are exercisable, it will give notice to holders of Pre-Funded Warrants of certain stated events, at least 5 days prior to the record date or effective date, as the case may be, of such events.

In connection with certain specified mergers, sales, business combinations, recapitalizations or similar events (a “Fundamental Transaction”), holders of the Pre-Funded Warrants will have the right to receive, upon exercise, the same consideration as holders of common shares in respect of the Pre-Funded Warrant Shares that would be issuable upon exercise of the Pre-Funded Warrants immediately prior to such Fundamental Transaction, in addition to any additional consideration receivable by holders of common shares in connection with such Fundamental Transaction.

There is currently no market through which the Pre-Funded Warrants may be sold, and Purchasers may not be able to resell the Pre-Funded Warrants purchased under this prospectus. The Pre-Funded Warrant Certificate will also contain restrictions on the number of Pre-Funded Warrant Shares that may be acquired by the holder of Pre-Funded Warrants upon any exercise of the Pre-Funded Warrants that would result in the holder and its affiliates holding in excess of 9.99% of the number of common shares outstanding immediately after giving effect to the issuance of common shares upon exercise of such Pre-Funded Warrants, which beneficial ownership limitation may be increased or decreased up to 9.99% upon notice to us, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us. No fractional Pre-Funded Warrant Shares will be issuable upon the exercise of any Pre-Funded Warrants. Holders of Pre-Funded Warrants will not have any voting or pre-emptive rights or any other rights which a holder of common shares would have, except as set forth in the Pre-Funded Warrants.

Common Warrants

The following is a summary of certain terms and provisions of the Common Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Common Warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Common Warrant for a complete description of the terms and conditions of the Common Warrants.

Duration and Exercise Price

Each Common Warrant offered hereby will have an assumed exercise price equal to $5.98 per Common Share. The Common Warrants will be immediately exercisable and may be exercised until the five-year anniversary of the issuance date. The exercise price and number of Common Shares upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our Common Shares and the exercise price. The Common Warrants will be issued separately from the Common Shares or Pre-Funded Warrants, respectively, and may be transferred separately immediately thereafter. Common Warrants will be issued in certificated form only.

Exercisability

The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Common Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Common Warrants to the extent that the holder would own more than 4.99% of the outstanding Common Shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Common Warrants up to 9.99% of the number of Common Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants.

Cashless Exercise

If, at the time a holder exercises its Common Warrants, a registration statement registering the issuance of the Common Shares underlying the Common Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Common Shares determined according to a formula set forth in the Common Warrant.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Common Warrants and generally including any merger or consolidation with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our Common Shares, then upon any subsequent exercise of a Common Warrant, the holder will have the right to receive as alternative consideration, for each share of our Common Shares that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of Common Shares of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of Common Shares for which the Common Warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Common Warrants have the right to require us or a successor entity to redeem the Common Warrants for cash in the amount of the Black-Scholes Value (as defined in each Common Warrant) of the remaining unexercised portion of the Common Warrants on the date of the consummation of such fundamental transaction, concurrently with or within 30 days following the consummation of a fundamental transaction.

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Common Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Common Warrant that is being offered and paid to the holders of our Common Shares in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our Common Shares are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Transferability

Subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional Common Shares will be issued upon the exercise of the Common Warrants. Rather, the number of Common Shares to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Right as a Shareholder

Except as otherwise provided in the Common Warrants or by virtue of the holder’s ownership of Common Shares, such holder of Common Warrants does not have the rights or privileges of a holder of our Common Shares, including any voting rights, until such holder exercises such holder’s Common Warrants.

Waivers and Amendments

No term of the Common Warrants may be amended or waived without the written consent of each holder of the Common Warrants purchased in this offering.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price per Common Share equal to $0.0001. The Pre-Funded Warrants will be immediately exercisable and will expire when exercised in full. The exercise price and number of Common Shares issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our Common Shares and the exercise price. Subject to the rules and regulations of the applicable trading market, we may at any time during the term of the Pre-Funded Warrant, subject to the prior written consent of the holders, reduce the then current exercise price to any amount and for any period of time deemed appropriate by our board of directors.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Common Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% of the outstanding Common Shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of our Common Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. Purchasers of Pre-Funded Warrants in this offering may also elect prior to the issuance of the Pre-Funded Warrants to have the initial exercise limitation set at 9.99% of our outstanding Common Shares.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Common Shares determined according to a formula set forth in the Pre-Funded Warrants.

Fractional Shares

No fractional Common Shares will be issued upon the exercise of the Pre-Funded Warrants. Rather, at the Company’s election, the number of Common Shares to be issued will be rounded up to the nearest whole number or the Company will pay a cash adjustment in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrants to us together with the appropriate instruments of transfer.

Right as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of Common Shares, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Common Shares, including any voting rights, until they exercise their Pre-Funded Warrants. The Pre-Funded Warrants will provide that holders have the right to participate in distributions or dividends paid on our Common Shares.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our Common Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding securities, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of securities, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction on a net exercise basis.

Amendment to Common Warrants

In connection with this offering, we may amend the terms of the common warrants which were previously issued to reduce the exercise price of such warrants and to extend the term during which those warrants could remain exercisable.

Listing of Securities

Our Common Shares are listed on the Nasdaq under the symbol “NEPT.” There is no trading market available for the Common Warrants or Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Common Warrants or Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Transfer Agent

The transfer agent for our Common Shares is Computershare Investor Services Inc.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following summarizes the principal Canadian federal income tax consequences applicable to the acquisition, holding, and disposition of Common Shares (including a Common Share issued on the exercise of a Common Warrant or a Pre-Funded Warrant), Common Warrants, and Pre-Funded Warrants by a holder who (1) is not, and is not deemed to be, a resident of Canada for the purposes of the Income Tax Act (Canada) (the “Tax Act”), (2) deals at arm’s length with the Company and is not affiliated with the Company in each case for purpose of the Tax Act, (3) holds and beneficially owns such Common Shares, Common Warrants or Pre-Funded Warrants solely as capital property, (4) does not use or hold, and is not deemed to use or hold, the Common Shares, Common Warrants or Pre-Funded Warrants in connection with a business carried on, or deemed to be carried on, in Canada, and (5) for purposes of the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), is a resident of the U.S., has never been a resident of Canada, does not have an has not had, at any time, a permanent establishment or fixed base in Canada, and is a qualifying person or otherwise qualifies for the full benefits of the Canada-U.S. Tax convention and (6) has not acquired such Common Shares, Common Warrants or Pre-Funded Warrants in a transaction or transactions considered to be an adventure in the nature of trade, referred to in this summary as a “U.S. Holder”.

This summary is not applicable to a U.S. Holder that is (i) an insurer carrying on an insurance business in Canada and elsewhere, or (ii) an “authorized foreign bank” (as defined in the Tax Act) or (iii) another U.S. Holder of special status. Such U.S. Holders should consult their own Tax Advisors.

This summary is based on the current provisions of the Tax Act, the regulations thereunder, all amendments thereto publicly proposed by the government of Canada, the published administrative practices of the Canada Revenue Agency, and the current provisions of the Canada-U.S. Tax Convention. Except as otherwise expressly provided, this summary does not take into account any provincial, territorial or foreign (including without limitation, any United States) tax law or treaty. It has been assumed that all currently proposed amendments will be enacted substantially as proposed and that there is no other relevant change in any governing law or practice, although no assurance can be given in these respects.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular purchaser, and no representations with respect to the income tax consequences to any purchaser are made. Prospective purchasers should consult their own tax advisors for advice with respect to the tax consequences to them or acquiring Common Shares, Common Warrants or Pre-Funded Warrants pursuant to this offering having regard to their particular circumstances.

Each U.S. Holder is advised to obtain tax and legal advice applicable to such U.S. Holder’s particular circumstances.

Currency Conversion

In general, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the Common Shares, Common Warrants, and Pre-Funded Warrants must be converted into Canadian dollars based on the applicable exchange rate quoted by the Bank of Canada for the relevant day or such other rate of exchange that is acceptable to the Canada Revenue Agency.

Allocation of Cost for Common Shares and Common Warrants

A U.S. Holder who acquires Common Shares and Common Warrants pursuant to this Offering will be required to allocate the price paid for a Common Share and Warrant on a reasonable basis between the Common Share and the Common Warrant in order to determine their respective costs to such U.S. Holder for the purposes of the Tax Act.

For our purposes, we intend to allocate $5.9799 to each Common Share and $0.0001 to each Common Warrant that is being sold in combination with a Common Share based on a combined public offering price of $5.98, and believe that such allocation is reasonable. The Company’s allocation, however, is not binding on the Canada Revenue Agency or on a U.S. Holder.

No gain or loss will be realized by a U.S. Holder of a Common Warrant upon the exercise of such Common Warrant. When a Common Warrant is exercised, the U.S. Holder’s cost of the Common Share acquired thereby will be equal to the adjusted cost base of the Common Warrant to such U.S. Holder, plus the amount paid on the exercise of the Common Warrant.

The adjusted cost base to a U.S. Holder of each Common Share (including a Common Share acquired on the exercise of a Common Warrant) acquired pursuant to this Offering will be determined by averaging the cost of such Common Share with the adjusted cost base to such U.S. Holder of all other Common Shares (if any) held by the U.S. Holder as capital property immediately prior to the acquisition.

Allocation of Cost for Pre-Funded Warrants and Common Warrants

A U.S. Holder who acquires Pre-Funded Warrants and Common Warrants pursuant to this Offering will be required to allocate the price paid for a Pre-Funded Warrant and Common Warrant on a reasonable basis between the Pre-Funded Warrant and the Common Warrant in order to determine their respective costs to such U.S. Holder for the purposes of the Tax Act.

For our purposes, we intend to allocate $5.9799 to each Pre-Funded Warrant and $0.0001 to each Common Warrant that is being sold in combination with a Pre-Funded Warrant based on a combined public offering price of $5.98 and believe that such allocation is reasonable. The Company’s allocation, however, is not binding on the Canada Revenue Agency or on a U.S. Holder.

No gain or loss will be realized by a U.S. Holder of a Pre-Funded Warrant upon the exercise of such Pre-Funded Warrant. When a Pre-Funded Warrant is exercised, the U.S. Holder’s cost of the Common Share acquired thereby will be equal to the adjusted cost base of the Pre-Funded Warrant to such U.S. Holder, plus the amount paid on the exercise of the Pre-Funded Warrant.

The adjusted cost base to a U.S. Holder of each Common Share acquired on the exercise of a Pre-Funded Warrant acquired pursuant to this Offering will be determined by averaging the cost of such Common Share with the adjusted cost base to such U.S. Holder of all other Common Shares (if any) held by the U.S. Holder as capital property immediately prior to the acquisition.

For the income tax consequences of the exercise of a Common Warrant, see “Allocation of Cost for Common Shares and Common Warrants” above.

Dividends

Every U.S. Holder is liable to pay a Canadian withholding tax on every dividend that is or is deemed to be paid or credited to the U.S. Holder on the U.S. Holder’s Common Shares. The statutory rate of withholding tax is 25% of the gross amount of the dividend paid. The Canada-U.S. Tax Convention reduces the statutory rate with respect to dividends paid to a U.S. Holder, if that U.S. Holder is a resident of the U.S. for purposes of, and is eligible for and entitled to benefits under, the Canada-U.S. Tax Convention. Where applicable, the rate of withholding tax is generally reduced under the Canada-U.S. Tax Convention to 15% of the gross amount of the dividend if the recipient of the dividend is a resident of the U.S. for purposes of, and is eligible for and entitled to benefits under, the Canada-U.S. Tax Convention and is the beneficial owner of the dividend. If the U.S. Holder is a company that is a resident of the U.S. for purposes of, and is eligible for and entitled to benefits under, the Canada-U.S. Tax Convention, and that owns at least 10% of the voting stock of the Company and beneficially owns the dividend, the rate of withholding tax is 5% for dividends paid or credited to such corporate U.S. Holder. The Company is required to withhold the applicable tax from the dividend payable to the U.S. Holder, and to remit the tax to the Receiver General of Canada for the account of the U.S. Holder.

Disposition of Common Shares, Common Warrants or Pre-Funded Warrants

A U.S. Holder generally will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of a Common Share (including a Common Share issued on the exercise of a Common Warrant or a Pre-Funded Warrant), Common Warrant or Pre- Funded Warrant unless such securities constitute “taxable Canadian property” of the U.S. Holder for purposes of the Tax Act and the gain is not exempt from tax pursuant to the terms of the Canada-U.S. Tax Convention.

Provided that the Common Shares are listed on a “designated stock exchange” for purposes of the Tax Act at the time of disposition (which currently includes Nasdaq), the Common Shares, Common Warrants and Pre-Funded Warrants generally will not constitute “taxable Canadian property” of a U.S. Holder, unless at any time during the 60 month period immediately preceding the disposition: (i) the U.S. Holder, persons with whom the U.S. Holder did not deal at “arm’s length” for the purposes of the Tax Act, partnerships in which the U.S. Holder or a person with whom the U.S. Holder did not deal at “arm’s length” for the purposes of the Tax Act holds a membership interest directly or indirectly through one or more partnerships, or the U.S. Holder together with all such persons, owned 25% or more of the issued shares of any class of the Company and; (ii) more than 50% of the fair market value of the Common Shares was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Tax Act), “timber resource properties” (as defined in the Tax Act), or options in respect of, or interests in, or for civil law rights in, such property whether or not such property exists. Notwithstanding the foregoing, the Common Shares, Common Warrants and Pre-Funded Warrants may otherwise in certain circumstances be deemed to be taxable Canadian property to a U.S. Holder for the purposes of the Tax Act.

Even if a Common Share, Common Warrant or Pre-Funded Warrant is considered to be “taxable Canadian property” to a U.S. Holder, the U.S. Holder may be exempt from tax under the Tax Act if such securities are “treaty-protected property” for the purposes of the Tax Act. Common Shares, Common Warrants or Pre-Funded Warrants owned by a U.S. Holder will generally be “treaty-protected property” if the gain from the disposition of such securities would, because of the Canada-U.S. Tax Convention, be exempt from tax under Part I of the Tax Act.

U.S. Holders who may hold Common Shares, Common Warrants or Pre-Funded Warrants as “taxable Canadian property” should consult their own tax advisors.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership and disposition of Common Shares, Common Units and Pre-Funded Units (such Common Units and Pre-Funded Units, collectively, “Units”) acquired pursuant to this offering and exercise, disposition, and lapse of Pre-Funded Warrants or Common Warrants acquired pursuant to this offering, and the acquisition, ownership, and disposition of the Common Shares received upon exercise of such Pre-Funded Warrants or Common Warrants, as the case may be (the “Warrant Shares”). The term “securities” as used in this summary includes the Units, Common Shares, Pre-Funded Warrants, Common Warrants, and Warrant Shares, as applicable.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the acquisition of securities pursuant to this offering. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. This summary does not address the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of the securities. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of the securities.

No opinion from legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax considerations applicable to U.S. Holders as discussed in this summary. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed) promulgated under the Code, published rulings of the IRS, published administrative positions of the IRS and U.S. court decisions, that are in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied retroactively. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of the securities acquired pursuant to this offering that is for U.S. federal income tax purposes:

●	a citizen or individual resident of the United States;
●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;
●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are brokers or dealers in securities or currencies or U.S. Holders that are traders in securities that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own securities as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquired the securities in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold the securities other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are partnerships and other pass-through entities (and investors in such partnerships and entities); (i) are subject to special tax accounting rules; (j) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of our outstanding shares; (k) are U.S. expatriates or former long-term residents of the U.S.; or (l) are subject to taxing jurisdictions other than, or in addition to, the United States. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of the securities.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax consequences to such entity or arrangement and the owners of such entity or arrangement generally will depend on the activities of such entity or arrangement and the status of such owners. This summary does not address the tax consequences to any such entity or arrangement or owner. Owners of entities or arrangements that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisor regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of the securities.

U.S. Federal Income Tax Consequences of the Acquisition of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a Unit or instruments similar to a Unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a Unit should be treated for U.S. federal income tax purposes as the acquisition of a Common Share and a Common Warrant (in the case of a Common Unit) or a Common Warrant and a Pre-Funded Warrant (in the case of a Pre-Funded Unit). The purchase price for each Unit will be allocated between a Common Share and a Common Warrant (in the case of a Common Unit) or a Common Warrant and a Pre-Funded Warrant (in the case of a Pre-Funded Unit) in proportion to their relative fair market values at the time such securities are issued to the U.S. Holder. Each investor must make his or her own determination of such value based on all the relevant facts and circumstances. This allocation of the purchase price for each such Unit will establish a U.S. Holder’s initial tax basis for U.S. federal income tax purposes in the Common Share and a Common Warrant (in the case of a Common Unit) or a Common Warrant and a Pre-Funded Warrant (in the case of a Pre-Funded Unit) that comprise each such type of Unit. Any disposition of a Unit should be treated for U.S. federal income tax purposes as a disposition of a Common Share and a Common Warrant (in the case of a Common Unit) or a Common Warrant and a Pre-Funded Warrant (in the case of a Pre-Funded Unit) and the amount realized on the disposition should be allocated between the Common Share and the Common Warrant (in the case of a Common Unit) or the Common Warrant and the Pre-Funded Warrant (in the case of a Pre-Funded Unit) based on their respective relative fair market values at the time of disposition (as determined by each such Unit holder based on all relevant facts and circumstances).

The foregoing treatment of the Unit and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the Units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a Unit (including alternative characterizations of a Unit). The balance of this discussion assumes that the characterization of the Units described above is respected for U.S. federal income tax purposes.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, we believe a Pre-Funded Warrant should be treated as a separate class of common shares for U.S. federal income tax purposes and a U.S. Holder of Pre-Funded Warrants should generally be taxed in the same manner as a holder of Common Shares except as described below. Accordingly, no gain or loss should be recognized upon the exercise of a Pre-Funded Warrant and, upon exercise, the holding period of a Pre-Funded Warrant should carry over to the Warrant Shares received. Similarly, the tax basis of the Pre-Funded Warrant should carry over to the Warrant Shares received upon exercise, increased by the exercise price of US$0.0001 per share. However, such characterization is not binding on the IRS, and the IRS may treat the Pre-Funded Warrant as warrants to acquire Common Shares. If so, the amount and character of a U.S. Holder’s gain with respect to an investment in Pre-Funded Warrant could change, and a U.S. Holder may not be entitled to make the “QEF Election” or “Mark-to-Market Election” described below to mitigate PFIC consequences in the event that we are classified as a PFIC. Accordingly, each U.S. Holder should consult its own tax advisor regarding the risks associated with the acquisition of a Pre-Funded Warrant pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Passive Foreign Investment Company Rules

If we are considered a “passive foreign investment company” within the meaning of Section 1297 of the Code (a “PFIC”) at any time during a U.S. Holder’s holding period, the following sections will generally describe the potentially adverse U.S. federal income tax consequences to U.S. Holders of the acquisition, ownership, and disposition of the securities.

In any year in which we are classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621.

We generally will be a PFIC for any tax year in which (a) 75% or more of our gross income for such tax year is passive income (the “PFIC income test”) or (b) 50% or more of the value of our assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the “PFIC asset test”). “Gross income” generally includes sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a foreign corporation’s commodities are stock in trade or inventory, depreciable property used in a trade or business, or supplies regularly used or consumed in the ordinary course of its trade or business, and certain other requirements are satisfied.

For purposes of the PFIC income test and PFIC asset test described above, if we own, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, we will be treated as if we (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, “passive income” does not include any interest, dividends, rents, or royalties that are received or accrued by us from a “related person” (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.

Under certain attribution rules, if we are a PFIC, U.S. Holders will be deemed to own their proportionate share of any of our subsidiaries which is also a PFIC (a “Subsidiary PFIC”), and will generally be subject to U.S. federal income tax under the “Default PFIC Rules Under Section 1291 of the Code” discussed below on their proportionate share of any (i) distribution on the shares of a Subsidiary PFIC and (ii) disposition or deemed disposition of shares of a Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of the securities are made. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of the securities.

Based on our current operations, income, assets and certain estimates and projections, including as to the relative values of our assets, including goodwill, which is based on the expected price of our Common Shares, we believe that we were not a PFIC for the taxable year ended March 31, 2023. The determination of our status as a PFIC for the taxable year ending March 31, 2024 cannot be made at this time. The determination of PFIC status for any year is very fact specific, being based on the types of income we earn and the types and value of our assets from time to time, all of which are subject to change, as well as, in part, the application of complex U.S. federal income tax rules, which are subject to differing interpretations. As a result, there can be no assurance in this regard, and the IRS may challenge our classification. Accordingly, it is possible that we may be classified as a PFIC in a past year, in the current taxable year, or in future years. If we are classified as a PFIC in any year during which a U.S. Holder holds the securities, we generally will continue to be treated as a PFIC as to such U.S. Holder in all succeeding years, regardless of whether we continue to meet the PFIC income test or PFIC asset test discussed above.

Default PFIC Rules Under Section 1291 of the Code

If we are a PFIC, the U.S. federal income tax consequences to a U.S. Holder of the acquisition, ownership, and disposition of the securities will depend on whether such U.S. Holder makes a “qualified electing fund” or “QEF” election (a “QEF Election”) or makes a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”) with respect to the Common Shares, Pre-Funded Warrants, or the Warrant Shares. A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election (a “Non-Electing U.S. Holder”) will be taxable as described below.

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code with respect to (a) any gain recognized on the sale or other taxable disposition of the securities and (b) any excess distribution received on the securities. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the securities, if shorter).

Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of the securities of a PFIC (including an indirect disposition of shares of a Subsidiary PFIC), and any excess distribution received on such securities (or a distribution by a Subsidiary PFIC to its shareholder that is deemed to be received by a U.S. Holder) must be ratably allocated to each day in a Non-Electing U.S. Holder’s holding period for the securities. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferential tax rates, as discussed below). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.

If we are a PFIC for any tax year during which a Non-Electing U.S. Holder holds the securities, it will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether it ceases to be a PFIC in one or more subsequent tax years. If we cease to be a PFIC, a Non-Electing U.S. Holder may terminate this deemed PFIC status with respect to the Common Shares, Pre-Funded Warrants, and Warrant Shares by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code as discussed above) as if such securities were sold on the last day of the last tax year for which we were a PFIC. No such election, however, may be made with respect to the Common Warrants.

Under proposed Treasury Regulations, if a U.S. Holder has an option, warrant, or other right to acquire stock of a PFIC (such as the Common Warrants), such option, warrant or right is considered to be PFIC stock subject to the default rules of Section 1291 of the Code. Under rules described below, the holding period for the Warrant Shares will begin on the date a U.S. Holder acquires the related Common Warrant. This will impact the availability of the QEF Election and Mark-to-Market Election with respect to the Warrant Shares. Thus, a U.S. Holder will have to account for the Warrant Shares, Common Shares and Pre-Funded Warrants under the PFIC rules and the applicable elections differently.

QEF Election

A U.S. Holder that makes a QEF Election for the first tax year in which its holding period of its Common Shares or Pre-Funded Warrants begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its Common Shares or Pre-Funded Warrants. However, a U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) our net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) our ordinary earnings, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) ”earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which we are a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by us. However, for any tax year in which we are a PFIC and have no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.

A U.S. Holder that makes a timely QEF Election generally (a) may receive a tax-free distribution from us to the extent that such distribution represents “earnings and profits” that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the Common Shares or Pre-Funded Warrants to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of Common Shares or Pre-Funded Warrant.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as “timely” for purposes of avoiding the default PFIC rules discussed above if such QEF Election is made for the first year in the U.S. Holder’s holding period for the Common Shares or Pre-Funded Warrants in which we were a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year.

A QEF Election will apply to the tax year for which such QEF Election is made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, we cease to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which we are not a PFIC. Accordingly, if we become a PFIC in another subsequent tax year, the QEF Election will be effective and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which we qualify as a PFIC.

As discussed above, under proposed Treasury Regulations, if a U.S. Holder has an option, warrant or other right to acquire stock of a PFIC (such as the Common Warrants), such option, warrant or right is considered to be PFIC stock subject to the default rules of Section 1291 of the Code. However, a U.S. Holder of an option, warrant or other right to acquire stock of a PFIC may not make a QEF Election that will apply to the option, warrant or other right to acquire PFIC stock. In addition, under proposed Treasury Regulations, if a U.S. Holder holds an option, warrant or other right to acquire stock of a PFIC, the holding period with respect to shares of stock of the PFIC acquired upon exercise of such option, warrant or other right will include the period that the option, warrant or other right was held.

Consequently, under the proposed Treasury Regulations, if a U.S. Holder of the Common Shares or Pre-Funded Warrants makes a QEF Election, such election generally will not be treated as a timely QEF Election with respect to Warrant Shares and the rules of Section 1291 of the Code discussed above will continue to apply with respect to such U.S. Holder’s Warrant Shares. However, a U.S. Holder of Warrant Shares should be eligible to make a timely QEF Election if such U.S. Holder makes a “purging” or “deemed sale” election to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such Warrant Shares were sold for fair market value. As a result of the “purging” or “deemed sale” election, the U.S. Holder will have a new basis and holding period in the Warrant Shares acquired upon the exercise of the Warrants for purposes of the PFIC rules. In addition, gain recognized on the sale or other taxable disposition (other than by exercise) of the Common Warrants by a U.S. Holder will be subject to the rules of Section 1291 of the Code discussed above. Each U.S. Holder should consult its own tax advisor regarding the application of the PFIC rules to the securities.

Upon the exercise of a Pre-Funded Warrant, a U.S. Holder may be required to make a new QEF Election with respect to the Warrant Shares received. Each U.S. Holder should consult its own tax advisor regarding the application of the QEF Election rules to the Pre-Funded Warrants and Warrant Shares upon exercise thereof.

If we determine that we are a PFIC for this year or any future taxable year, we can make no assurances that we would provide the information necessary for U.S. Holders to make a QEF Election. U.S. Holders should consult with their own tax advisors regarding the potential application of the PFIC rules to the ownership and disposition of the securities, and the availability of certain U.S. tax elections under the PFIC rules.

A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return. However, if we do not provide the required information with regard to us or any of our Subsidiary PFICs, U.S. Holders will not be able to make a QEF Election for such entity and will continue to be subject to the rules of Section 1291 of the Code discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election with respect to the Common Shares, Pre-Funded Warrants, and Warrant Shares only if such shares are marketable stock. The Common Shares and Warrant Shares generally will be “marketable stock” if the Common Shares and Warrant Shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to Section 11A of the Exchange Act or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange ensure active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be considered “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Provided that the Common Shares and Warrant Shares are “regularly traded” as described in the preceding sentence, such shares are expected to be marketable stock. There can be no assurance that such shares will be “regularly traded” in subsequent calendar quarters. U.S. Holders should consult their own tax advisors regarding the marketable stock rules. A Mark-to-Market Election will likely not be available with respect to the Common Warrants and Pre-Funded Warrants. Accordingly, each U.S. Holder should consult its own tax advisor regarding the availability of a Mark-to-Market Election with respect to the Common Warrants and Pre-Funded Warrants. The balance of this discussion generally assumes that a Mark-to-Market Election may be made with respect a Pre-Funded Warrant.

A U.S. Holder that makes a Mark-to-Market Election with respect to its Common Shares, Warrant Shares or Pre-Funded Warrants generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such Common Shares, Warrant Shares or Pre-Funded Warrants. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for the Common Shares, Warrant Shares or Pre-Funded Warrants and such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the Common Shares, Warrant Shares and Pre-Funded Warrants.

Any Mark-to-Market Election made by a U.S. Holder for the Common Shares will also apply to such U.S. Holder’s Warrant Shares. As a result, if a Mark-to-Market Election has been made by a U.S. Holder with respect to its Common Shares, any Warrant Shares received will automatically be marked-to-market in the year of exercise. Because, under the proposed Treasury Regulations, a U.S. Holder’s holding period for Warrant Shares includes the period during which such U.S. Holder held the Common Warrants, a U.S. Holder will be treated as making a Mark-to-Market Election with respect to its Warrant Shares after the beginning of such U.S. Holder’s holding period for the Warrant Shares unless the Warrant Shares are acquired in the same tax year as the year in which the U.S. Holder acquired its securities. Consequently, the default rules under Section 1291 described above generally will apply to the mark-to-market gain realized in the tax year in which Warrant Shares are received. However, the general mark-to-market rules will apply to subsequent tax years.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which we are a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Common Shares, Pre-Funded Warrants, and any Warrant Shares as of the close of such tax year over (b) such U.S. Holder’s tax basis in such securities. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (i) such U.S. Holder’s adjusted tax basis in the Common Shares, Pre-Funded Warrants, and any Warrant Shares, over (ii) the fair market value of such securities (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder’s tax basis in the Common Shares, Pre-Funded Warrants, and Warrant Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of such securities, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years).

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed U.S. federal income tax return. A timely Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the securities cease to be “marketable stock” or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the Common Shares, Pre-Funded Warrants, and Warrant Shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to eliminate the interest charge and other income inclusion rules described above with respect to deemed dispositions of Subsidiary PFIC stock or distributions from a Subsidiary PFIC to its shareholder.

Because the U.S. federal income tax characterization of the Pre-Funded Warrants is unclear, U.S. Holders of Pre-Funded Warrants should consult with their tax advisors as to the availability of a QEF Election or Mark-to-Market election with respect to the Pre-Funded Warrants.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of securities that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which the securities are transferred.

If finalized in their current form, the proposed Treasury Regulations applicable to PFICs would be effective for transactions occurring on or after April 1, 1992. Because the proposed Treasury Regulations have not yet been adopted in final form, they are not currently effective, and there is no assurance that they will be adopted in the form and with the effective date proposed. Nevertheless, the IRS has announced that, in the absence of final Treasury Regulations, taxpayers may apply reasonable interpretations of the Code provisions applicable to PFICs and that it considers the rules set forth in the proposed Treasury Regulations to be reasonable interpretations of those Code provisions. The PFIC rules are complex, and the implementation of certain aspects of the PFIC rules requires the issuance of Treasury Regulations which in many instances have not been promulgated and which, when promulgated, may have retroactive effect. U.S. Holders should consult their own tax advisors about the potential applicability of the proposed Treasury Regulations.

Certain additional adverse rules will apply with respect to a U.S. Holder if we are a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses the securities as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such securities.

In addition, a U.S. Holder who acquires securities from a decedent will not receive a “step up” in tax basis of such securities to fair market value.

Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with their own tax advisor regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisor regarding the PFIC rules (including the applicability and advisability of a QEF Election and Mark-to-Market Election) and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of the securities.

U.S. Federal Income Tax Consequences of the Exercise and Disposition of Common Warrants

The following discussion describes the general rules applicable to the ownership and disposition of the Common Warrants but is subject in its entirety to the special rules described above under the heading “Passive Foreign Investment Company Rules.”

Exercise of Common Warrants

A U.S. Holder should not recognize gain or loss on the exercise of a Common Warrant and related receipt of a Warrant Share (unless cash is received in lieu of the issuance of a fractional Warrant Share). A U.S. Holder’s initial tax basis in the Warrant Share received on the exercise of a Common Warrant should be equal to the sum of (a) such U.S. Holder’s tax basis in such Common Warrant plus (b) the exercise price paid by such U.S. Holder on the exercise of such Common Warrant. It is unclear whether a U.S. Holder’s holding period for the Warrant Share received on the exercise of a Common Warrant would commence on the date of exercise of the Common Warrant or the day following the date of exercise of the Common Warrant. If we are a PFIC, a U.S. Holder’s holding period for the Warrant Share for PFIC purposes will begin on the date on which such U.S. Holder acquired its Common Warrant. If the acquisition of a Pre-Funded Warrant is not treated as an acquisition of Common Shares for U.S. federal income tax purposes as described above in under the heading “Treatment of Pre-Funded Warrants”, then the foregoing rules described in this paragraph would also apply to the exercise of a Pre-Funded Warrant.

Disposition of Common Warrants

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a Common Warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in the Common Warrant sold or otherwise disposed of. Subject to the PFIC rules discussed above, any such gain or loss generally will be a capital gain or loss, which will be long-term capital gain or loss if the Common Warrant is held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Expiration of Common Warrants Without Exercise

Upon the lapse or expiration of a Common Warrant, a U.S. Holder will recognize a loss in an amount equal to such U.S. Holder’s tax basis in the Common Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Common Warrants are held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Certain Adjustments to the Common Warrants

Under Section 305 of the Code, an adjustment to the number of Warrant Shares that will be issued on the exercise of the Common Warrants, or an adjustment to the exercise price of the Common Warrants, may be treated as a constructive distribution to a U.S. Holder of the Common Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in the “earnings and profits” or our assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to the shareholders). Adjustments to the exercise price of Common Warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Common Warrants should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property. (See more detailed discussion of the rules applicable to distributions made by us at ”— Distributions on the Common Shares, Pre-Funded Warrants, and Warrant Shares” below).

General Rules Applicable to U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of the Common Shares, Pre-Funded Warrants, and Warrant Shares

The following discussion describes the general rules applicable to the ownership and disposition of the Common Shares, Pre-Funded Warrants, and Warrant Shares, but is subject in its entirety to the special rules described above under the heading “Passive Foreign Investment Company Rules.”

Distributions on the Common Shares, Pre-Funded Warrants, and Warrant Shares

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Common Share,

Pre-Funded Warrant, or Warrant Share (as well as any constructive distribution on a Common Warrant as described above) will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of our current and accumulated “earnings and profits”, as computed under U.S. federal income tax principles. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if we are a PFIC for the tax year of such distribution or the preceding tax year. To the extent that a distribution exceeds our current and accumulated “earnings and profits,” such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in such securities and thereafter as gain from the sale or exchange of such securities (see “Sale or Other Taxable Disposition of the Common Shares, Pre-Funded Warrants and Warrant Shares” below). However, we may not maintain the calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder may be required to assume that any distribution by us with respect to such securities will constitute ordinary dividend income. Dividends received on such securities generally will not be eligible for the “dividends received deduction” generally applicable to corporations. Subject to applicable limitations and provided we are eligible for the benefits of the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended, or the Common Shares or Warrant Shares are readily tradable on a United States securities market, dividends paid by us to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that we not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of the Common Shares, Pre-Funded Warrants, and Warrant Shares

Upon the sale or other taxable disposition of the Common Shares, Pre-Funded Warrants, or Warrant Shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in such securities sold or otherwise disposed of. Gain or loss recognized on such sale or other taxable disposition generally will be long-term capital gain or loss if, at the time of the sale or other taxable disposition, such securities have been held for more than one year. Preferential tax rates may apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Additional Tax Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency or on the sale, exchange or other taxable disposition of the securities generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). If the foreign currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in foreign currency and engages in a subsequent conversion or other disposition of the foreign currency may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the securities (or with respect to any constructive dividend on the Common Warrants) generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid or accrued (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Accordingly, each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.

Net Investment Income Tax

U.S. Holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold. A U.S. Holder’s “net investment income” generally includes, among other things, dividends and net gains from disposition of property (other than property held in the ordinary course of the conduct of a trade or business). Accordingly, dividends on and capital gain from the sale, exchange or other taxable disposition of the securities may be subject to this additional tax. U.S. Holders are urged to consult their own tax advisors regarding the additional tax on passive income.

Information Reporting; Backup Withholding Tax

Under U.S. federal income tax laws certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person. U. S. Holders may be subject to these reporting requirements unless the securities are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file IRS Form 8938.

Payments made within the U.S., or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of the securities generally may be subject to information reporting and backup withholding tax, currently at the rate of 24%, if a U.S. Holder (a) fails to furnish its correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that it has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons, such as U.S. Holders that are corporations, generally are excluded from these information reporting and backup withholding tax rules. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of September 13, 2023, with respect to the beneficial ownership of our common shares by:

●	each of our directors;
●	each of the named executive officers;
●	all of our current directors and executive officers as a group; and
●	each person, or group of affiliated persons, known to us to be the beneficial owner of more than five percent of our common shares.

The column entitled “Beneficial Ownership of Common Shares” is based on a total of 603,100 common shares outstanding as of September 13, 2023.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our Common Shares. Common Shares subject to options that are currently exercisable or exercisable within 60 days of September 13, 2023 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the Common Shares beneficially owned by them, subject to community property laws, where applicable. Unless otherwise indicated below, the address for each natural person listed below is care of Neptune Wellness Solutions Inc., 100-545 Promenade du Centropolis, Laval, Quebec H7T 0A3 Canada.

	Beneficial Ownership of
	Common Shares
	Number of Shares	%
Named Executive Officers and Directors
Michael Cammarata(4)	19,282	2.2%
Lisa Gainsborg	—	—
John S. Wirt(5)	2,167	*
Joseph Buaron(6)	67	*
Michael De Geus(7)	67	*
Ronald Denis	—	—
Julie Phillips(8)	95	*
Philip Sanford(9)	153	*
All current executive officers and directors as a group (8 persons)	31,8310	2.6%

*	Denotes less than 1%.
(1)	Mr. Cammarata’s holdings consist of (i) 11,563 common shares held directly, and (ii) 7,719 common shares issuable pursuant to common share options that are exercisable within 60 days after September 13, 2023.
(2)	Mr. Wirt’s holdings consist of (i) 24 common shares owned by John S. Wirt IRA and (ii) 2,143 common shares issuable pursuant to common share options that are exercisable within 60 days after September 13, 2023.
(3)	Mr. Buaron’s holdings consist of (i) 37 common shares issuable pursuant to deferred share units that will be vested within 60 days after September 13, 2023, and (ii) 30 common shares issuable pursuant to common share options that are exercisable within 60 days after September 13, 2023.
(4)	Mr. De Geus’ holdings consist of (i) 5 common shares held directly, (ii) 37 common shares issuable pursuant to deferred share units that will be vested within 60 days after September 13, 2023 and (iii) 30 common shares issuable pursuant to common share options that are exercisable within 60 days after September 13, 2023.
(5)	Ms. Phillips’ holdings consist of (i) 45 common shares held directly, (ii) 26 common shares issuable pursuant to deferred share units that will be vested within 60 days after September 13, 2023 and (iii) 24 common shares issuable pursuant to common share options that are exercisable within 60 days after September 13, 2023.
(6)	Mr. Sanford’s holdings consist of (i) 141 common shares held directly and (ii) 12 common shares issuable pursuant to common share options that are exercisable within 60 days after September 13, 2023.

PLAN OF DISTRIBUTION

A.G.P./Alliance Global Partners, who we refer to herein as the Placement Agent, has agreed to act as our exclusive Placement Agent in connection with this offering subject to the terms and conditions of the Placement Agent agreement dated        , 2023. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. We will enter into a securities purchase agreement directly with the investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering.

We will deliver the securities being issued to each investor upon receipt of such investor’s funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus on or about September  , 2023.

We have agreed to indemnify the Placement Agent and specified other persons against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof, to the extent permitted by applicable law.

Fees and Expenses

We have engaged A.G.P./Alliance Global Partners as our exclusive placement agent in connection with this offering. This offering is being conducted on a “reasonable best efforts” basis and the Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent a fee based on the aggregate proceeds as set forth in the table below:

	Per Common Share and Accompanying Common Warrant	Per Pre- Funded Warrant and Accompanying Common Warrant	Total
Public offering price	$	$	$
Placement Agent fees(1)	$	$	$
Proceeds to us, before expenses(2)	$	$	$

(1)	We have agreed to pay the Placement Agent a cash placement commission equal to 5.5% of the aggregate proceeds from the sale of the Common Shares and Pre-Funded Warrants sold in this offering. We have also agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering.
(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Pre-Funded Warrants or Common Warrants being issued in this offering.

We have also agreed to reimburse the Placement Agent at closing (i) for legal and other expenses incurred by them in connection with the offering in an aggregate amount up to $100,000, and (ii) non-accountable expenses payable to the Placement Agent of up to $50,000. We estimate the total expenses payable by us for this offering, excluding the Placement Agent fees and expenses, will be approximately $0.4 million.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and
●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Listing

Our Common Shares are listed on The Nasdaq Capital Market under the trading symbol “NEPT.” We do not plan to list the Pre-Funded Warrants or the Common Warrants on The Nasdaq Capital Market or any other securities exchange or trading market.

Standstill

We have agreed that, subject to certain exceptions, (i) we will not conduct any issuances of our Common Shares for a period of 45 days following closing of this offering and that (ii) we will not enter into a variable rate transaction for a period of 12 months following the closing of this offering.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the investors, in consultation with the Placement Agent based on the trading of our Common Shares prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the industry in which we operate, our past and present operating results, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, the previous experience of our executive officers, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Discretionary Accounts

The Placement Agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Common Shares offered hereby, in accordance with all applicable securities laws. Any such short positions could adversely affect future trading prices of the Common Shares offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement or the securities purchase agreement, copies of which are attached to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

LEGAL MATTERS

Troutman Pepper Hamilton Sanders LLP has acted as our United States counsel in connection with this offering and will pass on certain legal matters with respect to United States law in connection with this offering. Osler, Hoskin & Harcourt LLP, Canadian counsel for the Company, has passed upon the validity of the Common Shares and Warrants offered by this prospectus and certain legal matters as to Canadian law. The Placement Agent is being represented by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York in connection with this offering.

EXPERTS

KPMG, an independent registered public accounting firm, audited the consolidated financial statements of Neptune as at and for the years ended March 31, 2023 and March 31, 2022, which consolidated financial statements have been included herein and in the registration statement in reliance on the report of KPMG, and upon the authority of said firm as experts in accounting and auditing. The audit report contains an explanatory paragraph that states there is substantial doubt about Neptune Wellness Solutions Inc.’s ability to continue as a going concern, including that it requires funding in the very near term in order to continue its operations and if it is unable to obtain funding in the very near term, it may have to cease operations and liquidate its assets. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On May 25, 2023, our Audit Committee approved the engagement of Berkowitz Pollack Brant Advisors + CPAs (“BPB”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended March 31, 2024. Accordingly, KPMG, the Company’s prior independent registered public accounting firm was informed that it would be dismissed upon completion of their audit of the Company’s consolidated financial statements as of and for the year ended March 31, 2023 and the issuance of their report thereon, which occurred on July 14, 2023.

As disclosed in the Form 8-K filed on May 30, 2023, KPMG’s report on the Company’s consolidated balance sheet as of March 31, 2022, the related consolidated statements of loss and comprehensive loss, changes in equity and cash flows for the year ended March 31, 2022 and the related notes to the financial statements did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: KPMG’s report contained separate paragraphs stating that (i) there is substantial doubt about the Company’s ability to continue as a going concern, including that the Company requires funding in the very near term in order to continue its operations. If the Company is unable to obtain funding in the upcoming days, it may have to liquidate its assets, and (ii) the retroactive adoption of U.S. generally accepted accounting principles and the change in reporting currency to U.S. dollars applied retrospectively.

During the period from April 1, 2021 through May 30, 2023, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements if not resolved to KPMG’s satisfaction would have caused KPMG to make reference to the subject matter of the disagreement in connection with its report. However, there were reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act. The reportable events are the material weaknesses as described by the Company in Item 9A of the Company’s Annual Report on Form 10-K for the year ended March 31, 2022 and updated in Item 4 of our Quarterly Reports of fiscal 2023, relating to:

The Company did not effectively design, implement and operate effective process-level control activities related to its key processes (such as the financial reporting process (including consolidation and journal entries), the purchase to pay process (including cutoff), the inventory process, the order to cash process and the equity process (financial instruments and stock-based compensation), account level assertions and disclosures, including entity level controls and information technology general controls (“ITGCs”).

Further, there were inadequate controls over user and privileged access to information technology (IT) systems for multiple components to adequately restrict access to appropriate finance and IT personnel and enforce appropriate segregation of duties. As a result, process-level automated control activities and manual control activities that are dependent upon information derived from IT systems were also ineffective. The pervasive nature of these deficiencies contributed to the other material weaknesses below:

●	Inadequate oversight processes and procedures to guide individuals in applying internal control over financial reporting to prevent or timely detect material accounting errors and ensuring adherence to applicable accounting standards.
●	Ineffective risk assessment process, including (i) potential for fraud and (ii) identification and assessment of changes in the business that could impact our system of internal controls.

●	Ineffective design and implementation of control activities, general controls over technology and deployment of policies and procedures.
●	Relevant and quality information to support the functioning of internal controls was not consistently generated, used, or reviewed by the Company.
●	The Company did not sufficiently select, develop, and perform ongoing evaluations to determine that components of internal control are present and functioning.
●	The evaluation and communication process of internal control deficiencies was not timely.
●	Inability to prepare on a timely basis the financial statements, supporting accounting records and account reconciliations.
●	Lack of sufficient complement of personnel with an appropriate level of knowledge and experience.

During the period from April 1, 2021 to March 31, 2023, and the interim period through May 25, 2023, the Company did not consult BPB with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by BPB that BPB concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

We provided KPMG with a copy of the disclosures made by us in response to Item 304(a) of Regulation S-K under the Exchange Act, and requested that KPMG furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by us in response to Item 304(a) of Regulation S-K under the Exchange Act and, if not, stating the respects in which it does not agree. A letter from KPMG is attached hereto as Exhibit 16.1.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the Registration Statement/prospectus and our exhibits.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at www.neptunecorp.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus. We are incorporating by reference the documents listed below (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary), which we have already filed with the SEC:

(a)	Our Annual Report on Form 10-K for the year ended March 31, 2023, filed with the SEC on July 17, 2023;
(b)	Our Quarterly Report on Form 10-Q, as amended, for the quarter ended June 30, 2023, filed with the SEC on September 6, 2023;
(c)	Our Current Reports on Form 8-K, filed with the SEC on April 3, 2023, May 10, 2023, May 16, 2023, May 26, 2023, May 30, 2023, July 18, 2023, August 7, 2023, August 22, 2023, August 25, 2023, and September 8, 2023; and
(d)	The description of our common shares included in our Form 10-K for the fiscal year ended March 31, 2023, including any amendment or report filed for the purpose of updating that description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Information in the documents referred to above that are incorporated by reference in this prospectus that were filed prior to the 1-for-40 Share Consolidation that became effective on September 6, 2023 do not reflect the effect of the Share Consolidation.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:

Neptune Wellness Solutions Inc.

545 Promenade du Centropolis, Suite 100

Laval, Québec, Canada, H7T 0A3

Up to 1,170,568 Common Shares

Up to 1,170,568 Pre-Funded Warrants to Purchase up to 1,170,568 Common Shares

Up to 1,170,568 Common Warrants to Purchase up to 1,170,568 Common Shares

Up to 2,341,136 Common Shares Underlying the Common Warrants and Pre-Funded Warrants

PRELIMINARY PROSPECTUS

Sole Placement Agent

A.G.P.

The date of this prospectus is   , 2023.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses payable by the registrant in connection with the offering described in this registration statement. All amounts are estimates except the SEC registration fee.

SEC registration fee	$1,543
FINRA filing fee	3,500
Accounting fees and expenses	115,000
Legal fees and expenses	200,000
Miscellaneous	20,000
Total	$340,043

Item 14. Indemnification of Directors and Officers

Under the Business Corporations Act (Québec) (the “QBCA”), a corporation must indemnify a director or officer of the corporation, a former director or officer of the corporation or any other person who acts or acted at the corporation’s request as a director or officer of another group, against all costs, charges and expenses reasonably incurred in the exercise of their functions, including an amount paid to settle an action or satisfy a judgment, or arising from any investigative or other proceeding in which the person is involved if (1) the person acted with honesty and loyalty in the interest of the corporation or, as the case may be, in the interest of the other group for which the person acted as director or officer or in a similar capacity at the corporation’s request; and (2) in the case of a proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that his or her conduct was lawful. The corporation must also advance moneys to such a person for the costs, charges and expenses of a proceeding referred to above. In the event that a court or any other competent authority judges that the conditions set out in (1) and (2) are not fulfilled, the corporation may not indemnify the person and the person must repay to the corporation any moneys advanced for such purposes. Furthermore, the corporation may not indemnify such person if the court determines that the person has committed an intentional or gross fault. In such a case, the person must repay to the corporation any moneys advanced. A corporation may also, with the approval of the court, in respect of an action by or on behalf of the corporation or other group as referred to above, against such a person, advance the necessary moneys to the person or indemnify the person against all costs, charges and expenses reasonably incurred by the person in connection with the action, if the person fulfills the conditions set out in this paragraph.

In accordance with and subject to the QBCA, the by-laws of the Registrant provide that the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant, or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his or her heirs and legal representatives, to the extent permitted by the QBCA, as set forth above.

The Registrant maintains directors’ and officers’ liability insurance which insures the directors and officers of the Registrant and its subsidiaries against certain losses resulting from any wrongful act committed in their official capacities for which they become obligated to pay, to the extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

Note Purchase Agreement

On January 12, 2023, the Company entered into a Note Purchase Agreement with certain purchasers pursuant to which it issued and sold $4 million in aggregate principal amount of senior secured promissory notes. Under the terms of the Note Purchase Agreement, the Company issued to the purchasers 21,251 January 2023 Warrants registered in a registration statement on Form S-1 (File No. 333-268196) filed with the SEC on November 7, 2022, as amended on November 9, 2022 and January 30, 2023 and declared effective on February 1, 2023. The January 2023 Warrants and the Common Shares underlying the January 2023 Warrants were issued in a private placement under Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D promulgated thereunder. Each January 2023 Warrant is exercisable for one Common Share at an exercise price of $21.20 per share. The January 2023 Warrants are immediately exercisable and expire five years from the issuance date.

A holder (together with its affiliates) may not exercise any portion of the January 2023 Warrants to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of the Company’s outstanding Common Shares immediately after exercise, as such percentage ownership is determined in accordance with the terms of the January 2023 Warrant. The January 2023 Warrants are subject to full ratchet anti-dilution protection with respect to the first offering, if any, of securities registered under the Securities Act of 1934, as amended, with net proceeds of at least $5,000,000 consummated by the Company subsequent to the initial closing, as well as customary adjustments for the term of the warrants.

In January 2023, the Company issued 1,792 common shares to the Company’s financial advisor in connection with its strategic review. The common shares were issued in a private placement under Section 4(a)(2) under the Securities Act as consideration for the services provided by the financial advisor.

Registered Direct Offering and Concurrent Private Placement

On October 6, 2022, the Company entered into a purchase agreement with certain institutional investors, pursuant to which the Company agreed to issue and sell, in the October 2022 RDO 80,214 of its Common Shares and 160,429 Series E Warrants through the October 2022 Private Placement. The combined purchase price of each Common Share and accompanying Warrants was $74.80. The Purchase Agreement contains customary representations, warranties, covenants and indemnification rights and obligations of the Company and each of the purchasers. The October 2022 Offerings closed on October 11, 2022. A.G.P./Alliance Global Partners served as exclusive Placement Agent in connection with the October 2022 Offerings.

The Company received gross proceeds of approximately $6.0 million in connection with the October 2022 Offerings, before deducting placement agent fees and related offering expenses. The net proceeds to the Company from the October 2022 Offerings, after deducting the placement agent fees and expenses, and the Company’s estimated offering expenses, were approximately $5.15 million.

The Common Shares were offered by the Company pursuant to a registration statement on Form S 3 (File No. 333 267070) filed with the SEC and declared effective by the SEC on September 23, 2022, and a prospectus supplement thereto dated October 11, 2022.

The Series E Warrants and the Common Shares underlying the Series E Warrants sold in the October 2022 Private Placement were issued in a private placement under Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D promulgated thereunder Each Series E Warrant is exercisable for one Common Share at an exercise price of $64.80 per share. The Series E Warrants are immediately exercisable and expire five years from the issuance date. A holder (together with its affiliates) may not exercise any portion of the Series E Warrant or Pre-Funded Warrant, as applicable, to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of the Company’s outstanding Common Shares immediately after exercise, as such percentage ownership is determined in accordance with the terms of the Series E Warrant.

In lieu of making the cash payment otherwise contemplated to be made to the Company upon exercise of a Series E Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Common Shares determined according to a formula set forth in the Series E Warrants, provided that such cashless exercise shall only be permitted if a registration statement registering the issuance of the Common Shares underlying the Series E Warrants is not effective at the time of such exercise or if the prospectus to which the registration statement is a part is not available for the issuance of Common Shares to the Series E Warrant holder.

In July and September 2022, the Company issued to two accredited investors an aggregate of 10,236 common shares in connection with loans to Sprout Foods, Inc. Additionally, on March 10, 2023, the Company issued to one accredited investor warrants to purchase up to an aggregate of 2,778 common shares in connection with a loan to Sprout Foods, Inc. On July 13, 2022, the Company issued an amended and restated secured promissory note in favor of NH Expansion Credit Fund Holdings LP, an investment fund managed by Morgan Stanley Expansion Capital, in the principal amount of $13,000,000. The amended note amended and restated the prior promissory note in the principal amount of $10,000,00 in connection with a loan of an additional $3,000,000 to Sprout from Morgan Stanley Expansion Capital. The common shares and warrants were issued in private placements under Section 4(a)(2) under the Securities Act.

In June 2022, the Company issued 178 common shares to the Company’s financial advisor in connection with its proposed divestiture of our Canadian cannabis business. The common shares were issued in a private placement under Section 4(a)(2) under the Securities Act as consideration for the services provided by the financial advisor.

In October 2020, the Company issued 11,575 common shares and 7,528 warrants to purchase common shares at an offering of $3,024 per share to institutional investors for gross proceeds of $35 million. The warrants and the common shares underlying the warrants were issued in a private placement under Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D promulgated thereunder.

The Company’s use of proceeds from the above referenced offerings is for general corporate purposes.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

The exhibits listed below are filed as part of this registration statement.

Exhibit No.	Description of Exhibit
3.1

Translation of Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-3 filed on January 28, 2022, and incorporated by reference herein)

3.2

Translation of Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 13, 2022, and incorporated by reference herein)

3.3	Amended & Restated General By-Law (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 27, 2022, and incorporated by reference herein)
3.4	Advance Notice By-Law (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form F-3 filed on January 28, 2022, and incorporated by reference herein)
4.1	Specimen Common Share Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed on July 8, 2022, and incorporated by reference herein)
4.2

Amended and Restated Promissory Note, dated July 13, 2022, issued in favor of NH Expansion Credit Fund Holdings LP by Sprout Foods, Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 13, 2022, and incorporated by reference herein)

4.3

Form of Pre-Funded Common Share Purchase Warrant (March 2022 Pre-Funded Warrant) (incorporated by reference to Exhibit 99.4 to the Company’s Form 6-K filed on March 14, 2022, and incorporated by reference herein)

4.4	Form of Series A Common Share Purchase Warrant (incorporated by reference to Exhibit 99.5 to the Company’s Form 6-K filed on March 14, 2022, and incorporated by reference herein)
4.5	Form of Series B Common Share Purchase Warrant (incorporated by reference to Exhibit 99.6 to the Company’s Form 6-K filed on March 14, 2022, and incorporated by reference herein)
4.6	Form of Series C and D Common Share Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 24, 2022, and incorporated by reference herein)
4.7

Form of Pre-Funded Common Share Purchase Warrant (June 2022 Pre-Funded Warrant) (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on June 24, 2022, and incorporated by reference herein)

4.8	Form of Series E Common Share Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 12, 2022, and incorporated by reference herein)
4.9

Amendment No. 1 to Series C Common Stock Purchase Warrant between Neptune Wellness Solutions Inc. and Armistice Capital Master Fund Ltd, dated October 6, 2022 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on October 12, 2022, and incorporated by reference herein)

4.10

Form of Warrant, dated January 12, 2023 (including a schedule of all executed warrants adopting the same form in respect of each of the purchasers) (January 2023 Warrant) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated January 13, 2023)

4.11**	Form of Common Warrant
4.12**	Form of Pre-Funded Warrant

4.13	Form of Warrant Amendment, dated May 15, 2023 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K dated May 16, 2023)
5.1**	Opinion of Osler, Hoskin & Harcourt LLP
10.1#	Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form F-3 filed on January 28, 2022, and incorporated by reference herein)
10.2#	Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form F-3 filed on January 28, 2022, and incorporated by reference herein)
10.3#	Form of Stock Option Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form F-3 filed on January 28, 2022, and incorporated by reference herein)
10.4#	Form of Award Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form F-3 filed on January 28, 2022, and incorporated by reference herein)
10.5#

Form of Indemnification Agreement between the Registrant and its directors and officers (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form F-3 filed on January 28, 2022, and incorporated by reference herein)

10.6#

Employment Agreement by and between the Registrant and Michael Cammarata dated July 7, 2019 (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form F-3 filed on January 28, 2022, and incorporated by reference herein)

10.7#†

Letter Agreement by and between the Registrant and Michael Cammarata dated November 14, 2021 (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form F-3 filed on January 28, 2022, and incorporated by reference herein)

10.8#

Interim Services Agreement by and among the Registrant, CSuite Financial Partners and Randy Weaver dated September 23, 2021 (incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form F-3 filed on January 28, 2022, and incorporated by reference herein)

10.9#

Employment Agreement by and between the Registrant and John Wirt dated August 10, 2021 (incorporated by reference to Exhibit 10.9 to the Company’s Registration Statement on Form F-3 filed on January 28, 2022, and incorporated by reference herein)

10.10

Amended and Restated Secured Promissory Note issued by Sprout Foods, Inc. to NH Expansion Credit Fund Holdings LP, dated July 13, 2022 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 18, 2022, and incorporated by reference herein)

10.11#

Employment Agreement by and between the Registrant and Raymond Silcock dated June 13, 2022 (incorporated by reference to the Company’s Current Report on Form 8-K filed on June 14, 2022, and incorporated by reference herein)

10.12

Form of Securities Purchase Agreement, dated March 10, 2022, between Neptune Wellness Solutions Inc., and each purchaser identified therein (incorporated by reference to Exhibit 99.2 to the Company’s Form 6-K filed on March 14, 2022, and incorporated by reference herein)

10.13

Securities Purchase Agreement, dated June 21, 2022, by and between Neptune Wellness Solutions Inc. and certain institutional investors (incorporated by reference to Exhibit 10.12 to the Company’s Registration Statement on Form S-1, as amended, filed on November 7, 2022, and incorporated by reference herein).

10.14

Securities Purchase Agreement between Neptune Wellness Solutions Inc. and the Purchasers, dated October 6, 2022 (incorporated by reference to Exhibit 10.13 to the Company’s Registration Statement on Form S-1, as amended, filed on November 7, 2022, and incorporated by reference herein).

10.15

Leak-Out Agreement between Neptune Wellness Solutions Inc. and the Purchasers, dated October 6, 2022 (incorporated by reference to Exhibit 10.14 to the Company’s Registration Statement on Form S-1, as amended, filed on November 7, 2022, and incorporated by reference herein).

10.16

Letter Agreement between Neptune Wellness Solutions Inc. and A.G.P./Alliance Global Partners, dated March 10, 2022 (incorporated by reference to Exhibit 99.3 to the Company’s Form 6-K filed on March 14, 2022, and incorporated by reference herein)

10.17

Placement Agency Agreement between Neptune Wellness Solutions Inc. and A.G.P./Alliance Global Partners (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on October 12, 2022, and incorporated by reference herein)

10.18

Asset Purchase Agreement by and among N Real Estate L.P., Neptune Wellness Solutions Inc., 9354-7537 Quebec Inc. and PurCann Pharma Inc., dated October 16, 2022 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed October 18, 2022, and incorporated by reference herein)

10.19

Stock Purchase Agreement by and among Sprout Foods, Inc., Neptune Growth Ventures, Inc. and NH Expansion Credit Fund Holdings LP, dated February 10, 2021 (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed August 15, 2022, and incorporated by reference herein)

10.20

First Amendment to Stock Purchase Agreement by and among Sprout Foods, Inc., Neptune Growth Ventures, Inc. and NH Expansion Credit Fund Holdings LP, dated July 13, 2022 (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q filed August 15, 2022, and incorporated by reference herein)

10.21

Note Purchase Agreement, dated January 12, 2023, by and among the Company and each of the Purchasers named therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated January 13, 2023)

10.22

Form of Promissory Note, dated January 12, 2023 (including a schedule of all executed promissory notes adopting the same form in respect of each of the Purchasers) (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated January 13, 2023)

10.23

Registration Rights Agreement, dated January 12, 2023, by and among the Company and each of the Purchasers named therein (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K dated January 13, 2023)

10.24

Invoice Purchase and Security Agreement between Sprout Foods, Inc. and the Alterna Capital Solutions LLC dated effective January 20, 2023 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated January 26, 2023)

10.25

Commercial Guaranty by the Company in favor of Alterna Capital Solutions LLC dated effective January 20, 2023 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated January 26, 2023)

10.26

Waiver and First Amendment to Note Purchase Agreement, dated March 9, 2023, by and among the Company and each of the Purchasers named therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 14, 2023)

10.27

Waiver and Second Amendment to Note Purchase Agreement, dated May 22, 2023, by and among the Company and each of the Purchasers named therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 26, 2023)

10.28

Third Amended and Restated Stockholders’ Agreement, dated as of February 10, 2021, by and among Sprout Foods, Inc., Neptune Growth Ventures, Inc., NH Expansion Credit Fund Holdings L.P., and the other Stockholders listed on the signature pages thereto (incorporated by reference to Exhibit 10.28 to the Company’s Registration Statement on Form S-1, as amended, filed on May 9, 2023)

10.29

Form of Securities Purchase Agreement, dated May 15, 2023, between Neptune Wellness Solutions Inc., and each purchaser identified therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 15, 2023)

10.30

Placement Agency Agreement between Neptune Wellness Solutions Inc. and A.G.P./Alliance Global Partners (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 16, 2023)

10.31

Amendment to Invoice Purchase and Security Agreement between Sprout Foods, Inc. and the Alterna Capital Solutions LLC dated effective April 21, 2023 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 10, 2023)

10.32

Inventory Finance Rider between Sprout Foods, Inc. and the Alterna Capital Solutions LLC dated effective April 21, 2023 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated May 10, 2023)

10.33

Summary Restructuring Term Sheet, dated August 16, 2023, between the Company and NH Expansion Credit Fund Holdings L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q dated August 17, 2023)

10.34**	Form of Securities Purchase Agreement
10.35**

Third Amendment to Note Purchase Agreement dated as of September 8, 2023, between the Company, Neptune Growth Ventures, Inc., Sprout Foods, Inc., CCUR Holdings, Inc., as collateral agent, and the other Purchasers party thereto.

16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated May 30, 2023 (incorporated by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K dated May 30, 2023)
21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Registration Statement on Form S-1, as amended, filed November 7, 2022)
23.1**	Consent of Independent Registered Public Accounting Firm
23.2**	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page hereto)
101.INS*	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
101.SCH*	Inline XBRL Taxonomy Extension Schema Document
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document
107*	Filing Fee Table

#	Indicates a management contract or compensatory plan or arrangement.
†	Certain identified information has been excluded from the exhibit pursuant to Item 601(a) (6) and/or Item 601(b) (10) (iv) of Regulation S-K
*	Previously filed
**	Filed herewith

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and (iv) any other communication that is an offer in the offering made by the registrant to the purchaser.
(5)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6)	That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
(7)	That every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment has become effective, and that for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(9)	The undersigned registrant hereby undertakes that: (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective. (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the United States, on September 15, 2023.

NEPTUNE WELLNESS SOLUTIONS INC.

By:	/s/ Michael Cammarata
Michael Cammarata
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on September 15, 2023.

NAME	POSITION

/s/ Michael Cammarata
Michael Cammarata	President, Chief Executive Officer and Director

/s/ Lisa Gainsborg
Lisa Gainsborg	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

*
Julie Phillips	Director

*
Joseph Buaron	Director

*
Michael de Geus	Director

*
Dr. Ronald Denis	Director

*
Philip Sanford	Director

* Pursuant to Power of Attorney

By:	/s/ Michael Cammarata

Michael Cammarata
As Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this amended Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on September 15, 2023.

NEPTUNE WELLNESS SOLUTIONS INC.

By:	/s/ John Wirt
Name:	John Wirt
Title:	General Counsel